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                                                                  EXECUTION COPY





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                CAROLINA FREIGHT FUNDING CORPORATION, Transferor


                   CAROLINA FREIGHT CORPORATION, Servicer and


                  THE FIRST NATIONAL BANK OF CHICAGO, Trustee


                CAROLINA FREIGHT TRADE RECEIVABLES MASTER TRUST


                        POOLING AND SERVICING AGREEMENT




                          Dated as of December 1, 1993





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                               Table of Contents

                                                                            Page

                                  ARTICLE I

                                 DEFINITIONS

         SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.02.  Other Definitional Provisions . . . . . . . . . . .  20

                                  ARTICLE II

                           TRANSFER OF RECEIVABLES

         SECTION 2.01.  Transfer of Receivables . . . . . . . . . . . . . .  21
         SECTION 2.02.  Acceptance by Trustee . . . . . . . . . . . . . . .  22
         SECTION 2.03.  Representations and Warranties of the
                          Transferor Relating to the Transferor . . . . . .  23
         SECTION 2.04.  Representations and Warranties of the
                          Transferor Relating to this Agreement
                          and the Trust Assets  . . . . . . . . . . . . . .  26
         SECTION 2.05.  Affirmative Covenants of the Transferor . . . . . .  28
         SECTION 2.06.  Negative Covenants of the Transferor  . . . . . . .  31

                                 ARTICLE III

                 ADMINISTRATION AND SERVICING OF RECEIVABLES

         SECTION 3.01.  Acceptance of Appointment and Other
                          Matters Relating to the Servicer  . . . . . . . .  35
         SECTION 3.02.  Servicing Compensation; Servicer's
                          Expenses  . . . . . . . . . . . . . . . . . . . .  36
         SECTION 3.03.  Representations and Warranties of the
                          Servicer. . . . . . . . . . . . . . . . . . . . .  37
         SECTION 3.04.  Covenants of the Servicer.  . . . . . . . . . . . .  40
         SECTION 3.05.  Reports and Records for the Trustee.  . . . . . . .  43
         SECTION 3.06.  Annual Certificate of Servicer. . . . . . . . . . .  44
         SECTION 3.07.  Annual Servicing Report of Independent
                          Public Accountants. . . . . . . . . . . . . . . .  44
         SECTION 3.08.  Tax and Usury Treatment.  . . . . . . . . . . . . .  45
         SECTION 3.09.  Notices to Carolina Freight.  . . . . . . . . . . .  45
         SECTION 3.10.  Adjustments.  . . . . . . . . . . . . . . . . . . .  45
         SECTION 3.11.  Securities and Exchange Commission
                          Filings . . . . . . . . . . . . . . . . . . . . .  45

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                           Table of Contents (cont'd)

                                                                            Page

                                   ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND
                   ALLOCATION AND APPLICATION OF COLLECTIONS

         SECTION 4.01.  Rights of Certificateholders. . . . . . . . . . . .  46
         SECTION 4.02.  Establishment of Carolina Freight
                          Collection Accounts and Concentration
                          Account.  . . . . . . . . . . . . . . . . . . . .  47
         SECTION 4.03.  Allocation of Collections . . . . . . . . . . . . .  49

                                  ARTICLE V

                DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS . . . . . .  51


                                  ARTICLE VI

                               THE CERTIFICATES

         SECTION 6.01.  The Certificates. . . . . . . . . . . . . . . . . .  52
         SECTION 6.02.  Authentication of Certificates. . . . . . . . . . .  52
         SECTION 6.03.  Registration of Transfer and Exchange of
                          Certificates. . . . . . . . . . . . . . . . . . .  53
         SECTION 6.04.  Mutilated, Destroyed, Lost or Stolen
                          Certificates. . . . . . . . . . . . . . . . . . .  55
         SECTION 6.05.  Persons Deemed Owners.  . . . . . . . . . . . . . .  56
         SECTION 6.06.  Appointment of Paying Agent.  . . . . . . . . . . .  56
         SECTION 6.07.  Access to List of Certificateholders'
                          Names and Addresses.  . . . . . . . . . . . . . .  57
         SECTION 6.08.  Authenticating Agent. . . . . . . . . . . . . . . .  57
         SECTION 6.09.  New Issuances.  . . . . . . . . . . . . . . . . . .  59

                                 ARTICLE VII

                   OTHER MATTERS RELATING TO THE TRANSFEROR

         SECTION 7.01.  Obligations not Assignable. . . . . . . . . . . . .  61
         SECTION 7.02.  Limitations on Liability. . . . . . . . . . . . . .  61
         SECTION 7.03.  Indemnification of the Trustee, the
                          Trust and the Investor Certificateholders . . . .  61

                                 ARTICLE VIII

                    OTHER MATTERS RELATING TO THE SERVICER

         SECTION 8.01.  Liability of the Servicer.  . . . . . . . . . . . .  64

                                                                   Page

SECTION 8.02.   Merger or Consolidation of, or
                  Assumption of the Obligations of, the
                  Servicer. . . . . . . . . . . . . . . . . . . . . . . . . 64
SECTION 8.03.   Limitations on Liability. . . . . . . . . . . . . . . . . . 64
SECTION 8.04.   Servicer Indemnification. . . . . . . . . . . . . . . . . . 65
SECTION 8.05.   The Servicer Not to Resign. . . . . . . . . . . . . . . . . 66
SECTION 8.06.   Examination of Records. . . . . . . . . . . . . . . . . . . 66

                                  ARTICLE IX

                          EARLY AMORTIZATION EVENTS

SECTION 9.01.   Early Amortization Events.  . . . . . . . . . . . . . . . . 67
SECTION 9.02.   Additional Rights Upon the Occurrence of
                  any Early Amortization Event. . . . . . . . . . . . . . . 69

                                  ARTICLE X

                              SERVICER DEFAULTS

SECTION 10.01.  Servicer Defaults . . . . . . . . . . . . . . . . . . . . . 71
SECTION 10.02.  Trustee to Act; Appointment of
                  Successor Servicer. . . . . . . . . . . . . . . . . . . . 74
SECTION 10.03.  Notification to Certificateholders  . . . . . . . . . . . . 76

                                  ARTICLE XI

                                  THE TRUSTEE

SECTION 11.01.  Duties of Trustee. . . . . . . . . . . . . . . . . . . . .  77
SECTION 11.02.  Certain Matters Affecting the Trustee. . . . . . . . . . .  79
SECTION 11.03.  Trustee Not Liable for Recitals in Certificates. . . . . .  80
SECTION 11.04.  Trustee May Own Certificates.  . . . . . . . . . . . . . .  80
SECTION 11.05.  Compensation; Trustee's Expenses . . . . . . . . . . . . .  81
SECTION 11.06.  Eligibility Requirements for Trustee . . . . . . . . . . .  81
SECTION 11.07.  Resignation or Removal of Trustee. . . . . . . . . . . . .  82
SECTION 11.08.  Successor Trustee. . . . . . . . . . . . . . . . . . . . .  83
SECTION 11.09.  Merger or Consolidation of Trustee . . . . . . . . . . . .  83
SECTION 11.10.  Appointment of Co-Trustee or Separate Trustee  . . . . . .  83
SECTION 11.11.  Tax Returns. . . . . . . . . . . . . . . . . . . . . . . .  85
SECTION 11.12.  Trustee May Enforce Claims Without Possession
                  of Certificates. . . . . . . . . . . . . . . . . . . . .  85
SECTION 11.13.  Suits for Enforcement. . . . . . . . . . . . . . . . . . .  86
SECTION 11.14.  Rights of Certificateholders to Direct Trustee . . . . . .  86
SECTION 11.15.  Representations and Warranties of

                                                                           Page

                           Trustee. . . . . . . . . . . . . . . . . . . .   87
         SECTION 11.16.  Maintenance of Office or Agency. . . . . . . . .   87
         SECTION 11.17.  Monthly Report of Trustee  . . . . . . . . . . .   87

                                  ARTICLE XII

                                  TERMINATION

         SECTION 12.01.  Termination of Trust . . . . . . . . . . . . . .   88
         SECTION 12.02.  Final Distribution.  . . . . . . . . . . . . . .   88
         SECTION 12.03.  Transferor's Termination Rights. . . . . . . . .   89

                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS

         SECTION 13.01.  Amendment; Waiver of Early Amortization
                           Events . . . . . . . . . . . . . . . . . . . .   90
         SECTION 13.02.  Protection of Right, Title and Interest
                           to Trust . . . . . . . . . . . . . . . . . . .   91
         SECTION 13.03.  Limitation on Rights of
                           Certificateholders . . . . . . . . . . . . . .   92
         SECTION 13.04.  Governing Law; Jurisdiction; Consent to
                           Service of Process . . . . . . . . . . . . . .   94
         SECTION 13.05.  Notices; Payments. . . . . . . . . . . . . . . .   94
         SECTION 13.06.  Rule 144A Information. . . . . . . . . . . . . .   94
         SECTION 13.07.  Severability of Provisions . . . . . . . . . . .   95
         SECTION 13.08.  Assignment.  . . . . . . . . . . . . . . . . . .   95
         SECTION 13.09.  Certificates Nonassessable and Fully
                           Paid . . . . . . . . . . . . . . . . . . . . .   95

         SECTION 13.10.  Further Assurances.  . . . . . . . . . . . . . .   95
         SECTION 13.11.  Nonpetition Covenant.  . . . . . . . . . . . . .   95
         SECTION 13.12.  No Waiver; Cumulative Remedies.  . . . . . . . .   96
         SECTION 13.13.  Counterparts.  . . . . . . . . . . . . . . . . .   96
         SECTION 13.14.  Third-Party Beneficiaries. . . . . . . . . . . .   96
         SECTION 13.15.  Actions by Certificateholders. . . . . . . . . .   96
         SECTION 13.16.  Merger and Integration.  . . . . . . . . . . . .   96
         SECTION 13.17.  Headings.  . . . . . . . . . . . . . . . . . . .   97
         SECTION 13.18.  Construction of Agreement. . . . . . . . . . . .   97

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         EXHIBITS

         Exhibit A        Form of Transferor Certificate
         Exhibit B        Form of Annual Certificate of Servicer
         Exhibit C        Form of Carolina Freight Collection Account
                          Letter
         Exhibit D        Form of Rule 144A and Non-Rule 144A Letters

         SCHEDULE

         Schedule   I     Carolina Freight Collection Accounts
         Schedule  II     Accounting Periods
         Schedule III     Credit Policy Manual
         Schedule  IV     Information specified in Section 2.03(m)





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                 POOLING AND SERVICING AGREEMENT, dated as of December 1, 1993, among CAROLINA FREIGHT FUNDING CORPORATION, a North Carolina special purpose corporation, as Transferor, CAROLINA FREIGHT CORPORATION ("Carolina Freight"), a North Carolina corporation, as Servicer, and THE FIRST NATIONAL BANK OF CHICAGO, as Trustee.

                 In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Certificateholders to the extent provided herein:

                                  ARTICLE I

                                 DEFINITIONS

                 SECTION 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. All capitalized terms used herein but not defined shall have the meanings ascribed to them in the related Series Supplement.

                 "Accounting Period" shall mean any of the accounting periods so designated on Schedule II hereto.

                 "Act" shall mean the Securities Act of 1933, as amended from time to time.

                 "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person and, without limiting the generality of the foregoing, includes (A) any Person which beneficially owns or holds 5% or more of any class of voting securities of such designated Person or 5% or more of the equity interest in such designated Person and (B) any Person of which such designated Person beneficially owns or holds 5% or more of any class of voting securities or in which such designated Person beneficially owns or holds 5% or more of the equity interest. For the purposes of this definition, "control" when used with respect to any specified Person shall mean the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Aggregate Certificateholders' Interest" shall mean the aggregate of the Certificateholders' Interests for each Series.

                 "Aggregate Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the aggregate invested amount specified in the related Supplement.

                 "Agreement" shall mean this Pooling and Servicing Agreement, as the same may from time to time be amended, modified or otherwise supplemented, including, with respect to any Series or Class, the related Supplement.

                 "Amortization Date" with respect to any Series, shall have the meaning specified in the related Supplement.

                 "Amortization Period" shall mean, with respect to any Series, unless otherwise specified in the related Supplement, the period beginning on the day following the last day of the Revolving Period, and ending upon the payment in full to the Investor Certificateholders of such Series of the Aggregate Invested Amount with respect to such Series, all accrued and unpaid interest thereon and all other amounts owed to the Investor Certificateholders hereunder.

                 "Beneficiary" shall mean any of the holders of the Investor Certificates and any Enhancement Provider.

                 "Business Day" shall mean any day other than a Saturday or Sunday or any other day on which national banking associations or state banking institutions in New York, New York, Charlotte, North Carolina or the city in which the Corporate Trust Office is located are authorized or obligated by law, executive order or governmental decree to be closed.

                 "Canadian Receivables" shall mean United States dollar-denominated accounts receivable generated from sales to Canadian Obligors.

                 "Carolina Freight Collection Account" shall have the meaning specified in Section 4.02.

                 "Carolina Freight Collection Account Bank" shall have the meaning specified in Section 4.02.

                 "Carolina Freight Collection Account Letter" shall have the meaning specified in Section 4.02.

                 "Certificate" shall mean any one of the Investor Certificates or the Transferor Certificate.





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
                 "Certificate Rate" shall mean, with respect to any Series or Class, the certificate rate specified therefor in the related Supplement.

                 "Certificate Register" shall have the meaning specified in
Section 6.03(a).

                 "Certificateholder" or "Holder" shall mean an Investor Certificateholder or the Person in whose name the Transferor Certificate is registered in the Certificate Register.

                 "Certificateholders' Interest" shall have the meaning specified in Section 4.01(a).

                 "Class" shall mean, with respect to any Series, any one of the classes of Investor Certificates of that Series.

                 "Closing Date" shall mean, with respect to any Series, the Closing Date specified in the related Supplement.

                 "Collection Period" shall mean, with respect to any Distribution Date, the calendar month (or, in the case of the calendar month in which the date of this Agreement occurs, the portion of such calendar month following the Closing Date) immediately preceding the calendar month in which such Distribution Date occurs.

                 "Collections" shall mean (a) all cash payments by or on behalf of the Obligors deposited to any Carolina Freight Collection Account or Concentration Account, or received by the Servicer, in respect of Receivables in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment, and (b) all interest and other investment earnings (net of losses and investment expenses) on Collections (including without limitation funds on deposit in the Reserve Accounts) as a result of the investment thereof pursuant to Section 4.02.

                 "Concentration Account" shall have the meaning specified in
Section 4.02.

                 "Concentration Account Bank" shall initially be The First National Bank of Chicago, and shall have the meaning specified in Section 4.02.

                 "Concentration Amount" shall mean as of any date, with respect to each Concentration Limit, the product of (a) each such Concentration Limit and (b) the aggregate amount of Eligible Receivables owned by the Trust.

                  "Concentration Limit" shall mean, with respect to the following types of Receivables, the percentages of the amount of Eligible Receivables owned by the Trust set forth as follows: (a) Receivables of any single Obligor rated at least A or its equivalent by the Rating Agency, 6%; (b) Receivables of any single Obligor rated at least BBB or its equivalent by the Rating Agency, 4%; (c) Receivables of any single Obligor not rated or rated below BBB or its equivalent by the Rating Agency, 2.5%; (d) aggregate Canadian Receivables, 5%; (e) aggregate Government Receivables, 3%; and (f) aggregate Interline Receivables, 3%; provided, however, that the Transferor may adjust the level of any Concentration Limit (i) if such adjustment does not cause the Rating Agency, as confirmed in writing by the Rating Agency, to lower or withdraw its rating of any Series of Certificates and (ii) subject to any further conditions specified in any Series Supplement.

                 "Confidential Information" shall mean, in relation to any Person, any written information delivered or made available by or on behalf of Carolina Freight or the Transferor to such Person in connection with or pursuant to this Agreement or the transactions contemplated hereby which is proprietary in nature and clearly marked or identified as being confidential information, other than information (i) which was publicly known, or otherwise known to such Person, at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by such Person, or (iii) which otherwise becomes known to such Person other than through disclosure by Carolina Freight or the Transferor.

                 "Contract" shall mean an agreement between Carolina Freight or an Originating Subsidiary and a Obligor, containing terms pursuant to or under which such Obligor shall be obligated to pay from time to time for services performed or to be performed.

                 "Corporate Trust Office" shall have the meaning specified in
Section 11.16.

                 "Credit Policy Manual" shall mean those credit and collection policies and practices of Carolina Freight described in Schedule IV hereto and in effect on the date hereof relating to Receivables, as modified from time to time in compliance with Section 3.04(j).

                 "Cure Funds" shall have the meaning specified in the definition of the term "Cure Period" contained in this Section 1.01.

                 "Cure Period" shall mean the period (a) beginning on the day on which a Partial Amortization Period would otherwise





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
commence, if the Transferor shall have notified the Servicer in writing on such day that, until the end of the Cure Period, the Transferor shall (on such day and continuing on each day thereafter on which it receives any amount of Investor Collections or Transferor Collections pursuant to Section 4.02(a)) deposit all such amounts of Collections pro rata to the Reserve Account of each Series on the day collected (all such funds so deposited from time to time by the Transferor being "Cure Funds"), and (b) continuing until the earlier of:
(i) the day on which the Net Receivables Balance equals at least the sum of (A) the aggregate of the Loss and Dilution Reserves for all outstanding Series, (B) the aggregate of the Yield Reserves for all outstanding Series and (C) the Trust Aggregate Invested Amount (computed as if reduced by the amount of the Cure Funds held in the Reserve Accounts at such time); or (ii) the fifteenth day following the commencement of the Cure Period. The Transferor may, prior to the end of such fifteen day period, request the commencement of a Partial Amortization Period pursuant to clause (a) of the definition of Partial Amortization Period. Notwithstanding the foregoing, the Transferor may not deposit any Cure Funds to the Reserve Accounts at any time if such amount, together with the aggregate amount of Cure Funds previously deposited by the Transferor and held in the Reserve Accounts at such time, would exceed 30% of the Trust Aggregate Invested Amount at such time.

                 "Cut-Off Date" shall mean November 5, 1993.

                 "Default Ratio" shall mean, for any Accounting Period, the average of the ratios for each of the three most recently ended Accounting Periods (each expressed as a percentage) of (i) the aggregate principal balance, at the end of each such Accounting Period, of Receivables as to which any payment, or part thereof, remains unpaid for 169-196 days from the due date for such payment to (ii) the aggregate principal balance of all Receivables acquired by the Trust during the 7th preceding Accounting Period; provided, however, that prior to the eighth Accounting Period in 1994, such average ratio may not be lower than 2% for the purpose of computing the Dynamic Loss and Dilution Reserve Percentage.

                 "Defaulted Receivable" shall mean a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type constituting an Insolvency Event, (ii) as to which any payment, or part thereof, remains unpaid by the Obligor thereof for 85 days or more from the original due date for such payment specified in the relevant invoice, or
(iii) which, consistent with the Credit Policy Manual, would be written off as uncollectible.

                 "Deposit Date" shall mean each Business Day on which any Collections are deposited in the Concentration Account.

                 "Determination Date" shall mean, with respect to any Accounting Period, the tenth Business Day following the end of such Accounting Period.

                 "Determination Date Certificate" shall mean, with respect to any Determination Date and any Series, a report prepared by a Servicing Officer for such Determination Date as of the end of the immediately preceding Accounting Period in substantially the form set forth in the related Supplement.

                 "Diluted Receivable" shall mean, that portion of any Eligible Receivable which is either (a) reduced or cancelled as a result of (i) any failure by Carolina Freight to provide any services or otherwise to perform under the underlying Contract or invoice, (ii) any change in the terms of, or cancellation of, a Contract or invoice or any other adjustment by Carolina Freight which reduces the amount payable by the Obligor on the related Receivable or (iii) any set off in respect of any claim by an Obligor on the related Receivable or (b) subject to any specific dispute, offset, counterclaim or defense other than any offset or counterclaim which is customarily accepted by Carolina Freight (except the discharge in bankruptcy of the Obligor thereof).

                 "Dilution Ratio" shall mean as of any Accounting Period, the average of the ratios (each expressed as a percentage) for each of the three most recently ended Accounting Periods of (i) the aggregate principal balance of Diluted Receivables at the end of each such Accounting Period to (ii) the aggregate principal balance of all Receivables acquired by the Trust during each such Accounting Period.

                 "Discount Amount" shall mean, with respect to any Series, the amount set forth in the related Supplement.

                 "Distribution Date" shall mean, with respect to any Collection Period, the fifteenth day of the calendar month immediately following such Collection Period, or, if such day is not a Business Day, the next succeeding Business Day or such other day as set forth in the Supplement for a Series.

                 "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co. or its successor.

                 "Dynamic Loss and Dilution Reserve Percentage" shall mean as of any date a percentage equal to the sum of (a) 3 multiplied by the highest Default Ratio during the most recently ended thirteen Accounting Period interval plus (b) 3 multiplied by the highest Dilution Ratio during such thirteen Accounting Period interval.

                 "Early Amortization Event" shall have the meaning specified in
Section 9.01 and with respect to any Series shall also mean any Early Amortization Event specified in the related Supplement.

                 "Eligible Institution" shall mean a depository institution organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which at all times is a member of the FDIC, has a combined capital and surplus of at least $100,000,000 and satisfies two (2) of the following three (3) criteria: (i) has (A) a long-term unsecured debt rating of at least A3 or better by Moody's or (B) a certificate of deposit rating or short-term unsecured debt rating of P-1 by Moody's, (ii) has (A) a long-term unsecured debt rating of at least A- or better by S&P or (B) a certificate of deposit rating or short-term unsecured debt rating of A-1 by S&P and (iii) has
(A) a long-term unsecured debt rating of at least A- or better by Duff & Phelps or (B) a certificate of deposit rating or short-term unsecured debt rating of Duff-1 by Duff & Phelps.

                 "Eligible Investments" shall mean book-entry securities entered on the books of the registrar of such security and held in the name or on behalf of the Trustee, negotiable instruments or securities represented by instruments in bearer or registered form (registered in the name of the Trustee or its nominee) which evidence:

                 (a) direct obligations of and obligations fully guaranteed as to timely payment by, the United States of America;

                 (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks), subject to supervision and examination by Federal or state banking or depository institution authorities, and having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term unsecured debt rating from S&P, Moody's and Duff & Phelps;

                 (c) commercial paper (having original maturities of no more than 270 days) having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term rating from S&P, Moody's and Duff & Phelps;

                 (d) investments in no load money market funds having a rating from each rating agency rating such fund in its highest investment category;

                 (e) notes or bankers' acceptances (having original maturities of no more than 270 days) issued by any depository institution or trust company referred to in clause (b) above; or

                 (f) The First National Bank of Chicago Corporate Trust Short Term Investment Fund, so long as it shall be rated by S&P, Moody's and Duff & Phelps as either AAAm, Aaa or Duff-1+, as an eligible investment for AAA rated transactions, or in the highest short term rating assigned by each such rating agency.

                 "Eligible Receivable" shall mean each Receivable or portion thereof:

                           (i) the Obligor of which is not an Affiliate of Carolina Freight or the Transferor;

                          (ii) as to which, at the time of the Transfer of such Receivable to the Trust, the Transferor or the Trust will have good and marketable title thereto free and clear from Liens except as created hereunder, and which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein (and in the proceeds thereof), or the grant of a first priority perfected "security interest" (within the meaning of the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created hereunder) therein (and in the proceeds thereof);

                         (iii) which is not a Defaulted Receivable or a Diluted Receivable;

                          (iv) which arose in the ordinary course of business of Carolina Freight or any of the Originating Subsidiaries and is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act, the Obligor of which is primarily liable with respect thereto;

                      (v) which is an "account" (within the meaning of Section 9-106 of the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created hereunder);

                     (vi) which is denominated and payable only in United States dollars in the United States or Canada;

                    (vii) the Obligor of which is a United States or Canadian resident;

                   (viii) which will at all times be the legal and assignable payment obligation of the Obligor of such Receivable, enforceable against such Obligor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                     (ix) which was created in compliance with, and which, at the time of the Transfer of such Receivable to the Trust, does not contravene in any material respect, any applicable Requirements of Law, and the Obligor on which is not in violation of any such Requirements of Law in any material respect with respect to such Receivable;

                      (x)  which satisfies all material applicable
         requirements of the Credit Policy Manual;

                     (xi) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable have been duly obtained, effected or given and are in full force and effect;

                    (xii) which is not subject to any specific waiver or modification except for a Receivable which is subject to a waiver or modification as permitted in accordance with the Credit Policy Manual and which waiver or modification is reflected in the Servicer's records and computer files relating thereto;

                   (xiii) which is not subject to any enforceable provision prohibiting the transfer or assignment of such payment obligation;

                    (xiv) the payment terms of which conform substantially to the provisions of the Credit Policy Manual of Carolina Freight as in effect on the Cut-Off Date; and

                     (xv) which is not categorized by the Transferor as an Unbilled, Collect Receivable.

                 "Eligible Servicer" shall mean Carolina Freight, the Trustee or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of trade receivables, (b) is legally qualified and has the capacity to service the Receivables and (c) has demonstrated the ability to professionally and competently service a portfolio of similar trade receivables in accordance with high standards of skill and care.

                 "Enhancement" shall mean the rights and benefits provided to the Investor Certificateholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement. The subordination of any Series or Class to any other Series or Class or of the Transferor's Interest to any Series or Class shall be deemed to be an Enhancement.

                 "Enhancement Agreement" shall mean any agreement, instrument or document governing the terms of any Enhancement of any Series or pursuant to which any Enhancement of any Series is issued or outstanding.

                 "Enhancement Provider" shall mean the Person providing any Enhancement, other than any Certificateholders (including any holder of the Transferor Certificate) the Certificates of which are subordinated to any Series or Class.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "Expected Final Payment Date" with respect to any Series shall have the meaning specified in the related Supplement.

                 "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

                 "Floating Allocation Percentage" with respect to each Series, shall have the meaning specified in the related Supplement.

                 "Government Receivable" shall mean a Receivable with respect to which the Obligor is the federal government of the United States or a political, administrative or regulatory subdivision thereof.

                 "Governmental Authority" shall mean any country or nation, any political subdivision of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

                 "Indemnified Amounts" shall have the meaning specified in
Section 7.03.

                 "Indemnified Party" shall have the meaning specified in
Section 7.03.

                 "Independent Public Accountants" means any of (a) Arthur Andersen & Co., (b) Deloitte & Touche, (c) Coopers & Lybrand, (d) Ernst & Young, (e) KMPG Peat Marwick and (f) Price Waterhouse, provided, that such firm is independent with respect to the Servicer within the meaning of the Act.

                 "Initial Aggregate Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the initial invested amount specified in the related Supplement.

                 "Insolvency Event" shall mean, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and, other than in a case in which such proceeding was instituted by an Affiliate of such Person, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such

Person in writing (as to which the Trustee shall have notice) of its inability to pay its debts generally, or the adoption by the Board of Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.

                 "Interest Period" shall mean, with respect to any Distribution Date except for the initial Distribution Date, the period from and including the preceding Distribution Date to but excluding such Distribution Date, and, in the case of the initial Distribution Date, the period from and including the Closing Date to but excluding such initial Distribution Date.

                 "Interline Receivable" shall mean a Receivable with respect to which the Obligor is a freight carrier for which Carolina Freight or an Originating Subsidiary has provided shipping services.

                 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

                 "Investor Certificate" shall mean any one of the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, in substantially the form attached to the related Supplement, other than the Transferor Certificate.

                 "Investor Certificateholder" shall mean the Person in whose name an Investor Certificate is registered in the Certificate Register.

                 "Investor Collections" with respect to each Series, shall have the meaning specified in the related Supplement.

                 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

                 "Loss and Dilution Reserve" shall mean, with respect to any Series, the amount set forth in the related Supplement.

                 "Loss to Liquidation Ratio" shall mean as to any date the ratio, expressed as a percentage, calculated by dividing (a) the aggregate Outstanding Balance of all Receivables written off as uncollectible in accordance with the Credit Policy Manual by Carolina Freight during the thirteen-month Accounting Period interval most recently ended by (b) the aggregate amount of Collections during such thirteen-month Accounting Period interval.

                 "Majority in Interest" shall mean with respect to each Series the Holders of Certificates evidencing 51% or more of the Certificateholders' Interest in such outstanding Series.

                 "Market Make Whole Premium" with respect to any Series, shall have the meaning specified in the related Supplement, if applicable.

                 "Moody's" shall mean Moody's Investors Service, Inc. or its successor.

                 "Net Receivables Balance" shall mean at any time the excess of
(a) the aggregate Outstanding Balance of Receivables that are Eligible Receivables at such time over (b) the Overconcentration Amount at such time.

                 "Notices" shall have the meaning specified in Section 13.05(a).

                 "Obligor" shall mean each Person who is obligated to pay for services provided by Carolina Freight or any of its Originating Subsidiaries which gave rise to a Receivable, including any guarantor of such Person's obligations.

                 "Officer's Certificate" shall mean, unless otherwise specified in this Agreement, a certificate signed by the President, any Vice President, the Chief Financial Officer, the Treasurer or Controller of the Transferor, or of the Servicer, or any Successor Servicer, as the case may be, and delivered to the Trustee.

                 "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Trustee.

                 "Originating Subsidiaries" shall mean Carolina Freight Carriers Corporation, a North Carolina corporation, G.I. Trucking Company, a California corporation, and Red Arrow Freight Lines, Inc., a Texas corporation, each a wholly-owned subsidiary of Carolina Freight.

                 "Outstanding Balance" of any Receivable at any time shall mean the then outstanding principal balance thereof.

                 "Overconcentration Amount" shall mean at any time the sum of the amounts, if any, by which the aggregate Outstanding Balance of Eligible Receivables of the types specified in clauses (a) through (f) of the definition of Concentration Limit owned by the Trust exceeds the aggregate of the Concentration Amounts.

                 "Partial Amortization Amount" shall mean, with respect to any Series and any Partial Amortization Period, an amount equal to the product of
(a) the related Series Allocation Percentage and (b) the amount by which the Net Receivables Balance is less than the sum of the amounts specified in clauses (b)(i)-(iii) of the definition of "Partial Amortization Period".

                 "Partial Amortization Period" shall mean, unless the Amortization Period shall have commenced prior thereto, either (a) during any Cure Period, the period beginning on the first Business Day following the Business Day on which the Transferor shall request the commencement of such period pursuant to the definition of Cure Period or (b) the period beginning on the Business Day on which the Net Receivables Balance falls below the sum of
(i) the aggregate of the Loss and Dilution Reserves for all outstanding Series,
(ii) the aggregate of the Yield Reserves for all outstanding Series and (iii) the Trust Aggregate Invested Amount (computed as if reduced by (A) the amount of Cure Funds held in the Reserve Accounts at such time and (B) Collections allocated to the Partial Amortization Amount and held in the Concentration Account), and continuing each day thereafter until the Net Receivables Balance shall be equal to or greater than the amount specified in clauses (i) through
(iii) above.

                 "Paying Agent" shall mean any paying agent appointed pursuant to Section 6.06.

                 "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity of similar nature.

                 "Principal Terms" shall mean, with respect to any Series: (a) the name or designation; (b) the initial principal amount (or method for calculating such amount); (c) the Certificate Rate (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating collections to Investor Certificateholders; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the issuer and terms of any form of Enhancement with respect thereto; (h) the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased or redeemed by the Transferor or remarketed to other investors; (i) the number of Classes of Investor Certificates of such Series and, if more than one Class, the rights and priorities of each such Class; (j) the Series Servicing Fee and the Series Trustee's Fee; (k) the Amortization Date and the Termination Date; and (l) any other terms of such Series.

                 "Purchase Price" shall have the meaning specified in the Receivables Purchase Agreement.

                 "Rating Agency" shall mean Duff & Phelps.

                 "Rating Agency Condition" shall mean, with respect to any action, that the Rating Agency, upon the written request of the Transferor, the Servicer or the Trustee, shall have notified such parties in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

                 "Receivable" shall mean an account receivable shown on the records of Carolina Freight as of the Cut-Off Date, and from time to time thereafter, arising from the providing of services by Carolina Freight or any of its Originating Subsidiaries in the ordinary course of business of Carolina Freight or the Originating Subsidiaries, including without limitation, all monies due or to become due and all Collections and other amounts received from time to time with respect to such Receivable and all proceeds (including, without limitation, "proceeds" as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest on the Receivables transferred hereunder) thereof and "Receivables" shall mean all such Receivables; provided, however, that the term "Receivable" shall not include
(a) as of the Cut-Off Date, accounts receivable which do not satisfy the conditions of clauses (vi) and (vii) of the definition of Eligible Receivable and (b) as of any subsequent date of Transfer to the Trust, accounts receivable which do not satisfy the conditions of clauses (vi) and (vii) of the definition of Eligible Receivable.

                 "Receivables Purchase Agreement" shall mean the agreement between Carolina Freight and the Transferor, dated as of the date hereof, governing the terms and conditions upon which the Transferor shall have acquired the Receivables transferred to the Trust on the Closing Date and all Receivables transferred to the Trust from time to time thereafter, as the same may from time to time be amended, modified or otherwise supplemented.

                 "Record Date" shall mean, with respect to any Distribution Date, the last day of the preceding calendar month.

                 "Requirements of Law" shall mean any law, treaty, rule or regulation, or final determination of an arbitrator or Governmental Authority, and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

                 "Reserve Account" with respect to each Series shall have the meaning specified in the related Supplement and "Reserve Accounts" shall refer to all the Reserve Accounts established for outstanding Series in accordance with the terms of the related Supplements.

                 "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee including any vice president, assistant vice president, secretary, assistant secretary, treasurer, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                 "Revolving Period" shall mean, with respect to any Series, the period specified in the related Supplement.

                 "S&P" shall mean Standard & Poor's Corporation or Standard & Poor's Ratings Group, as applicable, or the successor of either of them.

                 "Securities Act" shall mean the Securities Act of 1933, as amended.

                 "Series" shall mean any series of Investor Certificates.

                 "Series Account" shall mean any deposit, trust, escrow, reserve or similar account maintained for the benefit of the Investor Certificateholders or any Series or Class, as specified in any Supplement.

                 "Series Allocation Percentage" shall mean, with respect to any Series, the percentage equivalent of a fraction, the numerator of which is the Aggregate Invested Amount for such Series and the denominator of which is the Trust Aggregate Invested Amount.

                 "Series Cut-Off Date" shall mean, with respect to any Series, the date specified as such in the related Supplement.

                 "Series Issuance Date" shall mean, with respect to any Series, the date on which the Investor Certificates of such Series are to be originally issued in accordance with Section 6.09 and the related Supplement.

                 "Series Servicing Fee" shall mean, with respect to any Series, the amount specified in the applicable Supplement.

                 "Series Trustee's Fee" shall mean, with respect to any Series, the amount specified in the applicable Supplement.

                 "Service Transfer" shall have the meaning specified in Section 10.01.

                 "Servicer" initially shall mean Carolina Freight in its capacity as Servicer pursuant to this Agreement, and after any Service Transfer shall mean the Successor Servicer.

                 "Servicer Default" shall have the meaning specified in Section 10.01.

                 "Servicing Fee" shall have the meaning specified in Section 3.02(a).

                 "Servicing Officer" shall mean any officer or other employee of the Servicer or other agent of the Servicer who in any case is involved in, or responsible for, the administration and servicing of the Receivables and whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

                 "Successor Servicer" shall have the meaning specified in
Section 10.02(a).

                 "Supplement" shall mean, with respect to any Series, a supplement to this Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to
Article VI, and all amendments and supplements to this Agreement.

                 "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel who is not an employee of the Servicer or any Affiliate of the Servicer to the effect that, for federal and North Carolina (and any other State where substantial servicing activities in respect of Receivables are conducted by the Transferor or the Servicer if there is a substantial change from present servicing activities) state income and franchise tax purposes, (a) such action will not adversely affect the characterization of the Investor Certificates of any outstanding Series or Class as debt, (b) such action will not cause a taxable event to any Investor Certificateholder, (c) following such action the Trust should not be treated as an association (or publicly traded partnership) taxable as a corporation, (d) in the case of the original issuance of Certificates, the Investor Certificates should properly be characterized as debt for tax purposes, or if not debt, as an interest in a partnership and not in an association taxable as a corporation and (e) in the case of Section 6.09(b), the Investor Certificates of the new Series will be characterized as debt.

                 "Termination Notice" shall have the meaning specified in
Section 10.01.

                 "Transfer" shall have the meanings specified in Section 2.01, it being understood that the date of Transfer of any Receivable or other Trust Asset shall be the date on which such Receivable or other Trust Asset shall be created or otherwise arise and, in the case of such Receivable, be acquired by the Transferor under the Receivables Purchase Agreement.

                 "Transfer Agent and Registrar" shall have the meaning specified in Section 6.03.

                 "Transferor" shall mean Carolina Freight Funding Corporation, a North Carolina special purpose corporation.

                 "Transferor's Account" shall mean the special account (account number _____________________), under the dominion and control of the Transferor, for deposits by the Servicer pursuant to the applicable Supplement, maintained at the office of ____________ in _______, ________, or such other account at such other bank, under the dominion and control of the Transferor, as Transferor may designate for such purpose from time to time.

                 "Transferor Certificate" shall mean the certificate executed by the Transferor and authenticated by or on behalf of the Trustee, in substantially the form of Exhibit A hereto.

                 "Transferor Collections" shall mean, with respect to any date, that portion of the Collections deposited to the Concentration Account or received by the Servicer on such date equal to the product of (i) the Transferor Percentage on such date times (ii) the aggregate amount of such Collections.

                 "Transferor Interest" shall have the meaning specified in
Section 4.01(a).

                 "Transferor Percentage" shall mean at any time 100% minus the aggregate of the Floating Allocation Percentages of all outstanding Series at such time.

                 "Transferor Receivable" shall mean a Receivable acquired by the Transferor pursuant to the Receivables Purchase Agreement.

                 "Trust" shall mean the Carolina Freight Trade Receivables Master Trust created by this Agreement.

                 "Trust Aggregate Invested Amount" shall mean at any time the sum of the Aggregate Invested Amounts for all outstanding Series at such time.

                 "Trust Assets" shall have the meaning specified in Section
2.01.

                 "Trustee" shall mean The First National Bank of Chicago, in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.

                 "Trustee's Account" with respect to each Series, shall have the meaning specified in the related Supplement.

                 "Trustee's Fee" shall have the meaning specified in Section 11.05.

                 "Turnover Rate" shall mean, with respect to any date, the average of the percentage equivalent of a fraction for each of the three most recently ended Accounting Periods the numerator of which is the Net Receivables Balance as of the last day of each such Accounting Period and the denominator of which is the aggregate balance of Receivables transferred to the Trust during each such Accounting Period; provided, however, that with respect to any such Accounting Periods, or portion thereof, occurring prior to the Closing Date, the denominator of such fraction shall be the aggregate balance of Receivables originated by Carolina Freight during such Accounting Period or portion thereof.

                 "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any applicable or specified jurisdiction.

                 "Unbilled, Collect Receivable" shall mean a Receivable as to which both of the following conditions exist: (i) the Obligor is the consignee of the freight shipped and (ii) Carolina Freight or the appropriate Originating Subsidiary has not yet sent an invoice to the Obligor.

                 "Undivided Fractional Interest" with respect to each Series shall have the meaning specified in the related Supplement.

                 SECTION 1.02. Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                 (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and in effect from time to time. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation".

                                   ARTICLE II

                            TRANSFER OF RECEIVABLES

                 SECTION 2.01. Transfer of Receivables. (a) By execution of this Agreement, the Transferor does hereby transfer, assign, set-over and otherwise convey without recourse, except as expressly provided herein (the making of such transfer, assignment, set-over and conveyance being a "Transfer", and so to transfer, assign, set-over and otherwise convey being to "Transfer") to the Trust, for the benefit of the Certificateholders:

                 (i) all of the Transferor's right, title and interest in, to and under all Transferor Receivables existing at the close of business on the Cut-Off Date and thereafter created from time to time, and conveyed to the Transferor under the Receivables Purchase Agreement from time to time, until the termination of the Revolving Period of the last outstanding Series, and all monies due or to become due and all Collections and other amounts received from time to time with respect to such Transferor Receivables and all proceeds (including, without limitation, "proceeds" as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in the Transferor Receivables transferred hereunder) thereof; and

                 (ii) all of the Transferor's rights, remedies, powers and privileges under the Receivables Purchase Agreement.

Such property described in the preceding sentence, together with all monies from time to time on deposit in, and all Eligible Investments and other securities, instruments and other investments purchased from funds on deposit in, the Concentration Account and any Series Account, and any Enhancements shall constitute the assets of the Trust (collectively the "Trust Assets").

                 The foregoing Transfer does not constitute and is not intended to result in an assumption by the Trust, the Trustee or any Certificateholder of any obligation of the Servicer, Carolina Freight, the Transferor or any other Person in connection with the Receivables or under the Receivables Purchase Agreement or under any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligor. The foregoing Transfer to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such Transfer shall be construed accordingly.

                 The Transferor agrees to record and file from time to time, at its own expense, financing statements and other documents

(and amendments thereto, assignments thereof and continuation statements, when applicable) with respect to the Receivables and the other Trust
Assets now existing and hereafter created meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Transfers of the Receivables and the other Trust Assets to the Trust, and to deliver a file-stamped copy of such a financing statement or other document or other evidence of such filing to the Trustee on or prior to the Closing Date. The Trustee shall be under no obligation whatsoever to file such financing statements, documents, amendments, assignments or continuation statements, or to make any other filing under the UCC in connection with such Transfer.

                 Carolina Freight and the Transferor further agree, at their own expense, on or prior to the Closing Date to indicate in their electronic files that the Receivables have been conveyed, in the case of Carolina Freight, to the Transferor in accordance with the Receivables Purchase Agreement and, in the case of the Transferor, to the Trust in accordance with this Agreement for the benefit of the Certificateholders.

                 (b) The Trustee hereby agrees not to disclose to any Person any information delivered to the Trustee from time to time with respect to the Receivables or any Obligor except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trustee, (ii) as required in the performance of the Trustee's duties hereunder, (iii) as required in enforcing the rights of the Certificateholders or (iv) as provided in any Supplement. The Trustee agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality for such information and, in connection therewith, will allow the Transferor to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. The Trustee shall use its best efforts to provide the Transferor with notice at least five Business Days prior to any disclosure pursuant to this Section.

                 SECTION 2.02. Acceptance by Trustee. (a) The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest in and to the Trust Assets, now existing and hereafter created and transferred to the Trust pursuant to Section 2.01 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders.

                 (b) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

                 SECTION 2.03. Representations and Warranties of the Transferor Relating to the Transferor. The Transferor hereby represents and warrants to the Trust as of the date hereof and, by accepting on the date of the initial Transfer of Receivables the proceeds of such Transfer, as of such date, that:

                 (a) Organization and Good Standing. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has full power and authority to own its properties and conduct its business as presently owned or conducted, to execute, deliver and perform its obligations under this Agreement and the Receivables Purchase Agreement, and to execute and deliver to the Trustee pursuant hereto the Certificates.

                 (b) Due Qualification. The Transferor is duly qualified to do business and is in good standing as a corporation or foreign corporation, as applicable, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the Transferor's ability to perform its obligations hereunder, under the applicable Supplement or under the Receivables Purchase Agreement.

                 (c) Due Authorization. The execution, delivery and performance of this Agreement and the applicable Supplement and the Receivables Purchase Agreement by the Transferor, and the execution and delivery by the Transferor to the Trustee of the Certificates and the consummation by the Transferor of the transactions provided for in this Agreement and the applicable Supplement and the Receivables Purchase Agreement, have been duly authorized by all necessary corporate action on the part of the Transferor and this Agreement and the other documents and agreements executed in connection herewith have been duly executed and delivered on behalf of the Transferor.

                 (d) No Conflict. The Transferor's execution and delivery of this Agreement, the applicable Supplement, the Receivables Purchase Agreement and the Certificates, performance of the transactions contemplated by this Agreement and the applicable Supplement and the Receivables Purchase Agreement, and fulfillment of the terms hereof and thereof applicable to the Transferor, do not conflict with or violate any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound.

                 (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any Governmental Authority.

                 (f) Consents. No authorization, consent, license, order or approval of or registration or declaration with any Governmental Authority is required to be obtained, effected or given by the Transferor in connection with the execution and delivery of this Agreement, the applicable Supplement, the Receivables Purchase Agreement and the Certificates by the Transferor or its performance of its obligations under this Agreement, the applicable Supplement and the Receivables Purchase Agreement or the transactions contemplated hereby and thereby except for (i) the filings of the financing statements or other documents required to have been filed on or prior to the Closing Date pursuant to Section 2.01, all of which were so filed and are in full force and effect, and (ii) the filing of any amendments, assignments or continuation statements which may become applicable pursuant to Section 2.01.

                 (g) Liens on Properties. Except as created hereby, there are no Liens of any nature whatsoever on any Receivable. The Transferor is not a party to any contract, agreement, lease or instrument (other than this Agreement) the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of any Lien on any Receivable, or otherwise result in a violation of this Agreement.

                 (h) Contractual Obligations. (i) The Transferor is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument, or subject to any Requirements of Law, that would have an adverse effect on the ability of the Transferor to carry out its obligations under this Agreement, the applicable Supplement or the Receivables Purchase Agreement, and (ii) neither the Transferor nor, to the best of the knowledge of the Transferor, any other party is in default in any respect under or with respect to the Receivables Purchase Agreement or any other contract, agreement, lease or other instrument to which the Transferor is a party.

                 (i) Investment Company Act. The Transferor is not an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act.

                 (j) Locations. The chief place of business and chief executive office of the Transferor are located at the address of the Transferor referred to in Section 13.05, and the locations of the offices where the Transferor keeps the originals of its books, records and documents regarding the Receivables and the other Trust Assets are listed on Schedule 2.03(j) hereto (or at such other locations, notified to the Trustee in accordance with Section 2.05(e), in jurisdictions with respect to which all applicable action required by the last two paragraphs of Section 2.01 has been taken and completed).

                 (k) Tradenames. The legal name of the Transferor is as set forth on the signature page of this Agreement and the Transferor has no tradenames, fictitious names, assumed names or "doing business as" names.

                 (l)      Subsidiaries.  The Transferor has no subsidiaries.

                 (m) Information. (i) Each certificate, information, exhibit, financial statement, document, book or record or report furnished by the Transferor to the Trustee or the Servicer in connection with this Agreement and (ii) any information contained in a private placement memorandum, prospectus or other disclosure document including the documents set forth in
Schedule IV hereto regarding the Transferor provided by the Transferor to Investor Certificateholders is accurate in all material respects as of its date, when considered as a whole with other such documents, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                 (n) Solvency. The Transferor is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; the Transferor is currently repaying all of its indebtedness as such indebtedness becomes due; and, after giving effect to the transactions contemplated by this Agreement, the Transferor will have adequate capital to conduct its business.

                 (o) Compliance. The Transferor has complied in all material respects with all applicable laws, rules and orders with respect to it, its business and properties and all Receivables transferred to the Trust hereunder and the Contracts related thereto.

                 The representations and warranties set forth in this Section
2.03 shall survive the Transfer of the Receivables to the Trust and the issuance of the Certificates. Upon discovery by the Transferor, the Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Providers. The Trustee's obligations in respect of any such breach are limited as provided in Section 11.02(g).

                 SECTION 2.04. Representations and Warranties of the Transferor Relating to this Agreement and the Trust Assets. The Transferor hereby represents and warrants to the Trust as of the date hereof and, by accepting on the date of the initial Transfer of Receivables the proceeds of such Transfer, as of such date and, in the case of the representations and warranties contained in Sections 2.04(a), (b), (c), (e), (f) and (g) and
Section 2.04(d) below, by accepting on each date during the Revolving Period for any Series the proceeds of each Transfer of Receivables, as of such date, that:

                 (a) Enforceability. Each of this Agreement, the applicable Supplement and the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity). The Receivables Purchase Agreement is in full force and effect, and is not subject to any specific dispute, offset, counterclaim or defense.

                 (b) Valid Transfer. The Receivables Purchase Agreement creates a valid sale, transfer and assignment to the Transferor of all right, title and interest of Carolina Freight in and to the Receivables now existing and hereafter-created during the Revolving Period and the proceeds thereof. This Agreement constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created and purchased by the Transferor pursuant to the Receivables Purchase Agreement, and in and to all other Trust Assets and the proceeds thereof or, if this Agreement does not constitute such a transfer and assignment, constitutes a valid grant to the Trust of a first priority perfected "security interest" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in the Receivables and other Trust Assets created hereunder) in all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created and purchased by the Transferor pursuant to the Receivables Purchase Agreement, and in and to all other Trust Assets and the proceeds thereof which, in the case of existing Receivables and the other existing Trust Assets and the proceeds thereof, is enforceable (except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity, whether considered in a suit of law or in equity) by the Trustee upon execution and delivery of this Agreement, and which, in the case of the Receivables and all other Trust Assets hereafter created and the proceeds thereof, will be enforceable (except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity, whether considered in a suit of law or in equity) by the Trustee upon such creation. Upon the filing of the financing statements and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof and payment therefor, the Trust shall have an ownership or first priority perfected security interest in the Trust Assets and the proceeds thereof.

                 (c) No Claim or Interest. Except as otherwise provided in this Agreement and the applicable Supplement, neither the Transferor nor any Person claiming through or under the Transferor has any claim to or interest in the Concentration Account or any Series Account.

                 (d) Outstanding Balance; Net Receivables Balance. As of the Closing Date and on each Series Issuance Date, the Net Receivables Balance is at least equal to the sum of (i) the aggregate of the Loss and Dilution Reserves for all outstanding Series, (ii) the aggregate of the Yield Reserves for all outstanding Series and (iii) the Trust Aggregate Invested Amount (computed as if reduced by the aggregate amount of Cure Funds held in the Reserve Accounts of all outstanding Series).

                 (e) Liens. Each Receivable and all other Trust Assets have been Transferred to the Trust free and clear of any Lien except as created hereby or by the Receivables Purchase Agreement.

                 (f) Eligibility. (i) On the Closing Date each Receivable then existing satisfies the conditions in clauses (vi) and (vii) of the definition of Eligible Receivable and (ii) as of the date of Transfer to the Trust hereunder of each Receivable hereafter created, such Receivable will satisfy the conditions in clauses (vi) and (vii) of the definition of Eligible Receivable.

                 (g) Investment Company Act. Each Transfer of Receivables to the Trust hereunder constitutes a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act.

                 (h) Offering of Certificates. Neither the Transferor nor any agent acting on its behalf has, directly or indirectly, offered any Certificate or any similar security of the Transferor for sale to, or solicited any offer to buy any Certificate or any similar security of the Transferor from, or otherwise approached or negotiated with respect thereto, with any Person which, and neither the Transferor nor any agent acting on its behalf has taken or will take any action which, would subject the issuance or sale of any Certificate to the provisions of Section 5 of the Securities Act or to the qualification provisions of any securities or Blue Sky law of any applicable jurisdiction.

                 The representations and warranties set forth in this Section
2.04 shall survive the Transfer of the Receivables to the Trust and the issuance of the Certificates. Upon discovery by the Transferor, the Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Provider. The Trustee's obligations in respect of any such breach are limited as provided in Section 11.02(g).

                 SECTION 2.05. Affirmative Covenants of the Transferor. The Transferor hereby covenants that, until the termination of the Amortization
Period:

                 (a) Compliance with Law. The Transferor will comply in all material respects with all Requirements of Law applicable to the Transferor, its business and properties and the Trust Assets, where failure to comply would have a material adverse effect on the Trust Assets or the ability of the Transferor to perform its obligations hereunder or under the Receivables Purchase Agreement.

                 (b) Preservation of Corporate Existence. The Transferor will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to maintain such qualification would materially adversely affect
(i) the interests of the Trustee or of the Investor Certificateholders hereunder or in the Trust Assets, (ii) the collectability of the Receivables or
(iii) the ability of the Transferor to perform its obligations hereunder or under the Receivables Purchase Agreement.

                 The Transferor shall provide to the Trustee access to the documentation regarding the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of Certificateholders or by applicable statutes or regula-tions to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Transferor's normal security and confidentiality procedures and
(iv) at reasonably accessible offices in the continental United States designated by the Transferor.

                 (c) Keeping of Records and Books of Account. The Transferor will (i) keep proper books of record and account, which shall be maintained or caused to be maintained by the Transferor and shall be separate and apart from those of any Affiliate of the Transferor, in which full and correct entries shall be made of all financial transactions and the assets and business of the Transferor in accordance with generally accepted accounting principles consistently applied, and (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

                 (d) Location of Records. The Transferor will keep its chief place of business and chief executive office, and the office where it keeps the books, records and documents regarding the Trust Assets, at the address of the Transferor referred to in Section 13.05 or, upon 30 days' prior written notice to the Trustee, at any other location within the United States with respect to which all applicable action required by the last two paragraphs of Section 2.01 shall have been taken and completed.

                 (e) Maintenance of Separate Director. The Transferor will maintain at least one independent director who is not an officer, director or employee of (i) Carolina Freight or (ii) any Affiliate, or a parent, child, spouse or sibling of any such Person; provided, however, that if such independent director dies or resigns the Transferor shall have 30 days to replace that person with another independent director.

                 (f) Payment of Taxes, Etc. The Transferor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon it or any Trust Asset, or in respect of its income or profits therefrom, and any and all claims of any kind (including, without limitation, claims for labor, materials and supplies), except that no such amount need be paid if (i) such nonpayment could not subject any Indemnified Party to civil or criminal penalty or liability or involve any risk of the sale, forfeiture or loss of any of the property, rights or interests covered hereunder or under the Receivables Purchase Agreement, (ii) the charge or levy is being contested in good faith and by proper proceedings and (iii) the obligation to pay such amount is adequately reserved against in accordance with and to the extent required by generally accepted accounting principles.

                 (g) Reporting Requirements. The Transferor will furnish to the Trustee:

                     (i) as soon as possible and in any event (A) within two Business Days after becoming aware of the occurrence of each Early Amortization Event, each commencement of a Partial Amortization Period, and each event which, with the giving of notice or lapse of time or both, would constitute an Early Amortization Event, the statement of the chief administrative and credit officer of the Transferor setting forth details of such Early Amortization Event or Partial Amortization Period commencement or event and the action which the Transferor has taken and proposes to take with respect thereto, and (B) within two Business Days after the occurrence thereof, notice of any other event, development or information which is reasonably likely to materially adversely affect the ability of the Transferor to perform its obligations under this Agreement or the Receivables Purchase Agreement; and

                    (ii) promptly, from time to time, such other information, documents, records or reports respecting the Receivables, the other Trust Assets or the condition or operations, financial or otherwise, of the Transferor as the Trustee may from time to time reasonably request.

                 (h) Receivables Purchase Agreement. The Transferor will at its expense timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Receivables Purchase Agreement, maintain the Receivables Purchase Agreement in full force and effect, enforce the Receivables Purchase Agreement substantially in accordance with its terms and comply with its obligations under Contracts and invoices giving rise to Receivables.

                 (i) UCC Opinion. On or before March 31 of each calendar year, beginning with March 31, 1995, the Transferor shall deliver to the Trustee an Opinion of Counsel to the effect that no financing statements or continuation statements, other than those currently filed, are necessary to be filed by the Transferor or the Servicer in order to fully preserve and protect the interest of the Trustee, Transferor or any of the Certificateholders hereunder in and to the Receivables.

                 (j) Rating Maintenance. For so long as the Investor Certificates of any Series are outstanding, the Transferor shall cause the Rating Agency to maintain its rating of the Investor Certificates of each such Series.

                 SECTION 2.06. Negative Covenants of the Transferor. The Transferor hereby further covenants that, unless it shall have received the written consent of the Majority in Interest, until the termination of the Amortization Period:

                 (a) No Liens. Except for the Transfer hereunder and the security interest granted pursuant to Section 2.01(b), the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Trust Asset or any other property or asset of the Transferor (other than funds deposited to the Transferor's Account pursuant to the applicable Supplement), whether now existing or hereafter created, or any interest therein, and the Transferor shall defend the right, title and interest of the Trust in and to the Trust Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor.

                 (b) Activities of the Transferor. The Transferor will not engage in, enter into or be a party to any business, activity or transaction of any kind other than the businesses, activities and transactions contemplated and authorized by this Agreement or the Receivables Purchase Agreement or any document related hereto or thereto.

                 (c) Indebtedness. Except as provided herein or in the Receivables Purchase Agreement, the Transferor will not create, incur or assume any indebtedness (other than operating expenses incurred in the performance of its obligations under this Agreement) or sell or transfer any receivables to a trust or other Person which issues securities in respect of any such receivables.

                 (d) Guarantees. The Transferor will not become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.

                 (e) Investments. The Transferor will not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except for purchases of Receivables pursuant to the terms of the Receivables Purchase Agreement and investments in Eligible Investments in accordance with the terms of this Agreement.

                 (f) Extension or Amendment of Receivables. The Transferor will not extend, amend or otherwise modify (or consent or fail to object to any such extension, amendment or modification by Carolina Freight or the Servicer except as permitted in Section 3.01(c)) the terms of any Receivable, or amend, modify or waive (or consent or fail to object to any such amendment, modification or waiver by Carolina Freight or the Servicer) any payment term or condition of any invoice related thereto if the effect of such amendment, modification or waiver would impair the collectibility or delay the payment of any then existing Receivable. The Transferor will not rescind or cancel, or permit the rescission or cancellation of, any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority. Notwithstanding the foregoing provisions of this Section 2.06(f), each of the Transferor and Carolina Freight may extend, amend, modify, cancel or rescind (and the Transferor need not object to any such action by Carolina Freight) any Diluted Receivable in connection with a valid dispute.

                 (g)      Change in Corporate Name.  The Transferor will not
(i) make any change to its corporate name or principal place of business or use any tradenames, fictitious names, assumed names or "doing business as" names unless, prior to the effective date of any such name change, change in principal place of business, or use, the Transferor delivers to the Trustee such financing statements (Forms UCC-l and UCC-3) executed by the Transferor which the Trustee may reasonably request to reflect such name change or use, together with such other documents and instruments that the Trustee may reasonably request in connection therewith or (ii) change its jurisdiction of formation unless the Trustee shall have received from the Transferor (A) written notice of such change at least 30 days prior to the effective date thereof, and (B) prior to the effective date thereof, if requested by the Trustee, an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, as to such formation and the Transferor's valid existence and good standing and as to the matters referred to in the first sentence of
Section 2.04(a).

                 (h) Receivables Purchase Agreement. The Transferor will not (i) cancel or terminate the Receivables Purchase Agree-ment or consent to or accept any cancellation or termination thereof, (ii) amend or otherwise modify any term or condition of the Receivables Purchase Agreement or give any consent, waiver or approval thereunder, (iii) waive any default under or breach of the Receivables Purchase Agreement or (iv) take any other action under the Receivables Purchase Agreement not required by the terms thereof, in each case, to the extent that it would impair the value of any Trust Asset or the rights or interests of the Transferor thereunder or of the Trustee or the Investor Certificateholders hereunder or thereunder.

                 (i) Organization. Except as permitted by Section 2.06(j), the Transferor will not amend its articles of incorporation or bylaws.

                 (j) Maintenance of Separate Existence. The Transferor will not (i) fail to do all things necessary to maintain its existence as a corporation separate and apart from Carolina Freight and any Affiliate of Carolina Freight, and any Affiliate of the Transferor including, without limitation, conducting business correspondence in its own name, holding regular meetings of, or obtaining regular written consents from, its shareholders and Board of Directors and maintaining appropriate books and records; (ii) suffer any limitation on the authority of its own directors and officers to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its own directors and officers to act on its behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a corporation's own directors and officers would customarily be responsible;
(iii) fail to (A) maintain or cause to be maintained by an agent of the Transferor under the Transferor's control physical possession of all its books and records, (B) maintain capitalization adequate for the conduct of its business, (C) account for and manage all of its liabilities separately from those of any other Person, including, without limitation, payment by it of all payroll and other administrative expenses and taxes from its own assets, (D) segregate and identify separately all of its assets from those of any other Person, or (E) maintain offices through which its business is conducted separate from those of Carolina Freight and any Affiliates of Carolina Freight and any Affiliates of the Transferor (provided that, to the extent that the Transferor and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses); or (iv) commingle its funds with those of Carolina Freight or any Affiliate of Carolina Freight or any Affiliates of the Transferor, or use its funds for other than the Transferor's uses; provided, however, that collections on certain accounts receivable belonging to Carolina Freight may from time to time be deposited into the Carolina Freight Collection Accounts or the Concentration Account.

                 (k) Ownership; Merger. The Transferor will not (i) sell any shares of any class of its capital stock to any Person (other than Carolina Freight), or enter into any transaction of merger or consolidation, or convey or otherwise dispose of all or substantially all of its assets (except as contemplated herein) provided, that the Transferor shall not be prohibited from transferring or pledging the Transferor Certificate, or (ii) terminate, liquidate or dissolve itself (or suffer any termination, liquidation or dissolution), or (iii) acquire or be acquired by any Person, except indirectly in connection with a consolidation or merger of Carolina Freight (which consolidation or merger shall be permitted by Section 8.02 if Carolina Freight is then serving as the Servicer), in connection with which the Trustee shall have received an Opinion of Counsel, which counsel is not an employee of Carolina Freight or any of its Affiliates, that such consolidation or merger does not affect the separate existence of Transferor.

                                  ARTICLE III

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

                 SECTION 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer. (a) Carolina Freight agrees to act as the Servicer under this Agreement (subject to Article X) and the Certificateholders by their acceptance of the Certificates consent to Carolina Freight so acting as Servicer.

                 (b) The Servicer shall (subject to Article X) enforce its respective rights and interests in, to and under the Receivables and the other Trust Assets on behalf of the Trust. The Servicer shall service, administer and collect the Receivables and, in connection therewith, the Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit Policy Manual. The Servicer shall as soon as practicable turn over to the Transferor the collections of any receivable which is not a Transferor Receivable.

                 (c) Provided no Early Amortization Event or Servicer Default shall have occurred and be continuing, and no Partial Amortization Period shall have commenced and be continuing, the Servicer may, in accordance with the Credit Policy Manual, extend the maturity, adjust the Outstanding Balance, or otherwise modify the terms of any Defaulted Receivable or amend, modify or waive any payment term or condition of any invoice related thereto, all as it may determine to be appropriate to maximize Collections thereof, provided that, for all purposes hereunder, any such Receivable shall remain a "Defaulted Receivable" in the amount of its Outstanding Balance (without giving effect to any such extension, adjustment, amendment, modification or waiver) until paid or charged off as uncollectible.

                 (d) The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer or its designee is hereby authorized and empowered (i) to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Concentration Account, subject to the limitations set forth in Section 4.02 and as otherwise set forth in this Agreement, (ii) to instruct the Trustee to make withdrawals and payments from the Series Accounts, subject to the limitations set forth in
Section 4.02 and as otherwise set forth in this Agreement, (iii) to instruct the Trustee to take any action required or permitted under any Enhancement, (iv) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements, and (v) only with the prior consent of a Majority in Interest of the Investor Certificateholders, to subcontract with any other Person (at Servicer's expense) for servicing, administering or collecting the Receivables, provided that such Person shall not become Servicer hereunder and the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof. The Trustee shall execute any documents furnished by the Servicer which are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder and acceptable in form and substance to the Trustee. The Trustee shall, upon the written request of the Servicer, furnish the Servicer with any documents then in the Trustee's possession which are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                 (e) The Servicer shall not, and no Successor Servicer shall be obligated to, use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer or such Successor Servicer, as the case may be, in connection with servicing other trade receivables.

                 (f) The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor to or with the Trust and shall not be construed to be that of a joint venturer, partner, or agent, such that the acts of the Servicer are in any way vicariously attributable to the Trustee in its individual capacity prior to such time as the Trustee may serve as Servicer pursuant to the provisions of
Article X.

                 SECTION 3.02.  Servicing Compensation; Servicer's Expenses.

                 (a) Compensation. As full compensation for its servicing activities hereunder, the Servicer shall be entitled to receive a monthly servicing fee (the "Servicing Fee") for each Collection Period (or portion thereof) from the Closing Date until the termination of the Amortization Period, payable in arrears on the Distribution Date with respect to such Collection Period (or portion), in an amount equal to the aggregate of the

Series Servicing Fees specified in the Supplements. In the case of any Servicer other than Carolina Freight or any Affiliate thereof, the Servicing Fee may be a higher fee, as shall be agreed to by the Trustee in its sole discretion, but in no event in excess of a per annum fee equal to the product of 0.75% and the Trust Aggregate Invested Amount. The Servicing Fee shall be payable only from Investor Collections pursuant to, and subject to the priority of payment set forth in, the Supplements.

                 (b) Expenses. The Servicer's expenses include: first, the Trustee's Fee (to the extent not paid from Collections); then all documented expenses and liabilities (other than any liability of the Trust with respect to any amount payable solely out of Collections or any personal liability of the Trust to repay the Certificates) of the Trust not expressly stated herein to be for the account of the Certificateholders, including without limitation expenses related to enforcement of the Receivables and the other amounts due to the Trustee pursuant to Section 11.05, the reasonable fees and disbursements of independent accountants, and other fees and documented expenses including but not limited to the costs of filing UCC continuation statements; provided that, in no event shall the Servicer be liable for any federal, state or local income or franchise tax, or any interest or penalties with respect thereto, assessed on the Trust, the Trustee or the Certificateholders except as expressly provided herein. Such expenses shall be payable, first, from the Servicing Fee, and, second, to the extent not paid from the Servicing Fee, by the Transferor for its own account, and, third, to the extent the Transferor shall fail to pay any of such expenses, by the Servicer for its own account, and the Servicer shall not be entitled to any payment for any such expenses other than the Servicing Fee and reimbursement from the Transferor. In addition, to the extent not paid from the Servicing Fee, the Transferor shall pay for its own account, and, if the Transferor fails to do so, the Servicer will pay, all fees and expenses incurred by or on behalf of the Servicer in connection with its servicing activities hereunder (including without limitation expenses related to enforcement of the Receivables and the costs of a Service Transfer) or otherwise in connection herewith (including without limitation the fees and expenses set forth above), and the Servicer will not be entitled to any fee or other payment from, or claim on, any of the Trust Assets (other than the Servicing Fee and reimbursement from the Transferor). The Transferor's and Servicer's covenant to pay the expenses and disbursements provided for in this
Section 3.02(b) shall survive the termination of this Agreement.

                 SECTION 3.03. Representations and Warranties of the Servicer. Carolina Freight, as initial Servicer, hereby makes, and each Successor Servicer by acceptance of its appointment hereunder shall make, the following representations and warranties as of the date hereof and as of the date of the initial Transfer of Receivables (or, in the case of any Successor Servicer, the date of such appointment):

                 (a) Organization and Good Standing. The Servicer is a corporation or national banking association duly organized, validly existing and in good standing under the applicable laws of its jurisdiction of organization or incorporation and has, in all material respects, full power and authority to own its properties and conduct its receivables servicing business as such properties are presently owned and as such business is presently conducted and as is proposed to be conducted under this Agreement and the Receivables Purchase Agreement, and to execute, deliver and perform its obligations under this Agreement and the applicable Supplement.

                 (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which the servicing of the Receivables in accordance with the terms of this Agreement and any Supplement requires such qualification, except where failure to so qualify or to obtain such licenses or approvals would not have a material adverse effect on its ability to perform its obligations as Servicer under this Agreement and the applicable Supplement.

                 (c) Due Authorization. The Servicer's execution, delivery and performance of this Agreement and the applicable Supplement and the other agreements and instruments executed or to be executed by the Servicer as contemplated hereby have been duly authorized by all necessary action on the part of the Servicer.

                 (d) Binding Obligation. This Agreement and the applicable Supplement constitute a legal, valid and binding obligation of the Servicer enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws now and hereafter in effect affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                 (e) No Conflict. Except to the extent that any of the following actions would not materially, adversely affect the Servicer's performance of its obligations under this Agreement, the Servicer's execution and delivery of this Agreement, performance of the transactions contemplated by this Agreement and the applicable Supplement, and fulfillment of the terms hereof and thereof applicable to the Servicer, do not conflict with or violate any Requirements of Law applicable to the Servicer, or conflict with, result in any breach of any of the material enforceable terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound.

                 (f) No Proceedings. There are no proceedings or, to the best knowledge of the Servicer, investigations pending or threatened against the Servicer before any Governmental Authority (i) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability, of this Agreement and the applicable Supplement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement and the applicable Supplement, or (iii) seeking any determination or ruling that is reasonably likely to materially and adversely affect the financial condition or operations of the Servicer or the performance by the Servicer of its obligations under this Agreement and the applicable Supplement.

                 (g) No Consents. No authorization, consent, license, order or approval of or registration or declaration with any Governmental Authority is required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Agreement and the applicable Supplement by the Servicer or the performance of its obligations hereunder and thereunder.

                 (h) Carolina Freight Collection Accounts. The names, addresses and ABA numbers of all the Carolina Freight Collection Account Banks, together with the account numbers of the Carolina Freight Collection Accounts and the name of a contact person at such Carolina Freight Collection Account Bank, are specified in Schedule I hereto as of the Closing Date. Also specified in Schedule I hereto are the name, address and ABA numbers of the Concentration Account Bank, together with the account number and the name of a contact person for the Concentration Account as of the Closing Date.

                 (i) Payment Instructions. The Servicer has notified the Obligor on each Receivable to make payments on such Receivable to one of the Carolina Freight Collection Accounts.

                 The representations and warranties set forth in this Section
3.03 shall survive the Transfer of the Receivables to the Trust and the issuance of the Certificates. Upon a discovery by the Transferor, the Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties. The Trustee's obligations in respect of any such breach are limited as provided in Section 11.02(g).

                 SECTION 3.04. Covenants of the Servicer. The Servicer hereby covenants that, until the termination of the Amortization Period:

                 (a) Change in Accounts. The Servicer will not (i) terminate and substitute any Concentration Account (or make any change in its instructions to Carolina Freight Collection Account Banks regarding payments to be made to the Concentration Account) except as required pursuant to Section
4.02 or any Reserve Account except as required pursuant to the applicable Supplement or (ii) add or terminate any institution as a Carolina Freight Collection Account Bank from those listed in Schedule I hereto, except as otherwise permitted pursuant to Section 4.02 or unless the Trustee shall have received notice of such addition, termination or change and executed copies of Carolina Freight Collection Account Notices to each new Carolina Freight Collection Account Bank.

                 (b) Collections. In the event that the Servicer or any Affiliate thereof receives any Collections, the Servicer agrees to hold, or cause such Affiliate to hold, all such Collections in trust and to deposit, or cause such Affiliate to deposit, such Collections to the appropriate Collection Account as soon as practicable, but in no event later than two Business Days after receipt thereof.

                 (c) Compliance with Requirements of Law. The Servicer will duly satisfy in all material respects all obligations on its part to be fulfilled under or in connection with each Receivable, will maintain in effect all qualifications required under Requirements of Law in order properly to service each Receivable and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable.

                 (d) Extension or Amendment of Receivables. Except as permitted by Section 3.01(c), the Servicer will not extend, amend or otherwise modify (or consent or fail to object to any such extension, amendment or modification by Carolina Freight or the Transferor) the terms of any then existing Receivable, or amend, modify or waive (or consent or fail to object to any such amendment, modification or waiver by Carolina Freight or the Transferor) any payment term or condition of any invoice related thereto if the effect of any such amendment, modification or waiver would impair the collectibility or delay the payment of any Receivable. Except as permitted by Section 3.01(c), the Servicer will not rescind or cancel, or permit the rescission or cancellation of, any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority.

                 (e) Protection of Certificateholders' Rights. Except as authorized by this Agreement and the applicable Supplement, the Servicer will take no action which would impair the rights of Certificateholders in any Receivable or Trust Asset.

                 (f) Deposits to Concentration Account or any Series Account. The Servicer will not deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit, to the Concentration Account or any Series Account cash or cash proceeds other than Collections.

                 (g) Receivables Not To Be Evidenced by Promissory Notes. The Servicer will take no action to cause any Receivable to be evidenced by any "instrument" (as defined in the UCC of the State the law of which governs the perfection of the interest in such Receivable created hereunder), except in connection with its enforcement, in which event the Transferor shall deliver such instrument to the Trustee as soon as reasonably practicable but in no event more than three Business Days after execution thereof.

                 (h)  Reporting Requirements.  The Servicer will furnish to the
Trustee:

                          (i) as soon as possible and in any event (A) within three Business Days after becoming aware of the occurrence of each Servicer Default, each commencement of a Partial Amortization Period or Cure Period, and each event which, with the giving of notice or lapse of time or both, would constitute a Servicer Default, the statement of the chief financial officer or chief accounting officer setting forth details of such Servicer Default or commencement or event and the action which the Servicer has taken and proposes to take with respect thereto, and (B) within five Business Days after the occurrence thereof, notice of any other event, development or information which is reasonably likely to materially adversely affect the ability of the Servicer to perform its obligations under this Agreement; and

                          (ii) promptly, from time to time, such other information, documents, records or reports respecting the Receivables, the other Trust Assets or the condition or operations, financial or otherwise, of the Servicer as the Trustee may from time to time reasonably request.

                 The Servicer shall provide to the Trustee access to the documentation regarding the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of Certificateholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at reasonably accessible offices in the continental United States designated by the Servicer.

                 (i) Filing of Continuation Statements. The Servicer shall prepare and file such continuation statements and any other documents reasonably requested by the Trustee, Transferor or any of the Certificateholders or which may be required by law to fully preserve and protect the interest of the Trustee, Transferor or any of the Certificateholders hereunder in and to the Receivables.

                 (j) Change in its Credit Policy Manual. The Servicer shall comply with and perform its servicing obligations with respect to the Receivables in accordance with the Credit Policy Manual, except insofar as any failure to so comply or perform would not adversely affect the Certificateholders. Subject to compliance with all Requirements of Law, the Transferor or the Servicer, as applicable, may change the terms and provisions of the Credit Policy Manual only if (i) with respect to a material change of collection policies, the Rating Agency Condition is satisfied with respect thereto and (ii) with respect to a material change of collection procedures, no adverse effect on any Series of Certificate would result.

                 (k)  Change in Corporate Name.  The Servicer will not (i)
(if the Servicer is Carolina Freight) make any change to its company name or principal place of business or use any tradenames, fictitious names, assumed names or "doing business as" names unless, prior to the effective date of any such name change, change in principal place of business, or use, the Servicer delivers to the Trustee such financing statements (Forms UCC-l and UCC-3) executed by the Servicer which the Trustee may reasonably request to reflect such name change or use, together with such other documents and instruments that the Trustee may reasonably request in connection therewith or (ii) change its jurisdiction of incorporation unless the Trustee shall have received from the Servicer (A) written notice of such change at least 30 days prior to the effective date thereof, and (B) prior to the effective date thereof, if requested by the Trustee, an

Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, as to such incorporation and the Servicer's valid existence and good standing and as to the matters referred to in the first sentence of Section 2.04(a).

                 (l) Credit and Collection Policies. The Servicer will comply in all material respects with the Credit Policy Manual in regard to each Receivable.

                 (m) Receivables Purchase Agreement. The Servicer will at its expense timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Receivables Purchase Agreement, maintain the Receivables Purchase Agreement in full force and effect, enforce the Receivables Purchase Agreement in accordance with its terms, and make to any party to the Receivables Purchase Agreement, upon the Trustee's request, such reasonable demands and requests for information and reports or for action as the Servicer is entitled to make thereunder.

                 (n) The Servicer will notify the Obligor on each Receivable purchased by the Trust after the Closing Date to make payments on such Receivable to one of the Carolina Freight Collection Accounts.

                 SECTION 3.05.  Reports and Records for the Trustee.  (a)
Daily Records. On each Business Day, the Servicer shall make or cause to be made available at the office of the Servicer for inspection by the Trustee, any Enhancement Provider and each Investor Certificateholder upon request a record setting forth (i) the Collections in respect of the Receivables processed by the Servicer on the immediately preceding Business Day, (ii) the amount of Eligible Receivables as of the close of business on the immediately preceding Business Day and (iii) the Floating Allocation Percentage for each Series on the immediately preceding Business Day.

                 (b) Determination Date Certificate. On or before each Determination Date with respect to each outstanding Series, the Servicer shall deliver to the Rating Agency and the Trustee and the Trustee shall deliver to each Investor Certificateholder a Determination Date Certificate for such Determination Date substantially in the form set forth in the related Supplement.

                 (c) Servicing Information. For so long as Carolina Freight is the Servicer, the Servicer shall deliver to the Trustee at least once in every month (which will be in electronic format, if available) a copy of the Servicer's records with respect to the servicing of the Receivables; provided, that if the rating of the subordinated debt of Carolina Freight by S&P falls below B+, the Servicer shall deliver such servicing records to the Trustee at least once in every week.

                 SECTION 3.06. Annual Certificate of Servicer. On or before March 31 of each calendar year, beginning with March 31, 1994, the Servicer shall deliver to the Trustee, the Rating Agency and each Enhancement Provider an Officer's Certificate, executed by the chief financial officer of the Servicer, substantially in the form of Exhibit B hereto. A copy of each such certificate will be sent to each Investor Certificateholder by the Trustee.

                 SECTION 3.07. Annual Servicing Report of Independent Public Accountants. (a) On or before March 31 of each calendar year, beginning with March 31, 1994, the Servicer shall cause a firm of Independent Public Accountants (who may also render other services to the Servicer or the Transferor) to furnish a report (addressed to the Trustee) to the Trustee, the Servicer, the Rating Agency and each Enhancement Provider substantially to the effect that (i) such accountants have examined certain documents and records relating to the servicing of Receivables under this Agreement, compared the information contained in the Servicer's certificates delivered pursuant to
Section 3.05(b) during the period covered by such report with such documents and records and that, on the basis of such examination, and subject to such limitations and qualifications as may be reasonably set forth in such report, such accountants are of the opinion that the servicing has been conducted substantially in compliance with the terms and conditions as set forth in Articles III and IV of this Agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement and (ii) such accountants have compared the mathematical calculations of each amount set forth in the Servicer's certificates delivered pursuant to Section 3.05(b) during the period covered by such report with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. The Trustee will send a copy of each such report to each Investor Certificateholder.

         (b) As soon as practicable and in any event within 120 days after the close of each of its fiscal years, each of the Servicer and the Transferor shall deliver to the Rating Agency their annual audited financial statements (including balance sheets as of the end of such period, related revenue and expense statements, and a statement of cash flows) certified by

Independent Public Accountants and prepared in accordance with generally accepted accounting principles.

                 SECTION 3.08. Tax and Usury Treatment. The Transferor has entered into this Agreement, and the Investor Certificates have been (or will be) issued to and acquired by the Investor Certificateholders, with the intention that, for federal, state, foreign and local income and franchise tax and usury law purposes, the Investor Certificates will be indebtedness of the Transferor (or, if so provided in a Supplement, as an interest in a partnership) secured by the Receivables. The Transferor, by entering into this Agreement, and each Certificateholder, by the acceptance of its Certificate, agree to treat the Certificates for purposes of federal, state and local income and franchise taxes and for any other tax imposed on or measured by income and usury law purposes as indebtedness of the Transferor. In accordance with the foregoing, the Transferor agrees that it will report its income for such federal, state, foreign and local income or franchise taxes, or for purposes of any other taxes on or measured by income, on the basis that it is the owner of the Receivables. Furthermore the Trustee hereby agrees to treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust.

                 SECTION 3.09. Notices to Carolina Freight. In the event that Carolina Freight is no longer acting as Servicer, any Successor Servicer shall deliver or make available to Carolina Freight and the Transferor each certificate and report required to be delivered thereafter pursuant to Sections 3.05(b), 3.06 and 3.07.

                 SECTION 3.10. Adjustments. If the Servicer makes a mistake with respect to the amount of any Collection and deposits or pays an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Trustee's Account or Transferor's Account or paid to reflect such mistake and send written notice thereof to the Trustee. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

                 SECTION 3.11.  Securities and Exchange Commission Filings.
For so long as Carolina Freight is the Servicer, the Servicer shall deliver to the Trustee copies of each report of the Servicer filed with the Securities and Exchange Commission on Forms 10-K and 10-Q promptly after any such filing has been made.

                                   ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND
                   ALLOCATION AND APPLICATION OF COLLECTIONS

                 SECTION 4.01. Rights of Certificateholders. (a) The Investor Certificates shall represent fractional undivided beneficial interests in the Trust (with respect to each Series, the "Certificateholders' Interest"), which, shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Certificateholders of such Series pursuant to this Agreement and the related Supplement from funds on deposit in the Concentration Account allocable to Certificateholders of such Series and funds on deposit in any related Series Account and funds available pursuant to any related Enhancement (collectively with respect to all Series, the "Aggregate Certificateholders' Interest"), it being understood that the Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Enhancement for the benefit of any other Series or Class. The Transferor Certificate shall represent the fractional undivided beneficial interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Aggregate Certificateholders' Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Agreement or in any Supplement to be paid to the Holder of the Transferor Certificate (the "Transferor Interest"); provided, however, that the Transferor Certificate shall not represent any interest in the Concentration Account, any Series Account or any Enhancement, except as specifically provided in this Agreement or any Supplement.

                 (b) The Floating Allocation Percentage for each Series, which is the percentage that determines the portion of the Aggregate Certificateholders' Interest allocable to such Series, and the Transferor Percentage, which is the percentage that determines the Transferor Interest, shall be initially computed by the Servicer as of the opening of business of the Servicer on the Closing Date. Thereafter until the commencement of the Amortization Period or Partial Amortization Period, the Floating Allocation Percentage for each Series and the Transferor Percentage, and through the recomputations thereof the Certificateholders' Interest for each Series and the Transferor Interest, shall be automatically recomputed by the Servicer as of the close of business of the Servicer on each Business Day. Each of the Certificateholders' Interests, the Floating Allocation Percentage for each Series, the Transferor Interest and the

Transferor Percentage (i) shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made and (ii) as computed as of the close of business of the Servicer on the Business Day immediately preceding the commencement of the Amortization Period or Partial Amortization Period, shall remain constant at all times during the Amortization Period or a Partial Amortization Period.

                 SECTION 4.02. Establishment of Carolina Freight Collection Accounts and Concentration Account. (a) On or prior to the Closing Date, the Servicer, for the benefit of the Certificateholders, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, with an Eligible Institution a segregated trust account accessible by the Trustee and, subject to the limitations set forth in this Section 4.02, the Servicer (such account being the "Concentration Account" and such institution holding such account being the "Concentration Account Bank"), such account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trustee shall possess all right, title and interest in and to all funds from time to time on deposit in the Concentration Account and in all proceeds thereof. The Concentration Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders; provided, however, that the Concentration Account shall be accessible by the Servicer for the purpose of making deposits from the Carolina Freight Collection Accounts and for the purpose of depositing to the Trustee's Account and the Transferor's Account pursuant to the applicable Supplement the Investor Collections and the Transferor Collections, respectively, from time to time. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Concentration Account for any amount owed to it by the Trustee, the Trust or any Certificateholder. The Servicer shall deposit, or cause to be deposited, Collections into the Concentration Account by the close of business on the day of receipt thereof in a Carolina Freight Collection Account. Carolina Freight will, and will cause the Originating Subsidiaries to deposit any Collections received by any of them into the Concentration Account within three Business Days following the Business Day on which such Collections are so received or, if such day is not a Business Day, the Business Day following such day. Notwithstanding the foregoing, if and to the extent that funds that are not Collections are deposited into the Concentration Account, the Servicer may direct the Trustee to withdraw such funds from the Concentration Account.

                 If, at any time, the institution holding the Concentration Account ceases to be an Eligible Institution, the Servicer, upon actual knowledge thereof, for the benefit of the Certificateholders, shall within 30 Business Days (i) establish a new Concentration Account meeting the conditions specified above with an Eligible Institution, (ii) transfer any cash and/or any investments held therein or with respect thereto to such new Concentration Account and (iii) in the case of any new Concentration Account, deliver to all Carolina Freight Collection Account Banks new Carolina Freight Collection Account Notices (with copies thereof to the Trustee) referring to such new Concentration Account, and from the date such new Concentration Account is established, it shall be the "Concentration Account." Pursuant to the authority granted to the Servicer in Section 3.01, the Servicer shall have the power to instruct the Trustee to make withdrawals and payments from the Concentration Account for the purposes of carrying out the Servicer's or the Trustee's duties specified in this Agreement.

                 Funds on deposit in the Concentration Account or, in the case of funds on deposit on any Deposit Date or Distribution Date, funds required pursuant to the applicable Supplement to be deposited to the Trustee's Account or the Transferor's Account on such date, shall at the direction of the Servicer be invested by the Trustee or the Eligible Institution maintaining such accounts in Eligible Investments as instructed by the Servicer in writing (which may be a standing instruction) (or if not so instructed, then invested by the Trustee or the Eligible Institution maintaining such accounts in any Eligible Investments listed in clause (a) of the definition of Eligible Investment in Section 1.01). All such Eligible Investments shall be held by the Trustee or the Eligible Institution maintaining such accounts for the benefit of the Certificateholders. Such funds shall be invested in Eligible Investments that will mature so that such funds will be available in amounts sufficient for the Servicer to make each distributions required under the applicable Supplement on the Distribution Date with respect to such Collection Period. Funds deposited in the Concentration Account on a Determination Date with respect to the next following Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Concentration Account, to the extent such investment income is not needed to pay the Certificateholders on such Distribution Date, shall be paid to the Transferor, except as otherwise specified in any Supplement. The Trustee is hereby authorized, unless otherwise directed by the Servicer, to effect transactions in Eligible Investments through a capital markets affiliate of the Trustee.

                 (b) On or prior to the Closing Date, the Servicer, for the benefit of the Certificateholders, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, with an Eligible Institution segregated accounts accessible by the Trustee and, the Servicer, subject to the limitations set forth in this Section 4.02 (each such account, a "Carolina Freight Collection Account") to which Collections, other than certain Collections remitted directly to Carolina Freight or one of the Originating Subsidiaries and subject to all Requirements of Law, are to be remitted directly by Obligors. The Carolina Freight Collection Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders; provided, however, that each Carolina Freight Collection Account shall be accessible by the Servicer for the purpose of transferring Collections to the Concentration Account in the manner set forth in Section 4.02(a). The name, location and account number of each Carolina Freight Collection Account is attached to this Agreement on Schedule I attached hereto. Each Carolina Freight Collection Account shall be maintained with documentation and instructions in form and substance satisfactory to the Trustee. Such documentation shall provide, among other things, that available amounts shall be promptly transferred to the Concentration Account. Carolina Freight shall not without the prior written consent of the Trustee (i) change any Carolina Freight Collection Account, or establish any additional Carolina Freight Collection Account or (ii) change such instructions or documentation at any time so long as the Trustee has any interest in the Receivables.

                 (c) Carolina Freight hereby agrees and acknowledges that (i) Carolina Freight has executed and delivered to the Trustee a letter and executed acknowledgement thereto substantially in the form of Exhibit C hereto, addressed to each banking institution with which the Carolina Freight
Collection Account is maintained (each, a "Carolina Freight Collection Account Letter") and (ii) Carolina Freight shall execute and deliver a substantially similar Carolina Freight Collection Account Letter prior to the establishment by Carolina Freight of any additional or alternative Carolina Freight
Collection Account. Carolina Freight hereby agrees, and the Trustee hereby acknowledges, that such letter transfers all right, title and interest in all monies, securities and instruments in each Carolina Freight Collection Account to the Trustee. Carolina Freight agrees to execute such further documents and take such other actions as may be reasonably requested by the Trustee in order to effect such transfer.

                 SECTION 4.03. Allocation of Collections. Collections will be allocated to each Series from and after the related Series Cut-Off Date as specified in the related Supplement, and amounts so allocated to any Series will not, except as specified in the related Supplement, be available to the Investor Certificateholders of any other Series. Allocations thereof between the Certificateholders' Interest and the Transferor Interest, among the Series or to any Enhancement Agreement and among the Classes in any Series or to any Enhancement Provider shall be set forth in the related Supplement or Supplements.

                                   ARTICLE V

                DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS


                 Distributions shall be made to, and reports shall be provided to, Certificateholders as set forth in the applicable Supplement.

                                   ARTICLE VI

                                THE CERTIFICATES

                 SECTION 6.01. The Certificates. The Investor Certificates of any Series or Class shall be issued in fully registered form and shall be in substantially the form of Exhibit A to the applicable Supplement and shall upon issue be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Section 6.02. The Investor Certificates shall be issued in minimum denominations of $250,000 and in integral multiples of $1,000 in excess thereof (except that one Certificate may be issued in a denomination that includes any residual amount), and shall be issued upon initial issuance as one or more Investor Certificates in an aggregate original principal amount equal to the Initial Aggregate Invested Amount. The Transferor Certificate shall be a single certificate, substantially in the form of Exhibit A hereto, and shall represent the entire Transferor Interest. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by the President, any Vice President, the Chief Administrative and Credit Officer or the Secretary of the Transferor, or by any other officer or assistant officer duly authorized to execute such Certificate on behalf of the Transferor. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement or the applicable Supplement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in substantially the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                 SECTION 6.02. Authentication of Certificates. The Trustee shall authenticate and deliver the Investor Certificates of each Series to, and upon the written order of, the Transferor against payment to the Transferor of the purchase price therefor. The Trustee shall authenticate and deliver the Transferor Certificate to the Transferor simultaneously with its delivery of the first Series of Investor Certificates to be issued hereunder. The Certificates of any Series or Class shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) in the case of the Investor Certificates, the Initial Aggregate Invested Amount of such Class, and, in the case of the Transferor Certificate, in the denomination equal to the Transferor's Interest from time to time, and together evidencing the entire ownership of the Trust.

                 SECTION 6.03. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at its corporate trust operations office in Chicago, Illinois, such office or agency to be maintained in accordance with the provisions of Section 11.16 a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Certificates and of transfers and exchanges of the Certificates as herein provided. The Transfer Agent and Registrar shall initially be the Trustee, and any co-transfer agent and co-registrar chosen by the Trustee and acceptable to the Servicer. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

                 The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' (60 days' during an Amortization Period) written notice to the Transferor and the Servicer; provided, however, that such resignation shall not be effective and the Trustee shall continue to perform its duties as Transfer Agent and Registrar until the Servicer has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Transferor.

                 Upon surrender for registration of transfer of any Investor Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Transferor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Investor Certificates (of the same Series and Class) in authorized denominations of like aggregate Undivided Fractional Interests in the Aggregate Certificateholders' Interest.

                 At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates (of the same Series and Class) of authorized denominations of like aggregate Undivided Fractional Interests in the Certificateholders' Interest, upon surrender of the Investor Certificates to be exchanged at any such office or agency. Whenever any Investor Certificates are so surrendered for exchange, the Transferor shall execute, and the Trustee shall authenticate and deliver, the Investor Certificates which the Certificateholder making the exchange is entitled to receive.

                 Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney-in-fact duly authorized in writing. Each Holder must satisfy the transfer restrictions set forth in the Certificates.

                 Each Investor Certificate shall be registered at all times as herein provided, and any transfer or exchange of such Investor Certificate will be valid for purposes hereunder only upon registration of such transfer or exchange by the Trustee or the Transfer Agent and Registrar as provided herein. Payments on any Distribution Date shall be made to Holders of record on the immediately preceding Record Date.

                 No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar or any co-transfer agent and co-registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

                 All Investor Certificates surrendered for registration of transfer or exchange, or for payment, shall be cancelled and disposed of in a manner satisfactory to the Trustee.

                 (b) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Investor Certificates may be surrendered for registration of transfer or exchange.

                 (c)(i) Notwithstanding any other provision of this Section 6.03, no registration of transfer of any Investor Certificate shall be made unless the transferor or the transferee shall deliver, at its expense, to the Transferor, the Servicer and the Trustee either (A) a representation letter, substantially in the form attached as Exhibit D to this Pooling and Servicing Agreement stating whether such transferee is a "benefit plan investor" as defined in Section 2510.3-101(f)(2) of the Labor Regulations promulgated under ERISA, or (B) if such transferee is an insurance company licensed to issue contracts of insurance in any state, the information described in (c)(ii) below. The Transfer Agent and Registrar will maintain, as a part of the Certificate Register, a list of all Investor Certificates (or the portion of any thereof) that are held by benefit plan investors on the basis of any representation provided pursuant to the foregoing clause (A) or on the basis of any information provided to the Transfer Agent and Registrar pursuant to the second sentence of clause (ii) below. The Transfer Agent and Registrar will not register the transfer of any Investor Certificate if, immediately after the registration of transfer of such Investor Certificate, 25% or more of the outstanding principal balance of the Investor Certificates of all Series are held by benefit plan investors. Notwithstanding anything else to the contrary herein, any purported transfer of an Investor Certificate to a benefit plan investor in violation of the preceding sentence shall be void and of no effect.

                 (ii) In the event that such transferee is an insurance company licensed to issue contracts of insurance in any state, such transferee shall provide to the Transferor, the Servicer and the Trustee, in lieu of such representation letter described in (c)(i)(A) above, information in writing sufficient for the Transferor to determine that such transferee will purchase Investor Certificates with funds that either (A) will not, for purposes of ERISA, be classified as "plan assets," or (B) if such funds are composed (in whole or in part) of plan assets, what proportion or dollar value of such funds may be deemed to be plan assets. The Transferor shall analyze such information and shall inform the Transfer Agent and Registrar as to the proportion of such Investor Certificates that will thereby be deemed to be acquired by benefit plan investors for purpose of the 25% determination described above. Any determination made by the Transferor pursuant to this clause (ii) shall be made on a reasonable basis and in good faith and on a basis consistent with that used in making such determination with respect to the initial Certificateholders.

                 SECTION 6.04. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar, the Trustee, the Transferor and Carolina Freight such indemnity (provided, that a letter of indemnity from (i) an insurance company or (ii) an institutional investor of investment grade credit rating shall satisfy such requirement) as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and (in the case of any new Investor Certificate) Undivided Fractional Interest. In connection with the issuance of any new Certificate under this Section 6.04, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Certificate issued pursuant to this Section 6.04 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                 SECTION 6.05. Persons Deemed Owners. At all times prior to due presentation of a Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them shall treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Undivided Fractional Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

                 SECTION 6.06. Appointment of Paying Agent. The Paying Agent shall make distributions to Investor Certificateholders, the Servicer and the Trustee from the Trustee's Account pursuant to the applicable Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the power, revocable by the Trustee, to withdraw funds from the Trustee's Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Trustee, and any co-paying agent chosen by the Trustee and acceptable to the Servicer. The Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Paying Agent, the Servicer shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Servicer shall cause such successor

Paying Agent or any additional Paying Agent appointed by the Servicer to execute and deliver to the Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders, the Servicer or the Trustee in trust for the benefit of the Certificateholders entitled thereto, the Servicer or the Trustee, respectively, until such sums shall be paid to such Certificateholders, the Servicer or the Trustee, respectively.
The Paying Agent shall return all unclaimed funds to the Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Trustee. The provisions of Sections 11.01, 11.02, 11.03 and
11.05 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                 SECTION 6.07. Access to List of Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer, any Investor Certificateholder, the Transferor or the Paying Agent, within five Business Days after receipt by the Trustee of a written request therefor from the Servicer, the Transferor, any Investor Certificateholder or the Paying Agent, respectively, a list of the names and addresses of the Certificateholders.

                 Every Certificateholder, by receiving and holding a Certificate, agrees that neither the Trustee, the Transfer Agent and Registrar, the Transferor, the Servicer, Carolina Freight, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the sources from which such information was derived.

                 SECTION 6.08. Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor and the Servicer.

                 (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent.

                 (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

                 (d) The Transferor agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 6.08.

                 (e) The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent.

                 (f) Pursuant to an appointment made under this Section 6.08, the Certificates may have endorsed thereon, in lieu of or in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

                 This is one of the Certificates described in the Pooling and Servicing Agreement.

- ----------------------
- ----------------------
as Authenticating Agent
  for the Trustee

By:
   -------------------
   Authorized Officer

                 SECTION 6.09. New Issuances. (a) The Transferor may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates pursuant to a Supplement. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

                 (b) On or before the Series Issuance Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. The obligation of the Trustee to issue the Investor Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

                 (i) on or before the tenth Business Day immediately preceding the Series Issuance Date, the Transferor shall have given the Trustee, the Servicer, the Rating Agency and any Enhancement Provider written notice of such issuance and the Series Issuance Date;

                 (ii) the Transferor shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party hereto other than the Trustee;

                 (iii) the Transferor shall have delivered to the Trustee any related Enhancement Agreement executed by each party hereto other than the Trustee;

                 (iv) the Rating Agency shall have notified the Transferor, the Servicer, the Trustee and any Enhancement Provider in writing that such issuance will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency;

                 (v) such issuance will not result in the occurrence of an Early Amortization Event and the Transferor shall have delivered to the Trustee and any Enhancement Provider an Officer's Certificate, dated the Series Issuance Date (upon which the Trustee may conclusively rely), to the effect that the Transferor reasonably believes that such issuance will not result in the occurrence of an Early Amortization Event and is not reasonably expected to result in the occurrence of an Early Amortization Event at any time in the future;

             (vi) the Transferor shall have delivered to the Trustee and any Enhancement Provider an Opinion of Counsel to the effect that the issuance of the Investor Certificates of such Series (A) has been, or need not be, registered under the Act and will not result in the requirement that any other Series of Investor Certificates not registered under the Act be so registered (unless the Transferor has elected, in its sole discretion, to register such Certificates), and
         (B) will not result in the Trust becoming subject to registration as an investment company under the Investment Company Act of 1940, as amended, and (C) will not require this Agreement or the related Supplement to be qualified under the Trust Indenture Act of 1939, as amended; and

            (vii) the Transferor shall have delivered to the Trustee a Tax Opinion, dated the Series Issuance Date, with respect to such issuance.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and the Transferor shall execute and deliver the Investor Certificates of such Series for authentication and redelivery to or upon the order of the Transferor. Notwithstanding the provisions of this Section 6.09(b), prior to the execution of any Supplement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such Supplement is authorized or permitted by this Agreement and any Supplement related to any outstanding Series. The Trustee may, but shall not be obligated to, enter into any such Supplement which affects the Trustee's own rights, duties or immunities under this Agreement.

                                  ARTICLE VII

                    OTHER MATTERS RELATING TO THE TRANSFEROR

                 SECTION 7.01. Obligations not Assignable. The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder.

                 SECTION 7.02. Limitations on Liability. None of the directors, officers, employees or agents of the Transferor, past, present or future, shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in such capacities pursuant to this Agreement or for any obligation or covenant under this Agreement; provided, however, that this provision shall not protect any such Person against any liability which would otherwise be imposed by reason of willful misconduct or bad faith, in the performance of such Person's duties or the reckless disregard by such Person of any of his, her or its obligations and duties hereunder. The Transferor and any director, officer, employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Transferor or any Affiliate thereof) respecting any matters arising hereunder.

                 SECTION 7.03. Indemnification of the Trustee, the Trust and the Investor Certificateholders. Without limiting any other rights which the Trustee, the Trust or any Investor Certificateholder (each, an "Indemnified Party") may have hereunder or under applicable law, the Transferor hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement, the activities of the Trust or the Trustee in connection herewith, the Transferor's use of proceeds of Transfers of Receivables or reinvestments of Collections, the interest conveyed hereunder in Trust Assets, or in respect of any Receivable or the Receivables Purchase Agreement, excluding, however, (a) Indemnified Amounts to the extent resulting from willful misconduct, bad faith, gross negligence, the reckless disregard by such Indemnified Party of any of his, her or its obligations and duties or breach of fiduciary duty on the part of such Indemnified Party, (b) recourse for uncollectible Receivables or (c) any income or franchise taxes (or any interest or penalties with respect thereto) incurred by such Indemnified Party arising out of or as a result of this Agreement or the interest conveyed hereunder in Trust Assets or in respect of any

Receivable or the Receivables Purchase Agreement. Without limiting or being limited by the foregoing (other than clauses (a), (b) and (c)), the Transferor shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

                     (i) reliance on any representation or warranty or statement made or deemed made by the Transferor under or in connection with this Agreement or the Receivables Purchase Agreement which shall have been incorrect in any material respect when made;

                     (ii) the failure by the Transferor to comply with this Agreement or the Receivables Purchase Agreement, or the failure by the Transferor to comply with any applicable law, rule or regulation with respect to any Receivable or the related invoice or the Receivables Purchase Agreement, or the nonconformity of any Receivable or the related invoice or the Receivables Purchase Agreement with any such applicable law, rule or regulation;

                    (iii)  the failure to vest in the Investor
         Certificateholders an undivided fractional beneficial interest to the extent of their respective Undivided Fractional Interests, in the Receivables and the other Trust Assets, free and clear of any Lien;

                     (iv) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable or any other Trust Asset, whether at the time of Transfer thereof or reinvestment of the proceeds thereof or at any subsequent time;

                     (v) any investigation, litigation or proceeding related to this Agreement or any Receivables Purchase Agreement or the Trust or the use of proceeds of Transfers of Receivables or reinvestments of proceeds thereof or the ownership of Trust Assets or in respect of any Receivable or invoice, other than any litigation or proceeding between Carolina Freight or the Transferor or any Affiliate thereof, on the one hand, and the Trustee or any Investor Certificateholder or any Affiliate thereof, on the other hand, in which Carolina Freight or the Transferor or an Affiliate thereof prevails in a final non-appealable judgment by a court of competent jurisdiction;





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
                     (vi) the commingling of Collections of Receivables at any time with other funds prior to distribution under the applicable Supplement; or

                    (vii) any tax (other than any income or franchise tax, or any interest or penalties with respect thereto) imposed by reason of ownership of the Receivables or other Trust Assets.

                 In case any proceeding shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section the Indemnified Party shall promptly notify the Transferor in writing and the Transferor, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Transferor may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Transferor and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Transferor and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Transferor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Parties.

                 Indemnification pursuant to this Section shall only be from assets of the Transferor (and, as a result, any such indemnification may be payable from any Trust Asset only if, to the extent that, and after, such Trust Asset shall have been distributed to the Holder of the Transferor Certificate). The agreement contained in this Section 7.03 shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts otherwise payable hereunder.





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
                                  ARTICLE VIII

                    OTHER MATTERS RELATING TO THE SERVICER

                 SECTION 8.01. Liability of the Servicer. The Servicer shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

                 SECTION 8.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:

                 (a) (i) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and such corporation shall have expressly assumed, by an agreement supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder;, (ii) the Servicer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each in form reasonably satisfactory to the Trustee and stating that such consolidation, merger, conveyance or transfer complies with this Section 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with; and (iii) the Rating Agency Condition shall have been satisfied; and

                 (b) if the Servicer is Carolina Freight, all conditions for such merger or consolidation or conveyance or transfer, as the case may be, contained in the Receivables Purchase Agreement shall be satisfied; and

                 (c) the corporation formed by such consolidation or into which the Servicer is merged or which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall have all licenses and approvals of Governmental Authorities required to service the Receivables, except to the extent the failure to have any such license would not have a material adverse effect on its ability to perform the obligations of Servicer hereunder.

                 SECTION 8.03. Limitations on Liability. None of the directors, officers, employees or agents of the Servicer, past, present or future, shall be under any liability to the Trust, the





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
Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in such capacities pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that, with respect to the Servicer, that this Agreement and the obligations created hereunder are solely the corporate obligations of the Servicer; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, gross negligence or the reckless disregard by such Person of any of his, her or its obligations and duties. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer or any Affiliate thereof) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any material expense or liability.

                 SECTION 8.04. Servicer Indemnification. The Servicer shall indemnify and hold harmless each Indemnified Party from and against Indemnified Amounts suffered or sustained by reason of any breach by the Servicer of its representations and warranties or obligations under this Agreement, excluding, however, Indemnified Amounts to the extent resulting from (i) willful misconduct, bad faith, gross negligence, the reckless disregard by such Indemnified Party of any of his, her or its obligations and duties or breach of fiduciary duty on the part of such Indemnified Party, (ii) recourse for uncollectible Receivables or (iii) any income or franchise taxes (or any interest or penalties with respect thereto) incurred by such Indemnified Party arising out of or as a result of this Agreement or the interest conveyed hereunder in Trust Assets or in respect of any Receivable or any Contract or the Receivables Purchase Agreement. Indemnification pursuant to this Section shall not be payable from the Trust Assets. The agreement contained in this
Section 8.04 shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts otherwise due hereunder.

                 In case any proceeding shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section the Indemnified Party shall promptly notify the Servicer in writing and the Servicer upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such





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
proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Servicer and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Servicer and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Servicer shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Parties.

                 SECTION 8.05. The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) its performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make its performance of its duties hereunder permissible under applicable law. Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel who is not an employee of the Servicer or any Affiliate of the Servicer with respect to clause (i) above, delivered to, and in form reasonably satisfactory to, the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02 hereof. If within 60 days of the date of the determination that the Servicer may no longer act as Servicer hereunder for any reason the Trustee has not appointed a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution that is an Eligible Servicer (other than the Trustee) as the Successor Servicer hereunder.

                 SECTION 8.06. Examination of Records. The Servicer shall indicate electronically in its records that the Receivables and other Trust Assets have been Transferred to the Trustee, on behalf of the Trust, pursuant to this Agreement for the benefit of the Certificateholders. The Servicer (and the Transferor) shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its records to determine that such receivable is not a Receivable.





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
                                   ARTICLE IX

                           EARLY AMORTIZATION EVENTS

                 SECTION 9.01. Early Amortization Events. If any one of the following events shall occur:

                 (a) any failure by the Transferor, Carolina Freight or the Servicer (i) to make any payment, transfer or deposit required to be paid by it under the terms of this Agreement, or the Receivables Purchase Agreement, on or before the date occurring three Business Days after the date such payment, transfer or deposit is required to be made hereunder or thereunder, or (ii) to observe or perform in any material respect any other covenant or agreement to be performed by it under this Agreement, or the Receivables Purchase Agreement, which failure (in the case of this clause (ii)) has a material adverse effect on the interests of the Certificateholders of any Series and which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor, Carolina Freight or such Servicer, as applicable, by the Trustee or any Enhancement Provider, or to the Transferor, Carolina Freight or such Servicer, as applicable, and the Trustee by the Holders of Investor Certificates evidencing not less than 25% of the Aggregate Invested Amount of any Series; or

                 (b) (i) any representation, warranty or certification made by the Transferor, Carolina Freight or the Servicer under or in connection with this Agreement, or the Receivables Purchase Agreement, or in any certificate or information delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 30 days (or, with respect to any representations and warranties made under Section 2.04, such longer period as may be agreed to by the Trustee and the Majority in Interest of any Series that is materially and adversely affected by such incorrectness) after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee or to the Transferor and the Trustee by an Investor Certificateholder and (ii) as a result of such incorrectness the interests of the Certificateholders of any Series are materially and adversely affected; or

                 (c) any other default shall occur, and shall not be remedied within the applicable grace period, if any, under the Receivables Purchase Agreement, or the Receivables Purchase Agreement shall for any reason cease to be in full force and





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
effect or an Early Termination (as defined therein) shall occur; or

                 (d) an Insolvency Event shall occur with respect to the Transferor, the Servicer (provided the Servicer is Carolina Freight or any Affiliate thereof) or the Trust; or

                 (e) the SEC or other regulatory body reaches a final determination that the Trust is an "investment company" within the meaning of the Investment Company Act; or

                 (f) (i) any purchase of any Receivables by the Transferor under the Receivables Purchase Agreement shall cease to create a valid sale, transfer and assignment to the Transferor of all right, title and interest of Carolina Freight in and to such Receivables and the proceeds thereof; or (ii) any Transfer of any Receivables on any date shall for any reason cease to create a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to such Receivables and the proceeds thereof or, if such Transfer does not constitute such a sale, transfer and assignment, cease to create a valid and perfected first priority "security interest" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivables created hereunder) in such Receivables and the proceeds thereof, or (iii) the Investor Certificates delivered hereunder shall for any reason cease to evidence the transfer to the Investor Certificateholders of, or the Investor Certificateholders shall otherwise cease to have, a beneficial interest in a trust owning or having a perfected first priority security interest in the Receivables and the other Trust Assets now existing and hereafter arising and the proceeds thereof to the extent of their respective Undivided Fractional Interests; or

                 (g) for any Accounting Period, the Default Ratio shall exceed 4.5%, or for any Accounting Period, the Dilution Ratio shall exceed 7.5%, or for any Accounting Period, the Loss to Liquidation Ratio shall exceed 1.75%, or for any Accounting Period the Dynamic Loss and Dilution Reserve Percentage exceeds 30%; or

                 (h) Carolina Freight or any Person with which Carolina Freight consolidates or into which Carolina Freight merges, as permitted under
Section 8.02, shall cease to own 100% of the capital stock of the Transferor;
or

                 (i) a Servicer Default shall have occurred and be continuing, which Servicer Default shall have a material adverse effect on the interests of the Certificateholders; or





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
                 (j)  the Servicer shall have resigned in accordance with
Section 8.05 above; or

                 (k) the Trust at any time receives a final determination that it will be treated as an association taxable as a corporation for federal income tax purposes; or

                 (l) the Transferor shall have failed to deposit pro rata to the Reserve Account of each outstanding Series, within fifteen days following the commencement of a Cure Period, Cure Funds in an amount equal to the applicable Partial Amortization Amount and the Transferor has not elected to commence a Partial Amortization Period;

then, in the case of any event as described in subsection (b), (g), or (j), either the Trustee (unless otherwise directed by the Majority in Interest of each affected Series) or by the Majority in Interest of each affected Series, by notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by such Investor Certificateholders), may declare (provided such event shall not have been remedied) that an early amortization event (an "Early Amortization Event") has occurred as of the date of such notice, and, in the case of any event other than as described in subsection (b), (g) or (j), subject to applicable law, an Early Amortization Event shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders, immediately upon the occurrence of such event and additional Receivables will not be transferred to the Trust. Promptly and in any event within two Business Days after the Servicer becomes aware of any Early Amortization Event, the Servicer shall notify in writing the Trustee of the occurrence of such Early Amortization Event. Promptly and in any event within two Business Days after the Trustee becomes aware of any Early Amortization Event, the Trustee shall notify in writing the Rating Agency of the occurrence of such Early Amortization Event.

                 SECTION 9.02. Additional Rights Upon the Occurrence of any Early Amortization Event. (a) Upon the occurrence and during the continuance of any Early Amortization Event, in addition to all other rights and remedies under this Agreement or otherwise and all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws (which rights shall be cumulative), each of the Servicer, at the direction of the Trustee, and the Trustee may exercise any and all rights and remedies of the Transferor under or in connection with the Receivables Purchase Agreement, including, without limitation, any and all rights of the Transferor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables Purchase Agreement.





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
                 (b) If an Insolvency Event with respect to the Transferor occurs, the Transferor shall immediately cease to transfer Receivables to the Trust and shall promptly give notice to the Trustee, who shall within two Business Days forward such notice to the Certificateholders and the Servicer of such event. Notwithstanding the above, Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and collections relating to such Receivables shall continue to be part of the Trust. Unless, within 10 Business Days of the date of the notice provided for in the preceding paragraph, the Trustee receives written instructions from the Majority in Interest of each Series instructing the Trustee not to sell, dispose of or liquidate the Receivables, the Trustee shall promptly proceed to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms; provided, however, that if the amount available to the Trust for distribution after such sale, disposition or liquidation would be less than the aggregate principal amount of the Investor Certificates plus any unpaid Discount Amount thereon through the Distribution Date next succeeding the date of such sale, the Trustee shall not proceed with such sale, disposition or liquidation unless all Investor Certificateholders of all outstanding Series have consented in writing thereto. The proceeds from such sale, disposition or liquidation of the Receivables shall be treated as Collections on the Receivables and shall be distributed in accordance with the terms of this Agreement after being deposited in the Concentration Account.





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
                                   ARTICLE X

                               SERVICER DEFAULTS

                 SECTION 10.01. Servicer Defaults. If any one of the following events (each being a "Servicer Default") shall occur and be continuing:

                 (a) any failure by the Servicer to make any payment, transfer or deposit, or, if applicable, to give instructions or notice to the Trustee to make such payment, transfer or deposit, or to give notice to the Trustee as to any action to be taken under any Enhancement Agreement, or any failure to provide the Determination Date Certificate to the Trustee, on or before the date occurring three Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

                 (b) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement, which failure has a material adverse effect on the interest of the Certificateholders and which continues unremedied until 20 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing not less than 25% of the Aggregate Invested Amount of each affected Series; or the Servicer shall assign its duties under this Agreement, except as permitted by
Section 8.02;

                 (c) any representation, warranty or certification made by the Servicer under or in connection with this Agreement, or in any certificate or information delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect when made and which has a material adverse effect on the interests of the Certificateholders of any Series and which material adverse effect continues for a period of 30 days after the date on which notice thereof, requiring the same to be remedied, shall have been given (i) to the Servicer by the Trustee or (ii) to the Servicer and the Trustee by the Majority in Interest of all Investor Certificates (or, with respect to any such representation, warranty or certification that does not relate to all Series, the Majority in Interest of all Series to which such representation, warranty or certification relates); or

                 (d) an Insolvency Event shall occur with respect to the Servicer;

then, as long as such Servicer Default shall not have been remedied and is continuing, either the Trustee (unless otherwise directed by the Majority in Interest of each Series) or the Majority in Interest of each Series, by notice then given in writing to the Servicer (and to the Trustee if given by such Investor Certificateholders) (each such notice being a "Termination Notice"), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement. The Trustee shall be deemed to have knowledge of a Servicer Default if it has actual knowledge or if a Responsible Officer has received written notice thereof.

                 The Majority in Interest of each Series may, on behalf of all Certificateholders, waive any default by the Transferor or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Certificateholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                 After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in such Successor Servicer (a "Service Transfer"); and, without limitation, the Trustee is hereby authorized, empowered and instructed (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate, at its expense, with the Trustee and such Successor Servicer in (i) effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables as provided under this Agreement, including all authority over all Collections which shall on the date of such Service Transfer be held by the Servicer for deposit to any Carolina Freight Collection Account, the Concentration Account, the Trustee's Account or the Transferor's Account, or which have been deposited by the Servicer to any Carolina Freight Collection Account, the Concentration Account, or any other account, or which shall thereafter be received with respect to the Receivables, and (ii) assisting the Successor Servicer until all servicing activities have been transferred to such Successor Servicer, such assistance to include, without limitation, (x) assisting any accountants selected by the Successor Servicer to verify collection records and reports made prior to the Service Transfer and (y) assisting to make the computer systems of the Servicer and the Successor Servicer compatible to the extent necessary to effect the Servicer Transfer. The Servicer shall, at its expense, within five Business Days of such Service Transfer, (A) assemble such documents, instruments and other records (including computer tapes and discs), which evidence the Receivables and the other Trust Assets, and which are necessary or desirable to collect the Receivables, and shall make the same available to the Successor Servicer or the Trustee or its designee at a place selected by the Successor Servicer or the Trustee and in such form as the Successor Servicer or the Trustee may reasonably request, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Successor Servicer and the Trustee, and, promptly upon receipt, remit all such cash, checks and instruments to the Successor Servicer or the Trustee or its designee.

                 At any time following a Service Transfer:

                          (1) The Servicer shall, at the Trustee's request and at the Servicer's expense, give notice of the Trust's ownership of the Receivables to the related Obligors and direct that payments be made directly to the Trustee or its designee;

                          (2) If the Servicer fails to provide the notice to Obligors required in paragraph (1) above, the Trustee may direct the Obligors of Receivables, or any of them, that payment of all amounts payable under any such Receivables be made directly to the Trustee or its designee;

                          (3) The Servicer shall, at its expense and at the Trustee's or Successor Servicer's request as soon as possible but in any event not more than three Business Days after such request, (x) assemble such documents, instruments and other records (including, without limitation, computer tapes and disks) which evidence the Receivables and the other Trust Assets, and which are necessary or desirable to collect the Receivables, and shall make the same available to the Successor Servicer or the Trustee or its designee at a place selected by the Successor Servicer or the Trustee and in such form as the Successor Servicer or the Trustee may reasonably request, and (y) segregate all cash, checks and other instruments received by it from time to time constituting Collections of such Receivables in a manner acceptable to the Successor Servicer and the Trustee and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Trustee or its designee; and

                          (4)  Each of the Transferor and each
         Certificateholder hereby authorizes the Trustee to take any and all steps in the Transferor's name and on behalf of the Transferor and the Certificateholders necessary or desirable, in the determination of the Trustee, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections in respect of such Receivables and enforcing such Receivables.

                 Notwithstanding the foregoing, a delay in or failure of performance referred to in Section 10.01(a) for a period of ten Business Days after the applicable grace period, or under Section 10.01(b) for a period of thirty days after the applicable grace period, shall not constitute a Servicer Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods, union strikes, work stoppages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Servicer shall provide the Trustee, the Transferor, any Enhancement Provider and the Investor Certificateholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

                 SECTION 10.02. Trustee to Act; Appointment of Successor Servicer. (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01 or upon a resignation by the Servicer pursuant to Section 8.05, the Servicer shall continue to perform all servicing functions under this Agreement until (i) in the case of any such receipt, the date specified in such Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice or otherwise specified by the Trustee, until the earlier of a date agreed upon by the Servicer and the Trustee or a date specified by the Trustee in a written notice to the Servicer, and (ii) in the case of any such resignation, until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer pursuant to this

Section. The Trustee shall as promptly as possible after the giving of a Termination Notice or such a resignation appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), subject to the consent of any Enhancement Providers and if specified in any Series Supplement, the consent of the Majority in Interest of the Certificateholders of such Series, which consent shall not be unreasonably withheld, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment by the earlier of 60 days after the date of such Termination Notice or at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an affiliate or agent in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act as Successor Servicer, petition a court of competent jurisdiction to appoint any established institution that is an Eligible Servicer (other than the Trustee) as the Successor Servicer hereunder.

                 (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to such Successor Servicer; provided, however, that neither the Trustee (solely in its capacity as such) nor any Successor Servicer shall be deemed in default hereunder as a result of the predecessor Servicer's failure to deliver necessary Trust Assets, documents, or records to the Trustee (solely in its capacity as such) or to such Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any Enhancement Agreement.

                 (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the Servicing Fee, unless the Trustee shall agree to pay the excess over the Servicing Fee of the compensation of any such Successor Servicer.

                 (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically terminate upon termination of the Trust pursuant to Section 12.01, and shall pass to and be vested in the Transferor and, without limitation,





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the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times and the Transferor shall reasonably request.

                 (e) Upon the effectiveness of the appointment of a Successor Servicer, the Successor Servicer shall as soon as practicable upon demand deliver to Carolina Freight all documents, instruments and records in its possession which evidence or relate to receivables owned by Carolina Freight which are not Trust Assets, and copies of documents, instruments and records in its possession which evidence or relate to such receivables.

                 SECTION 10.03. Notification to Certificateholders. Promptly and in any event within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give written notice thereof to a Responsible Officer of the Trustee, and the Trustee shall promptly deliver a copy of such notice to the Certificateholders and the Rating Agency. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to the Transferor and the Certificateholders.





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                                   ARTICLE XI

                                  THE TRUSTEE

                 SECTION 11.01. Duties of Trustee. (a) The Trustee, prior to the occurrence of a Servicer Default of which it has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied duties or covenants shall be read into this Agreement against the Trustee. If a Servicer Default to the actual knowledge of the Trustee has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement or any Supplement, shall examine them to determine whether they substantially conform to the requirements of this Agreement or any Supplement. The Trustee shall give prompt written notice to the Certificateholders and the Rating Agency of any material lack of conformity of any such instrument to the applicable requirements of this Agreement or any Supplement discovered by the Trustee which would entitle a specified percentage of the Investor Certificateholders to take any action pursuant to this Agreement or any Supplement.

                 (c) Subject to Section 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                     (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                     (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority in Interest of each Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and





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
                    (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in Section 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or any Holders of Investor Certificates evidencing not less than 10% of the Aggregate Invested Amount of each Series.

                 (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or under any Supplement or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

                 (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

                 (f) Except as expressly provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust including, without limitation, by (i) accepting any substitute obligation for a Receivable initially Transferred to the Trust under Section 2.01, (ii) adding any other investment, obligation or security to the Trust, or (iii) withdrawing from the Trust any Receivable.

                 (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement or under any Supplement, the Trustee shall be obligated promptly upon its actual knowledge thereof to perform such obligation, duty or agreement in the manner so required.

                 (h) The Trustee shall have no responsibility or liability for investment losses on Eligible Investments.





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
                 (i) Notwithstanding any other provision contained herein, the Trustee is not acting as, and shall not be deemed to be, a fiduciary for any Enhancement Provider in its capacity as such or as a Beneficiary, and the Trustee's sole responsibility with respect to any such Enhancement Provider shall be to perform those duties with respect to any such Enhancement Provider as are specifically set forth herein and no implied duties or obligations shall be read into this Agreement against the Trustee with respect to any such Enhancement Provider.

                 SECTION 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

                 (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

                 (b) the Trustee may consult with counsel and as a condition to taking, suffering or omitting to take any action in any demand an Opinion of Counsel and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

                 (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                 (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;





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                 (e)  the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing more than 25% of the Trust Aggregate Invested Amount;

                 (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

                 (g) the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose; and

                 (h) nothing in this Agreement shall be construed to require the Trustee to monitor the performance of the Servicer or act as a guarantor of the Servicer's performance.

                 SECTION 11.03. Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from any Carolina Freight Collection Account, the Concentration Account, the Transferor's Account, the Trustee's Account or any other account hereafter established to effectuate the transactions contemplated by and in accordance with the terms of this Agreement and any Supplement.

                 SECTION 11.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates and may otherwise deal, and transact banking business, with the Servicer and the





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Transferor with the same rights as it would have if it were not the Trustee.

                 SECTION 11.05. Compensation; Trustee's Expenses. (a) The Trustee shall be entitled to receive a monthly Trustee's fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, such fee being the "Trustee's Fee") in respect of each Collection Period (or portion thereof) from the Closing Date until the termination of the Amortization Period, payable in arrears on each Distribution Date in an amount agreed upon in writing by the Trustee and the Transferor.
The Trustee's Fee shall be the aggregate of the Series Trustee's Fees specified in the Supplements. The Trustee's Fee shall be payable, first, from Investor Collections pursuant to, and subject to the priority of payment set forth in,
Section 5.01 of the applicable Supplement and, second, to the extent not paid from Investor Collections, by the Transferor, and, third, to the extent not paid from Investor Collections or by the Transferor, by the Servicer pursuant to Section 3.02(b).

                 (b) Expenses. The Transferor will pay or reimburse the Trustee upon its request, and if the Transferor shall fail to do so, Carolina Freight will so pay or reimburse the Trustee (with a right to reimbursement from the Transferor) pursuant to Section 3.02(b), for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Supplement or in connection with any amendment hereto (including the reasonable fees and expenses of its agents, any co-trustee and counsel and fees incurred in connection with a Servicer Default or an Early Amortization Event) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the provision of this Section 11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer, which shall be paid, first, out of the Servicing Fee, and, second, to the extent not paid out of the Servicing Fee, by the Transferor pursuant to Section 3.02(b). The Transferor's and Servicer's covenant and disbursements provided for in this Section 11.05 shall survive the termination of this Agreement.

                 SECTION 11.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be an Eligible Institution. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this Section 11.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and





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
surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

                 SECTION 11.07. Resignation or Removal of Trustee. (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Transferor and the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee acceptable to a majority in interest of the Investor Certificateholders of each Series by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                 (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 hereof and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and promptly appoint a successor trustee acceptable to a Majority in Interest of the Investor Certificateholders of all outstanding Series by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                 (c) If at any time the Trustee shall fail to perform its obligations under this Agreement, Investor Certificateholders representing the Majority in Interest of all outstanding Series may remove the Trustee and direct the Servicer to promptly appoint a successor trustee acceptable to a Majority in Interest of the Investor Certificateholders of all outstanding Series by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                 (d) Notwithstanding anything herein to the contrary, any resignation or removal of the Trustee and appointment of successor trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of





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appointment by the successor trustee as provided in Section 11.08 hereof.

                 SECTION 11.08. Successor Trustee. (a) Any successor trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Transferor, to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver (with the expense therefor payable out of the Servicing Fee, and by the Transferor and the Servicer, pursuant to Sections 3.02(b) and 11.05(b)) to the successor trustee all documents or copies thereof and statements held by it hereunder; and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                 (b) No successor trustee shall accept appointment as provided in this Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06 hereof.

                 (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.08, such successor trustee shall mail notice of such succession hereunder to all Investor Certificateholders.

                 SECTION 11.09. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                 SECTION 11.10.  Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more





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persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 11.08 hereof.

                 (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                    (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as Successor Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                    (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                    (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                 (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided





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therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

                 (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                 SECTION 11.11. Tax Returns. No federal income tax return shall be filed on behalf of the Trust unless either (i) the Trustee or the Servicer shall receive an Opinion of Counsel based on a change in applicable law occurring after the date hereof that the Code requires such a filing or
(ii) the Internal Revenue Service shall determine that the Trust is required to file such a return. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed; the Trustee shall promptly sign such returns and deliver such returns after signature to the Servicer and such returns shall be filed by the Servicer. The Servicer in accordance with the Supplements shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Investor Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to the Certificateholders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall upon request, execute such returns. In no event shall the Trustee, the Servicer or the Transferor be liable for any liabilities, costs or expenses of the Trust or the Investor Certificateholders arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest penalty or addition with respect thereto or arising from a failure to comply therewith).

                 SECTION 11.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the





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Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

                 SECTION 11.13. Suits for Enforcement. (a) If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 11.01 and 11.14, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

                 (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

                 SECTION 11.14. Rights of Certificateholders to Direct Trustee. The Majority in Interest of each Series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee after being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and, provided, further, that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of the Investor Certificateholders unless the Majority in Interest of each Series shall have directed the Trustee to not take such action.





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                 SECTION 11.15.  Representations and Warranties of Trustee.
The Trustee represents and warrants that:

                 (a)      the Trustee is a national banking association;

                 (b) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

                 (c) this Agreement has been duly executed and delivered by the Trustee.

                 SECTION 11.16. Maintenance of Office or Agency. The Trustee will maintain at its expense in the Borough of Manhattan, The City of New York, an office or agency (the "Corporate Trust Office") where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates its office or agency at 14 Wall Street, 8th Floor, New York, New York 10005 as such office. The Trustee will give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                 SECTION 11.17. Monthly Report of Trustee. On or promptly following each Distribution Date, commencing on the Distribution Date occurring in January, 1994, the Trustee shall provide to the Rating Agency a written assurance that, but without conducting any independent investigation, no Responsible Officer, has actual knowledge that an event has occurred which, with the passage of time or the giving of notice or both, would constitute an Early Amortization Event or a Servicer Default. The Trustee is hereby authorized to conclusively rely upon an officer's Certificate of the Servicer as a basis for providing any such assurance.





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                                  ARTICLE XII

                                  TERMINATION

                 SECTION 12.01. Termination of Trust. The Trust and the respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 3.02(b), 7.03, 8.04,
11.05 and 12.02(b), upon the earlier to occur of (i) December 31, 2013 and (ii) the day following the Distribution Date on which the Aggregate Invested Amount for each Series is zero.

                 SECTION 12.02. Final Distribution. (a) The Servicer shall give the Trustee and the Trustee shall give each Certificateholder at least twenty days' prior written notice of the date on which (i) the Trust is expected to terminate in accordance with subsection 12.01 and (ii) the Certificateholders may surrender their Certificates for payment of the final distribution on and cancellation of such Certificates. Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section 3.06 covering the period during the then-current calendar year through the date of such notice. Not later than five days after the Trustee shall receive such notice, the Trustee shall mail notice to the Certificateholders specifying (i) the date upon which such final distribution will be made upon presentation and surrender of such Certificates at the office or offices therein designated, (ii) the amount of any such final distribution and (iii) that the Distribution Date otherwise applicable to such final distribution is not applicable, payments being made only upon presentation and surrender of such Certificates at the office or offices therein specified; provided, however, that such presentation and surrender shall not be required for a Certificateholder that is an insurance company or institutional investor. Each such Certificateholder shall surrender its Certificate to the Trustee following receipt of the final distribution thereon. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to the Certificateholders.

                 (b) Notwithstanding the Servicer's delivery to the Trustee, or the Trustee's delivery to the Certificateholders, of the notices required under Section 12.02(a), all funds then on deposit in the Concentration Account, any Series Account, the Transferor's Account or the Trustee's Account shall continue to be held in trust for the benefit of the Certificateholders, and the Paying Agent or the Trustee shall pay such funds to the





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Certificateholders upon surrender of their Certificates pursuant to, and subject to the priorities set forth in, the applicable Supplement, as if such surrender date were on a Distribution Date (and any excess shall be paid in accordance with the terms of any Enhancement Agreement). In the event that all Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice from the Trustee, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Trustee's Account (if such Certificateholders are Investor Certificateholders) or the Transferor's Account (if any such Certificateholder is the Holder of the Transferor Certificate) held for the benefit of such Certificateholders. The Trustee and the Paying Agent shall pay to the Transferor any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Transferor, Investor Certificateholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another person.

                 SECTION 12.03. Transferor's Termination Rights. Upon the termination of the Trust pursuant to Section 12.01, the payment in full of all amounts due to the Investor Certificateholders, payment of Trustee's fees and expenses and the surrender of the Transferor Certificate, the Trustee shall assign and convey to the Holder of the Transferor Certificate or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Receivables, whether then existing or thereafter created, and all other Trust Assets, and all proceeds thereof except for amounts held in any account by the Trustee or the Paying Agent pursuant to
Section 12.02(b). The Trustee at the expense of the Transferor shall execute and deliver such instruments of transfer and assignment, in each case without recourse, representation or warranty, as shall be prepared by the Transferor for execution by the Trustee which are reasonably requested by the Transferor to vest in the Transferor all right, title and interest which the Trust had in the Receivables and all other Trust Assets.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

                 SECTION 13.01. Amendment; Waiver of Early Amortization Events. (a) This Agreement or any Supplement may be amended from time to time by the Servicer, the Transferor and the Trustee without the consent of any of the Investor Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein which may be inconsistent with any other provision herein or (iii) to add any other provisions with respect to matters or questions arising under the Agreement or any Supplement which are not inconsistent with the provisions of the Agreement or such Supplement; provided,
(A) that any amendment pursuant to clause (iii) above shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholders and provided, further, that any such action in clauses (i) through (iii) above shall not cause any adverse tax effect for any Investor Certificateholder or otherwise adversely affect the interests of any Investor Certificateholder. The Trustee may request an Officer's Certificate and Opinion of Counsel with respect to an amendment entered into pursuant to this Section 13.01(a) concerning the tax effect of any such action.

                 (b) This Agreement or any Supplement may be amended from time to time by the Servicer, the Transferor and the Trustee, with the consent of the Majority in Interest of each adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions to be made to any Certificateholder or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of such Certificateholder, (ii) change the definition of or the manner of calculating the Certificateholders' Interest or the Aggregate Certificateholders' Interest or any Investor Certificateholder's interest therein without the consent of each affected Investor Certificateholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder or (iv) cause any adverse tax effect for any Investor Certificateholder without the consent of each affected Investor Certificateholder. The Trustee may request an Officer's Certificate and Opinion of Counsel with respect to an amendment entered into pursuant to this
Section 13.01(b) concerning compliance with the requirements of this Agreement. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any

Series with respect to which such action shall not, as evidenced by an Opinion of Counsel (which counsel shall not be an employee of, or counsel for, Carolina Freight or the Transferor), addressed and delivered to the Trustee, adversely affect the interests of any Investor Certificateholder of such Series.

                 (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to Section 13.01(a)), the Trustee shall furnish written notification of the substance of such amendment to each Investor Certificateholder and each Enhancement Provider.

                 (d) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                 (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement or any Supplement which would adversely affect in any material respect the interests of any Enhancement Provider without the consent of such Enhancement Provider.

                 (f) Any supplement executed in accordance with the provisions of Section 6.09 shall not be considered an amendment to this Agreement for the purposes of this Section.

                 (g) Prior to the execution of any amendment to this Agreement or any Supplement, the Trustee and any Enhancement Provider shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement, any Supplement or otherwise.

                 SECTION 13.02. Protection of Right, Title and Interest to Trust. (a) The Servicer shall cause this Agreement, all amendments hereto and all financing statements and continuation statements and any other necessary documents covering the Certificateholders' and the Trustee's right, title and interest in and to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law to preserve and protect fully the right, title and interest of the Certificateholders and the Trustee hereunder in and to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, each document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of
Section 13.02(a).

                 (b) Within 30 days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with the terms of this Agreement seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC as in effect in the jurisdiction the law of which governs the perfection of the interest in the Trust Assets created hereunder, the Transferor shall give the Trustee notice of such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's interest in the Trust Assets and the proceeds thereof contemplated by Section 2.01 hereof.

                 (c) The Transferor and the Servicer will give the Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's interest in the Receivables and the other Trust Assets and the proceeds thereof contemplated by Section 2.01 hereof. The Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive offices within the United States of America.

                 SECTION 13.03.  Limitation on Rights of Certificateholders.
(a) The death or incapacity of any Investor Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Investor Certificateholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                 (b) No Certificateholder shall have the right to vote (except as expressly provided in this Agreement, including without limitation under
Section 11.14) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association other than for Federal, state or local income or franchise tax purposes only, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                 (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to file or otherwise institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor Certificateholder previously shall have made, and unless the Holders of Investor Certificates evidencing more than 50% of the Trust Aggregate Invested Amount shall have made, a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have failed to file or otherwise refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted, by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the holders of any of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any such Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders. For the protection and enforcement of the provisions of this Section 13.03, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity. Notwithstanding any other provision of this Pooling and Servicing Agreement, the Certificates or any Supplement, each Investor Certificateholder shall have the right to receive the payments of all amounts due hereunder, under the Certificates held by such Holder and under the Supplement relating to the Series of Certificates held by such Holder and the right to institute suit for the enforcement of any such payment without the consent of the Trustee or any other Holder.

                 (d) By its acceptance of the Transferor Certificate, the Holder thereof agrees that it will take no action with respect to such Holder's rights under the Agreement that is inconsistent with, or adverse to, the interests of the Investor
Certificateholders.

                 SECTION 13.04. Governing Law; Jurisdiction; Consent to Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 SECTION 13.05. Notices; Payments. (a) All demands, notices, instructions, directions, requests, authorizations and communications (collectively, "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of the Transferor, to Carolina Freight Funding Corporation, Highway 150 E., Cherryville, North Carolina 28021, Attention: Treasurer, (ii) in the case of the Servicer (if the Servicer is Carolina Freight) to Carolina Freight, Highway 150 E., Cherryville, North Carolina 28021, Attention: Treasurer, (iii) in the case of the Trustee, to The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Trust Officer, Corporate Trust, and (iv) in the case of the Paying Agent or the Transfer Agent and Registrar, to The First National Bank of Chicago, One North State Street, Chicago, Illinois 60602, Attention: Corporate Trust Department, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party. If the Servicer is not Carolina Freight, Notes shall be given to the Servicer at the address designated by such Servicer, with a copy to Carolina Freight at the address designated above.

                 (b) Any notice required or permitted to be mailed to an Investor Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                 (c) If the Transferor is not the Holder of the Transferor Certificate, the Holder of the Transferor Certificate shall be entitled to receive all notices which the Investor Certificateholders receive.

                 SECTION 13.06. Rule 144A Information. For so long as any of the Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Transferor, the Servicer and any Enhancement

Provider agree to cooperate with each other to provide to each Investor Certificateholder of such Series or Class and to each prospective purchaser of Investor Certificates designated by such an Investor Certificateholder, upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act (or any successor provision).

                 SECTION 13.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or of the Certificates or rights of the Certificateholders.

                 SECTION 13.08. Assignment. Notwithstanding anything to the contrary contained herein, (i) this Agreement may not be assigned by the Transferor, and (ii) except as provided in Section 8.02, this Agreement may not be assigned by the Servicer without the prior consent of the Majority in Interest of each Series.

                 SECTION 13.09. Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Certificates upon authentication thereof by the Trustee pursuant to Section
6.02 are and shall be deemed fully paid.

                 SECTION 13.10. Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments and documents required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

                 SECTION 13.11. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Servicer, the Trustee and the Transferor shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental

Authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust.

                 SECTION 13.12. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Person, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                 SECTION 13.13. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 SECTION 13.14. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

                 SECTION 13.15. Actions by Certificateholders. (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Investor Certificateholders, such action or Notice may be taken or given by any Investor Certificateholder, unless such provision requires a specific percentage of Investor Certificateholders.

                 (b) Any Notice, consent, waiver or other act by the Holder of a Certificate shall bind such Holder and every subsequent Holder of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                 SECTION 13.16. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                 SECTION 13.17. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                 SECTION 13.18. Construction of Agreement. The Transferor hereby grants to the Trustee a security interest in all of the Transferor's right, title and interest in, to and under the Receivables now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, and all other Trust Assets, and all "proceeds" thereof, to secure all the Transferor's and Servicer's obligations hereunder, including, without limitation, the Transferor's obligation to sell or transfer to the Trust all Receivables existing on the date hereof or hereafter created and transferred to the Transferor from time to time under the Receivables Purchase Agreement. This Agreement shall constitute a security agreement under applicable law.

                 IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                           CAROLINA FREIGHT FUNDING CORPORATION,
                                           Transferor

                                           By:
                                              -------------------------------
                                              Name:
                                              Title:


                                           CAROLINA FREIGHT CORPORATION,
                                             Servicer

                                           By:
                                              --------------------------------
                                              Name:
                                              Title:


                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                             Trustee

                                           By:
                                              --------------------------------
                                              Name:  Robert J. Chapman
                                              Title:  Assistant Vice President

                                                                       EXHIBIT A


                         FORM OF TRANSFEROR CERTIFICATE



                 THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH ACT.


                CAROLINA FREIGHT TRADE RECEIVABLES MASTER TRUST

                             TRANSFEROR CERTIFICATE

               THIS CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST
          IN CERTAIN ASSETS OF THE CAROLINA FREIGHT TRADE RECEIVABLES
                                  MASTER TRUST



the corpus of which consists primarily of certain receivables generated from time to time by Carolina Freight Corporation ("Carolina Freight") and purchased by Carolina Freight Funding Corporation (the "Transferor" or "CFFC"), which in turn transfers and assigns such receivables to the Carolina Freight Trade Receivables Master Trust. This certificate does not represent any recourse obligation of, and is not guaranteed by, CFFC, Carolina Freight or any Affiliate of any of them.

                 This certifies that ___________________________ is the
registered owner of the fractional undivided interest (the "Transferor Interest") in the assets of the Carolina Freight Trade Receivables Master Trust (the "Trust") not represented by the Investor Certificates pursuant to that certain Pooling and Servicing Agreement, dated December 1, 1993 (as supplemented or modified, the "Agreement"), by and among CFFC, as Transferor, Carolina Freight, as Servicer, and The First National Bank of Chicago (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

                 The corpus of the Trust consists of (i) a portfolio of receivables meeting certain eligibility requirements (the "Receivables") identified under the Agreement from time to time, (ii) funds collected or to be collected from Obligors in respect of the Receivables, (iii) all funds which are from time to time on deposit in the Concentration Account and any other account or accounts held for the benefit of Certificateholders, and (iv) all other assets and interests constituting the Trust Assets.

                 This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement, is qualified in its entirety by the terms and provisions of the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee, the Servicer and the other parties bound by the Agreement.

                 This Certificate is the Transferor Certificate, which represents an interest in the Trust, including the right to receive Collections and other amounts at the times and in the amounts specified in the Agreement to be paid to the holder of the Transferor Certificate. In addition to this Certificate, Investor Certificates are being issued to investors pursuant to the Agreement, which will represent the interests of Investor Certificateholders in the Trust. This Certificate shall not represent any interest in the Concentration Account or other account or Trust Asset except as provided in the Agreement.

                 Subject to certain conditions in the Agreement, the obligations created by the Agreement and the Trust created thereby shall terminate upon the earliest of (i) December 31, 2013 and (ii) the day following the Distribution Date on which the Aggregate Invested Amount for each Series is zero.

                 By its acceptance of this Transferor Certificate, the Holder hereof agrees that it will take no action with respect to such Holder's rights under the Agreement that is inconsistent with, or adverse to, the interests of the Investor Certificateholders.

                 Upon termination of the Trust pursuant to Article XII of the Agreement, subject to the provisions of the Agreement, payment in full of the Investor Certificateholders and the surrender of this Certificate, the Trustee shall assign and convey to the Holder of the Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Trust Assets, whether then existing or thereafter created, including the Receivables and all proceeds thereof, except for amounts held by the Trustee pursuant to subsection 12.02(b) of the Agreement. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Transferor to vest in the Transferor all right, title and interest which the Trust has in the Trust Assets.

                 Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                 IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed.


Dated:
      --------------------


                                           CAROLINA FREIGHT FUNDING CORPORATION


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:



                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This is one of the Certificates described in the within-mentioned Pooling and Servicing Agreement.


                                                   Dated:            , 1993
                                                         ------------

THE FIRST NATIONAL BANK OF CHICAGO,
not in its individual capacity but
solely as Trustee

By:                         OR
   ------------------------
        Authorized Officer


                                                   ----------------------------
                                                   Authenticating Agent for the
                                                     Trustee

                                                By:
                                                   ----------------------------
                                                          Authorized Officer

                                                                       EXHIBIT B


                     FORM OF ANNUAL SERVICER'S CERTIFICATE

           (As required to be delivered on or before March 31 of each calendar year beginning with March 31, 1994, pursuant to
              Section 3.06 of the Pooling and Servicing Agreement)


                          Carolina Freight Corporation

                    _______________________________________

                CAROLINA FREIGHT TRADE RECEIVABLES MASTER TRUST

                    _______________________________________


         The undersigned, chief financial officer of Carolina Freight Corporation ("Carolina Freight"), as Servicer, pursuant to the Pooling and Servicing Agreement, dated December 1, 1993 (as amended and supplemented, the "Agreement"), by and among CFFC, as transferor, Carolina Freight, as servicer, and The First National Bank of Chicago, as trustee, do hereby certify that:

                 1. Carolina Freight is, as of the date hereof, the Servicer under the Agreement.

                 2. The undersigned chief financial officer is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee, the Rating Agency and any Enhancement Providers.

                 3. A review of the activities of the Servicer during the calendar year ended December 31, ____, and of its performance under the Agreement was conducted under my supervision.

                 4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects all of its obligations under the Agreement throughout such year and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

                 5. The following is a description of each material default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the calendar year ended

         December 31, ___, which sets forth in detail the (a) nature of such material default, (b) the action taken by the Servicer, if any, to remedy each such material default and (c) the current status of each such default: [If applicable, insert "None."]

         Capitalized terms used but not defined herein are used as defined in the Agreement.

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Certificate this ____ day of ___________, ____.



                                        By:
                                           -----------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT C


               FORM OF CAROLINA FREIGHT COLLECTION ACCOUNT LETTER


                  (Carolina Freight Collection Account Bank)





                                  Re:  Lock Box No.
                                       Lock Box Account No.

Ladies and Gentlemen:

         We hereby notify you that we have transferred exclusive ownership and control of our lock-box number (the "Lock-Box") and the corresponding lock-box
account no.                  (the "Lock-Box Account") maintained with [Carolina
Freight Collection Account Bank] to _______________________________, as trustee for Carolina Freight Trade Receivables Master Trust, established pursuant to a pooling and servicing agreement, dated ________ __, 1993, among Carolina Freight Funding Corporation, as transferror, Carolina Freight Corporation ("Carolina Freight") as Servicer, and The First National Bank of Chicago, as trustee (the "Trustee").

         We hereby irrevocably instruct you to collect the monies, checks, instruments and other items of payment mailed to the Lock-Box and deposit into the Lock-Box Account all monies, checks, instruments and other items of payment (unless otherwise instructed by the Trustee), and to make all payments to be made by you out of or in connection with the Lock-Box Account directly to Carolina Freight Trade Receivables Master Trust Concentration Account, account
no.               , such account being in the name of the Trustee at
_________________________________________,  Attention ___________________, for
the account of the Trustee. Anything in this letter agreement to the contrary notwithstanding, we and the Trustee understand and agree that you will make the proceeds of items deposited into the Lock-Box account available for withdrawal in accordance with your applicable availability schedule(s) in effect from time to time.

         We also hereby notify you that the Trustee shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lock-Box and the Lock-Box Account, including without limitation, the right to specify when payments are to be made out of or in connection with the Lock-Box and the Lock-Box Account. The monies, checks, instruments and other items of payment mailed to the Lock-Box and the funds deposited into the Lock-Box Account will not be subject to deduction, set off, banker's lien, or any other right in favor of any person other than the Trustee; provided, however, that you may deduct from or set-off against amounts from time to time in the Lock-Box Account (i) your usual and customary costs and expenses in respect of interest on overdrafts and any return items, and your usual and customary fees and expenses associated with any such return item, overdraft and/or the maintenance of the Lock-Box Account or any related lock-box and (ii) the face amount (or portion thereof) of any check, instrument or other item which was deposited in the Lock-Box Account and which has been returned unpaid for reasons of insufficient funds or has otherwise not been collected. You hereby acknowledge and agree that all such interest costs, fees
and expenses shall be for the account of (               ) and in the event the
amounts in the Lock-Box Account are insufficient to reimburse you for the same, Carolina Freight agrees to reimburse you for such interest, costs, fees and/or expenses immediately upon you demand therefor in immediately available funds. In the event Carolina Freight fails to reimburse you as set forth above, you may so notify the Trustee and the Trustee may, but shall have no obligation to, pay the same.

         You shall not be liable to either us or the Trustee, directly or indirectly, for any damages arising out of your provision of services pursuant to this letter agreement, other than damages arising as a result of your gross negligence or willful misconduct, and in no event shall you be liable for any consequential, indirect or special damages, even if you have been advised of the possibility of such damages.

         This letter agreement is binding upon us, you and the Trustee and each of our respective successors and assigns and shall inure to the benefit of each of us and our respective successors and assigns. It supersedes all prior agreements, oral or written, with respect to the subject matter hereof and may not be modified without the prior written consent of the Trustee. This letter agreement may be terminated only as follows: (i) you may terminate this letter agreement and the Lock-Box Account at any time which is thirty (30) days or more after the date you shall have given written notice of such termination to us and the (ii) the Trustee may terminate this letter agreement and the Lock-Box Account at any time which is thirty (30) days or more after the date the Trustee shall have given written notice of such termination given to Carolina Freight and you. Notice hereunder shall be delivered to each party hereto at the address and to the attention of the person set forth below, or at such other address or to the attention of such other party as the party to be addressed may specify by written notice delivered t each other party hereto. No termination shall affect or impair any of the agreements, rights or obligations hereunder of any party with respect to any period of time prior to the date of such termination.

         This letter agreement shall be governed by and construed in accordance with the internal law of the State of ______________ and applicable federal law. This letter agreement shall become effective immediately upon being executed by all of the parties hereto.

                                        Very truly yours,


                                        CAROLINA FREIGHT CORPORATION


                                        By:
                                            ------------------
                                            Name:
                                            Title:


Acknowledged and agreed to this
            day of ___________, 1993



(Carolina Freight Collection Account Bank)


By:
     ---------------------
     Name:
     Title:

                       ACKNOWLEDGEMENT AND AUTHORIZATION

                 The First National Bank of Chicago, as trustee (the "Trustee") for the Carolina Freight Trade Receivables Master Trust, referenced in the attached letter executed by Carolina Freight Corporation and acknowledged by [Carolina Freight Collection Account Bank] and the Trustee (the "Lock-Box Notice"), hereby acknowledges the transfer of exclusive ownership and control of the "Lock-Box" and the "Lock-Box Account", in each case, as defined in and pursuant to the Lock-Box Notice. Pursuant to the second paragraph of the Lock-Box Notice, the Trustee hereby authorizes (Carolina Freight Collection Account Bank) to continue to accept instructions from Carolina Freight for the payment of funds from said Lock-Box and Lock-Box Account until the Trustee notifies (Carolina Freight Collection Account Bank) in writing to the contrary.

                                       Very truly yours,


                                       --------------------------------,
                                             as Trustee


                                       By:   --------------------
                                             Name:
                                             Title:

Agreed and Acknowledged:

(Carolina Freight Collection Account Bank)

By: ----------------------
   Name:
   Title:

                                                                  Execution Copy





                ===============================================



                     CAROLINA FREIGHT FUNDING CORPORATION,
                                   Transferor


                         CAROLINA FREIGHT CORPORATION,
                                    Servicer


                                      and

                       THE FIRST NATIONAL BANK OF CHICAGO
                                    Trustee



                            SERIES 1993-1 SUPPLEMENT
                          Dated as of December 1, 1993
                                       to

                        POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 1993


                CAROLINA FREIGHT TRADE RECEIVABLES MASTER TRUST



               =================================================

                              TABLE OF CONTENTS
                                                                        Page
                                                                        ----

                                  ARTICLE I
                  Creation of the Series 1993-1 Certificates

         SECTION 1.01.  Designation . . . . . . . . . . . . . . . . . .  1

                                  ARTICLE II

                                 Definitions

         SECTION 2.01.  Definitions . . . . . . . . . . . . . . . . . .  2

                                 ARTICLE III

                                Servicing Fee

         SECTION 3.01.  Servicing Compensation  . . . . . . . . . . . .  6

                                  ARTICLE IV

                Rights of Series 1993-1 Certificateholders and
                  Allocation and Application of Collections

         SECTION 4.01.  Establishment of Series Accounts  . . . . . . .  7
         SECTION 4.02.  Settlement Procedures . . . . . . . . . . . . .  8

                                  ARTICLE V

                         Distributions and Reports to
                       Series 1993-1 Certificateholders

         SECTION 5.01.  Distributions . . . . . . . . . . . . . . . . . 13
         SECTION 5.02.  Annual Certificateholders' Statement. . . . . . 16

                                  ARTICLE VI

                             Amortization Events

         SECTION 6.01.  Additional Early Amortization Events  . . . . . 17

                                 ARTICLE VII

                                 Termination

         SECTION 7.01.  Optional Repurchase . . . . . . . . . . . . . . 18

                                                                                                                          Page
                                                                                                                          ----


                                                             ARTICLE VIII

                                                       Miscellaneous Provisions

         SECTION 8.01.  Ratification of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 8.02.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 8.03.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 8.04.  The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19


     EXHIBIT A          Form of Investor Certificate
     EXHIBIT B          Form of Determination Date Certificate
     EXHIBIT C          Form of Daily Report

                 SERIES 1993-1 SUPPLEMENT, dated as of December 1, 1993 (the "Series Supplement"), among CAROLINA FREIGHT FUNDING CORPORATION, a North Carolina special-purpose corporation, as Transferor, CAROLINA FREIGHT CORPORATION, a North Carolina corporation, as Servicer, and THE FIRST NATIONAL BANK OF CHICAGO, as Trustee.


                 Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of December 1, 1993 (as amended and supplemented, the "Agreement"), among the Transferor, the Servicer and the Trustee, the Transferor may from time to time direct the Trustee to issue, on behalf of the Trust, one or more Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

                 Pursuant to this Series Supplement, the Transferor and the Trustee shall create a Series of Investor Certificates and specify the Principal Terms thereof.


                                   ARTICLE I

                   Creation of the Series 1993-1 Certificates

                 SECTION 1.01. Designation. (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "6.18% Trade Receivables Asset Backed Certificates, Series 1993-1".

                 (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern.

                                   ARTICLE II

                                  Definitions

                 SECTION 2.01. Definitions. (a) Whenever used in this Series Supplement the following words and phrases shall have the following meanings.

                 "Additional Early Amortization Event" shall have the meaning specified in Section 6.01.

                 "Aggregate Invested Amount" shall mean, when used with respect to any date, an amount equal to the Initial Aggregate Invested Amount minus the aggregate amount of Series 1993-1 Investor Collections received and distributed to Series 1993-1 Certificateholders as principal payments in respect of the Aggregate Invested Amount from time to time on or prior to such date; provided, however, that (a) the "Aggregate Invested Amount" shall not be reduced by any amount of Series 1993-1 Investor Collections so received and distributed if at any time such distribution of such amount of Series 1993-1 Investor Collections is rescinded or must otherwise be returned for any reason; and (b) whenever the term "Aggregate Invested Amount" appears in this Agreement without reference to reduction by (i) Cure Funds in the Reserve Account or (ii) any portion of a Partial Amortization Amount held in the Concentration Account, the "Aggregate Invested Amount" shall not be reduced by such Cure Funds or portion of a Partial Amortization Amount.

                 "Amortization Date" shall mean the last day of the 81st month following the Accounting Period during which the Closing Date shall have occurred.

                 "Certificate Rate" shall mean 6.18% per annum, calculated on the basis of a 360-day year of twelve 30-day months.

                 "Closing Date" shall mean December 28, 1993.

                 "Determination Date Certificate" shall mean with respect to each Accounting Period the certificate prepared by the Servicer, substantially in the form of Exhibit B hereto.

                 "Discount Amount" shall mean with respect to any Collection Period, an amount equal to the sum of (i) the amount of interest on the outstanding Aggregate Invested Amount at the Certificate Rate payable on the Certificates on the Distribution Date following such Collection Period, (ii) the Series Servicing Fee for such Collection Period, (iii), the Series Trustee's Fee for such Collection Period and (iv) expenses of the Trustee, not in excess of $2,500, actually incurred by the Trustee during such Collection Period; provided, that for the purpose of calculating the Loss and Dilution Reserve, the Trustee's expenses included in this clause (iv) shall be deemed to be $2,500 in each Collection Period.


                 "Early Amortization Event" shall mean any Early Amortization Event specified in Section 9.01 of the Agreement, together with any Additional Early Amortization Event specified in Section 6.01 of this Series Supplement.

                 "Early Amortization Period" shall mean an Early Amortization Period with respect to Series 1993-1.

                 "Expected Final Payment Date" shall mean the Distribution Date occurring in December, 2000.

                 "Floating Allocation Percentage" shall mean at any time the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the sum of (a) the Aggregate Invested Amount at such time (computed as if reduced by (i) the amount of Cure Funds held in the Reserve Account at such time and (ii) the amount of funds held in the Concentration Account at such time as all or a portion of the Partial Amortization Amount) plus (b) the Yield Reserve at such time plus (c) the Loss and Dilution Reserve at such time, and the denominator of which is the Net Receivables Balance at such time; provided, however, that during any Amortization Period or Partial Amortization Period, the "Floating Allocation Percentage" shall remain fixed as computed on the first day of such Amortization Period or Partial Amortization Period.

                 "Initial Aggregate Invested Amount" shall mean the aggregate initial principal amount of the Series 1993-1 Certificates, which is $60,000,000.

                 "Investor Collections" shall mean, with respect to any date, that portion of the Collection deposited to the Concentration Account or received by the Servicer on such date equal to the product of (i) the Floating Allocation Percentage on such date times (ii) the aggregate amount of such Collections.

                 "Loss and Dilution Reserve" shall mean as of any date an amount equal to the product of (a) which is (i) the sum of the Aggregate Invested Amount (computed as if reduced by (i) the amount of Cure Funds held in the Reserve Accounts at such time and (ii) the amount of funds held in the Concentration Account at such time as all or a portion of the Partial Amortization Amount) and the Yield Reserve divided by (ii) 1 minus the greater of (A) the Dynamic Loss and Dilution Reserve Percentage or (B) the Specified Loss and Dilution Percentage, such result multiplied by (b) the greater of (i) the Dynamic Loss and Dilution Reserve Percentage or (ii) the Specified Loss and Dilution Reserve Percentage.

                 "Reserve Account" shall have the meaning specified in Section 4.01(b).

                 "Revolving Period" shall mean the period beginning on the Closing Date and terminating on the earliest of (a) the close of business on the Business Day immediately preceding the Amortization Date and, (b) the close of business on the day on which any Early Amortization Event shall occur.

                 "Series Cut-Off Date" shall mean December 4, 1993.

                 "Series 1993-1" shall mean the Series of Investor Certificates, the terms of which are specified in this Series Supplement.

                 "Series 1993-1 Accounts" shall have the meaning specified in
Section 4.01(c).

                 "Series 1993-1 Certificateholders" shall mean the Holders of Series 1993-1 Certificates.

                 "Series 1993-1 Certificateholders' Interest" shall mean that portion of the Certificateholders' Interest evidenced by the Series 1993-1 Certificates.

                 "Series 1993-1 Certificates" shall mean any one of the certificates executed by the Transferor and authenticated by the Trustee, substantially in the form of Exhibit A.

                 "Series 1993-1 Investor Collections" shall mean, as of any date, (a) that portion of the Collections deposited to the Carolina Freight Collection Accounts or received by the Servicer on such date equal to the product of (i) the Floating Allocation Percentage on such date times (ii) the aggregate amount of such Collections and (b) subject to the provisions regarding such funds in Sections 4.01 and 4.02, any funds in the Reserve Account on such date and (c) the funds deposited to the Trustee's Account as payment of the Repurchase Price pursuant to Section 7.01.

                 "Series Servicing Fee" shall have the meaning specified in
Section 3.01.

                 "Series Trustee's Fee" shall mean the product of (a) the Trustee's Fee and (b) the Series Allocation Percentage.

                 "Specified Loss and Dilution Reserve Percentage" shall mean 16%; provided, that the Transferor may reduce the Specified Loss and Dilution Reserve Percentage with the consent of the Majority in Interest.

                 "Trustee Account" shall have the meaning specified in Section 4.01(a).

                 "Undivided Fractional Interest" shall mean the undivided fractional interest in the Aggregate Investor Interest evidenced by an Investor Certificate, the numerator of the fraction in such undivided fractional interest being the principal amount of such Investor Certificate at the time of determination and the denominator of such fraction being the Aggregate Invested Amount at such time.

                 "Yield Reserve" shall mean as of any date, the Turnover Rate for such date multiplied by the Discount Amount with respect to the Collection Period in which such date occurs.

                 (b) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Series Supplement or the Agreement with respect to Series 1993-1, Duff & Phelps. As used in this Series Supplement and in the Agreement with respect to Series 1993-1, "highest investment category" shall mean Duff-1 by Duff & Phelps, as applicable.

                 (c) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. Each capitalized term defined herein shall relate only to the Series 1993-1 Certificates and no other Series of Certificates issued by the Trust. The definitions in Section 2.01 are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                 (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation".

                                  ARTICLE III

                                  Servicing Fee

                 SECTION 3.01.    Servicing Compensation.

                 The portion of the Servicing Fee allocable to the Series 1993-1 Certificateholders with respect to any Distribution Date (the "Series Servicing Fee") shall be equal to one-twelfth of the product of (a) 0.25% and
(b) the Aggregate Invested Amount; provided, however, that in the case of any Servicer other than Carolina Freight or any Affiliate thereof, the Series Servicing Fee may be a higher fee, as shall be agreed to by the Trustee in its sole discretion, but in no event in excess of a per annum fee equal to the product of 0.75% and the Aggregate Invested Amount. With respect to the first Distribution Date, the Series Servicing Fee shall be $7,500.

                                   ARTICLE IV

                 Rights of Series 1993-1 Certificateholders and
                   Allocation and Application of Collections

                  SECTION 4.01.  Establishment of Series Accounts.
             (a) The Servicer, for the benefit of the Series 1993-1 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, with an Eligible Institution a segregated account accessible only by the Trustee (the "Trustee's Account"), which shall be identified as the "Trustee's Account for the Carolina Freight Trade Receivables Master Trust, Series 1993-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1993-1 Certificateholders. The Trustee's Account initially shall be established at The First National Bank of Chicago.

             (b)(i) The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, with an Eligible Institution a segregated account accessible only by the Trustee (the "Reserve Account"), which shall be identified as the "Reserve Account for the Carolina Freight Trade Receivables Master Trust, Series 1993-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1993-1 Certificateholders.

             (ii) At the direction of the Servicer (which may be a standing direction), funds on deposit in the Reserve Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 1993-1 Certificateholders. On each Distribution Date all interest and other investment earnings (net of losses and investment expenses) on funds on deposit therein shall be applied as set forth in Section 4.02 of this Series Supplement. Funds on deposit in the Reserve Account shall be invested at the written direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day next preceding the following Distribution Date. Funds deposited in the Reserve Account on a Business Day which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

             (c)(i) The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments credited to, the Trustee's Account and the Reserve Account (collectively, the "Series 1993-1 Accounts") and in all proceeds thereof. The Series 1993-1 Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Series 1993-1 Certificateholders and the Holder of the Transferor Certificate. If, at any time, any of the Series 1993-1 Accounts are held by an institution other than an Eligible Institution, the Trustee (or the Servicer on its behalf) shall within 10 Business Days establish a new Series 1993-1 Account meeting the conditions specified in paragraph (a)(i) or (b)(i) above, as applicable, and shall transfer any cash and/or any investments to such new Series 1993-1 Account. Neither the Transferor, the Servicer nor any person or entity claiming by, through or under the Transferor, the Servicer or any such person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any Series 1993-1 Account, except as expressly provided herein. Schedule 1, which is hereby incorporated into and made part of this Series Supplement, identifies each Series 1993-1 Account by setting forth the account number of each such account, the account designation of each such account and the name and location of the institution with which such account has been established. If a substitute Series 1993-1 Account is established pursuant to this Section, the Servicer shall provide to the Trustee an amended
Schedule 1, setting forth the relevant information for such substitute Series 1993-1 Account.

                (ii) Notwithstanding anything herein to the contrary, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Series 1993-1 Accounts for the purposes of carrying out the Servicer's or Trustee's duties hereunder.

                 (d) Unless otherwise agreed to in writing by the Rating Agency, at no time may greater than 10% of the outstanding principal balance of the Certificates be invested in Eligible Investments (other than obligations of the United States government) of any single entity or its Affiliates.

                 (e) Any request by the Servicer to invest funds on deposit in any Series 1993-1 Account shall be in writing and shall certify that the requested investment is an Eligible Investment which matures at or prior to the time required hereby.

                 SECTION 4.02. Settlement Procedures. (a) On each Deposit Date during each Collection Period during the Revolving Period, unless a Partial Amortization Period shall have occurred and be continuing, the Servicer shall instruct the Trustee by an Officer's Certificate (in the form of Exhibit C hereto) delivered to the Trustee by 12:00 noon New York City time, to, and the Trustee shall at such time: (i) allocate Collections received since receipt of the last such Officer's Certificate and held in the Concentration Account on such day, based on the Floating Allocation Percentage on such day (as set forth in the Officer's Certificate of the Servicer delivered pursuant to this paragraph (a)), either as Series 1993-1 Investor Collections, Collections allocable to another Series or Transferor Collections (ii) commencing on the Business Day following the Distribution Date in such Collection Period, out of such Series 1993-1 Investor Collections, allocate to, and hold in trust in the Concentration Account for the Investor Certificateholders, the Trustee and the Servicer, an amount equal to the Discount Amount for such Collection Period to the extent such amount has not been previously allocated by the Servicer, (iii) deposit the remainder of such Series 1993-1 Investor Collections to the Transferor Account to be invested in Receivables by the Transferor to extent required by the Receivables Purchase Agreement and (iv) (a) if the Transferor is the Holder of the Transferor Certificate, deposit the Transferor's Collections to the Transferor's Account or (b) if the Holder of the Transferor Certificate is a Person other than the Transferor, pay the Transferor's Collections to such Holder. On the Business Day immediately prior to the Distribution Date with respect to such Collection Period, the Servicer shall direct the Trustee to deposit to the Trustee's Account for the account of the Investor Certificateholders, the Trustee and the Servicer the amounts allocated and held in trust as described in clause (ii) of the first sentence of this Section 4.02(a); provided, however, that the Servicer shall deposit to the Trustee's Account that portion of the Discount Amount allocable to the Trustee's expenses only to the extent of expenses actually incurred by the Trustee (as certified to the Servicer in writing by the Trustee) during the Collection Period relating to such Distribution Date or remaining unpaid with respect to any prior Collection Period. The Officer's Certificate delivered by the Servicer to the Trustee pursuant to the first sentence of this Section 4.02 on the first day of each Collection Period shall set the Discount Amount for such Collection Period.

                 (b) On each Deposit Date during each Collection Period if and so long as a Partial Amortization Period shall have occurred and be continuing, and during the Amortization Period, the Servicer shall instruct the Trustee by an Officer's Certificate delivered to the Trustee by 12:00 noon New York City time, to, and the Trustee shall at that time: (i) allocate Collections received since receipt of the last such Officer's Certificate, based on the Floating Allocation Percentage for such Partial Amortization Period or the Amortization Period, as the case may be, (as set forth in the Officer's Certificate of the Servicer delivered pursuant to this paragraph (b)), either as Series 1993-1 Investor Collections, Collections allocable to another Series or as Transferor Collections, (ii) set aside and hold in trust in the Concentration Account for the Investor Certificateholders, the Trustee and the Servicer (A) during the Amortization Period, all of such Series 1993-1 Investor Collections and (B) during a Partial Amortization Period, (1) such Series 1993-1 Investor Collections up to an amount equal to the Partial Amortization Amount to the extent such amount has not been previously allocated by the Servicer and (2) an amount equal to the Discount Amount in the manner set forth in clause (a)(ii) of this Section 4.02, and (iii) (a) if the Transferor is the Holder of the Transferor Certificate, deposit to the Transferor's Account such Transferor Collections or (b) if the Holder of the Transferor Certificate is a Person other than the Transferor, pay the Transferor's Collections to such Holder. On the Business Day immediately prior to the Distribution Date with respect to such Collection Period, the Servicer shall deposit to the Trustee's Account for the account of the Investor Certificateholders, the Trustee and the Servicer (i) the amount set aside as described in clause (ii) of the first sentence of this Section 4.02(b) and (ii) the amount of Cure Funds on deposit in the Reserve Account, but not to exceed the sum of (a) the Discount Amount for such Distribution Date, (b) the Aggregate Invested Amount, in the case of the Amortization Period, and the Partial Amortization Amount, in the case of a Partial Amortization Period and
(c) the aggregate amount of other amounts owed hereunder to the Investor Certificateholders. If, on any date, the sum of the Floating Allocation Percentage and the floating allocation percentage for all other outstanding Series exceeds 100%, the aggregate of Investor Collections for all outstanding Series shall be allocated, for purposes of this Section 4.02, pro rata on the basis of the respective Series Allocation Percentages and the Trustee shall provide prompt written notice of the level of such Floating Rate Allocation Percentage to the Investor Certificateholders.

                 (c) On the Business Day prior to any Distribution Date during the Amortization Period, the Transferor may deposit to the Trustee's Account funds in an amount sufficient, when added to the amounts deposited to the Trustee's Account pursuant to the preceding sentence, to reduce the Aggregate Invested Amount to zero on such Distribution Date. Any amounts set aside pursuant to clause (ii) of the first sentence of this Section 4.02(b) and not required to be so deposited for the account of the Investor Certificateholders, the Trustee and the Servicer pursuant to the preceding sentence shall be deposited to the Transferor's Account by the Trustee as directed by the Servicer. Upon the termination of the Amortization Period, the Servicer shall instruct the Trustee to, and the Trustee shall, withdraw from the Reserve Account all remaining Cure Funds on deposit therein and deposit such funds to the Trustee's Account for use by the Paying Agent in making the distribution required under the last sentence of Section 5.01(b).

                 (d) On any Distribution Date during the Revolving Period, the Transferor may instruct the Trustee by an Officer's Certificate (which may be a standing instruction) delivered to the Trustee by noon New York City time, to, and the Trustee shall, deposit to the Transferor's Account Cure Funds held in the Reserve Account to the extent that the amount of Cure Funds released from the Reserve Account shall not cause a Partial Amortization Period to commence.

                 SECTION 4.03. Calculation of Interest. (a) The amount of interest payable with respect to the Series 1993-1 Certificates on any Distribution Date shall be an amount equal to one-twelfth of the product of (i) the Certificate Rate and (ii) the Aggregate Invested Amount (not reduced by the amount of Cure Funds held in the Reserve Account at such time) as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to Certificateholders on such preceding Distribution Date, if any); provided, however, with respect to the first Distribution Date, the amount of interest payable shall be equal to $185,400. The amount of interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

                 SECTION 4.04.  Notice to Series 1993-1 Certificateholders.
(a) The Transferor, the Servicer and the Trustee agree to provide to each Investor Certificateholder a copy of each notice, report or other document required to be delivered by the Transferor, the Servicer or the Trustee pursuant to the following sections of the Pooling and Servicing Agreement:

                 (i)      the last paragraph of Section 2.03;
                 (ii)     the last paragraph of Section 2.04;
                 (iii)    Section 2.05 (g)(i) and (ii);
                 (iv)     the last paragraph of Section 3.03;
                 (v)      Section 3.04 (h)(i);
                 (vi)     Section 3.07(b);
                 (vii)    Section 3.11;
                 (viii)   Sections 6.09(b)(i) and (iv);
                 (ix)     the last sentence of Section 9.01;
                 (x)      Section 11.07; and
                 (xi)     Section 11.17.

                 (b) The Servicer shall give written notice to such Investor Certificateholder of material changes to the Credit Policy Manual pursuant to
Section 3.04(j) of the Pooling and Servicing Agreement.

                 (c) The Trustee shall furnish to each Certificateholder a copy of each amendment made pursuant to Sections 13.01(a) or (b) of the Agreement within 10 days following the execution of such amendment.

                 SECTION 4.05 Inspection Rights; Confidentiality. (a) The Transferor shall provide to each Holder of Certificates with an aggregate principal amount representing at least 10% of the Aggregate Invested Amount access to the documentation regarding the Receivables, including the right to meet with the Transferor's auditors, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Transferor's normal security and confidentiality procedures and
(iv) at reasonably accessible offices in the continental United States designated by the Transferor.

                 (b) The Certificateholders, by their acceptance of the Series 1993-1 Certificates, agree not to disclose to any Person any information concerning the Receivables or the business or operations of the Transferor or the Servicer made available to the Certificateholders pursuant to the terms of the Agreement; provided, however, that nothing herein contained shall limit or impair the right or obligation of any Certificateholder to disclose such information: (i) to its directors, auditors, attorneys, employees, professional consultants and agents who would have access to such information in the normal course of the performance of such Person's duties, (ii) when required by any law, ordinance or governmental order, regulation, rule, policy investigation or any regulatory authority request, (iii) as may be required to any municipal, state, provincial or federal regulatory body having or claiming to have jurisdiction over the Holder or to the National Association of Insurance Commissioners or similar organizations or their successors, (iv) to use the same in connection with the enforcement of the terms and conditions of this Agreement and the Certificates, (v) which is publicly available or readily ascertainable from public sources, or which is received by any Certificateholder from a third Person who or which is not bound to keep the same confidential, (vi) in connection with any proceeding, case or matter pending (or on its fact purported to be pending) before any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity, (vii) in connection with any contemplated transfer of any of the Certificates by a Holder thereof (it being understood and agreed that any such proposed transferee shall itself agree in writing to be bound by the terms and provisions hereof), or (viii) to any other holder of the Certificates; provided further that such Person shall promptly give the Transferor prior notice of any disclosure permitted under clauses (ii), (iii) and (vi) hereof so that the Transferor may seek an appropriate protective order, unless such notice is prohibited by any law, decree, order or subpoena.

                 SECTION 4.06     Consents.

                 (a) The following actions under the Pooling and Servicing Agreement, notwithstanding any provisions therein to the contrary, are subject to the consent of the Majority in Interest:

                 (i) the adjustment by the Transferor of the level of any Concentration Limit pursuant to the definition of "Concentration Limit"; and

                 (ii) the appointment by the Trustee of a Successor Servicer pursuant to Section 10.02(a) of the Pooling and Servicing Agreement.

                 (b) The Transferor shall not, nor shall the Transferor permit any of its Affiliates to, solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Investor Certificates unless each Holder of an Investor Certificate (irrespective of the principal amount of Investor Certificates then held by it and at substantially the same time as each other Holder of an Investor Certificate) shall be informed thereof by the Transferor and shall be afforded the opportunity of considering the same and shall be supplied by the Transferor with sufficient information to enable it to make an informed decision with respect thereto and any information delivered to any other Holder of an Investor Certificate. The Transferor shall not, nor shall the Transferor permit any of its Affiliates to, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder of and Investor Certificate as consideration for or as an inducement to the entering into by such Holder of any such amendment or waiver, unless such remuneration is concurrently paid, on the same terms, ratably to all Holders of all of the Investor Certificates then outstanding, whether or not such Holders shall have consented to such waiver or amendment.

                                   ARTICLE V

                          Distributions and Reports to
                        Series 1993-1 Certificateholders

                 SECTION 5.01. Distributions. (a) During the Revolving Period, on the Distribution Date with respect to each Collection Period, if and so long as a Partial Amortization Period shall not have occurred and be continuing, the Paying

Agent shall distribute the amount of Series 1993-1 Investor Collections deposited to the Trustee's Account on such Distribution Date, in the following order of priority, in accordance with the Servicer's Determination Date Certificate, to:

                          (i) the Trustee as the accrued and unpaid Series Trustee's Fee and expenses of the Trustee, not in excess of $2,500;

                          (ii) the Servicer (if the Servicer is other than Carolina Freight) as the accrued and unpaid Series Servicing Fee;

                          (iii) the Investor Certificateholders, ratably in accordance with their respective Undivided Fractional Interests, as payment of accrued and unpaid interest for such Interest Period on the Aggregate Invested Amount (not reduced by the amount of Cure Funds held in the Reserve Account at such time) at the Certificate Rate; and

                          (iv) Trustee's accrued and unpaid expenses in excess of $2,500;

                          (v)  Service Transfer expenses incurred by a
         Successor Servicer which have not been paid by the initial Servicer;
         and

                          (vi) the Servicer (if the Servicer is Carolina Freight) as the accrued and unpaid Series Servicing Fee.

                 (b) If and so long as a Partial Amortization Period shall have occurred and be continuing, and during the Amortization Period, the Paying Agent shall distribute the amount of Series 1993-1 Investor Collections deposited to the Trustee's Account on such Distribution Date, in the following order of priority, in accordance with the Servicer's Determination Date Certificate, to:

                          (i) the Trustee as the accrued and unpaid Series Trustee's Fee and expenses of the Trustee, not in excess of $2,500;

                          (ii) the Servicer (if the Servicer is other than Carolina Freight) as the accrued and unpaid Series Servicing Fee and, if a default in payment to the Certificateholders shall have occurred, Service Transfer expenses incurred by a Successor Servicer which have not been paid by the initial Servicer;

                          (iii) the Investor Certificateholders, ratably in accordance with their respective Undivided Fractional Interests, as payment of accrued and unpaid interest for such Interest Period on the Aggregate Invested Amount (not reduced by the amount of Cure Funds held in the Reserve Account at such time) at the Certificate Rate;

                          (iv) the Investor Certificateholders, ratably in accordance with their respective Undivided Fractional Interests, in reduction (in an amount equal to the Partial Amortization Amount in connection with such Partial Amortization Period, or to zero in connection with the Amortization Period) of the Aggregate Invested Amount;

                          (v) the Investor Certificateholders in payment of all other amounts owed to them hereunder;

                          (vi)  Trustee's expenses in excess of $2,500;

                          (vii) Service Transfer expenses incurred by a Successor Servicer which have not been paid by the initial Servicer; and

                          (viii) the Servicer (if Carolina Freight) as the accrued and unpaid Series Servicing Fee for such Collection Period.

                 Upon the payment in full to the Investor Certificate-holders of the Aggregate Invested Amount, all accrued and unpaid interest thereon and all other amounts owed them hereunder, the payment in full to the Servicer of the Series Servicing Fee, and the payment in full to the Trustee of the Series Trustee's Fee, all amounts remaining on deposit in the Trustee's Account shall be distributed by the Paying Agent to the Holder of the Transferor Certificate, and all amounts, if any, remaining in the Carolina Freight Collection Accounts, the Concentration Account and the Reserve Account shall be distributed by the Trustee to the Holder of the Transferor Certificate; provided, however, that if at any time after the payment that would have otherwise resulted in such payment in full, such payment is rescinded or must otherwise be returned for any reason, effective upon such rescission or return such payment in full shall automatically be deemed, as between the Investor Certificateholders and the Transferor, never to have occurred, and the Transferor shall be required, to the extent it received any amounts under this Section 5.01(b), to remit to the Investor Certificateholders an amount equal to the rescinded or returned payment.

                 (c) Except as provided in Section 12.02 of the Agreement with respect to a final distribution, distributions to

Certificateholders hereunder shall be made by wire transfer to each Certificateholder to such account as may be designated in writing, received by the Paying Agent on or prior to the relevant Record Date, by each Certificateholder without presentation or surrender of any Certificate or the making of any notation thereon. In the absence of such timely wire transfer instructions, payment will be made by check to the address of record of the Certificateholder.

                 SECTION 5.02. Annual Certificateholders' Statement. On or before January 31 of each calendar year, beginning with January 31, 1994, the Servicer shall provide to the Paying Agent and the Paying Agent shall forward or cause to be forwarded to each Person who at any time during the preceding calendar year was a Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the Determination Date Certificates provided to Certificateholders pursuant to
Section 3.05(b) of the Agreement, aggregated for such calendar year or the applicable portion thereof during which such Person was a Certificateholder, together with other information as is required to be provided under the Internal Revenue Code and such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                                   ARTICLE VI

                              Amortization Events

                 SECTION 6.01. Additional Early Amortization Events. There are no Early Amortization Events applicable to the Series 1993-1 Certificates in addition to those specified in Section 9.01 of the Pooling and Servicing Agreement.

                                  ARTICLE VII

                                  Termination

                 SECTION 7.01. Optional Repurchase. On any Distribution Date on which the Aggregate Invested Amount is $6,000,000 or less, the Transferor shall have the option to purchase the entire Certificateholders' Interest, by depositing to the Trustee's Account on such Distribution Date in immediately available funds not later than 12:00 noon, New York City time, a purchase price (determined after giving effect to any payment of principal and interest on such Distribution Date) equal to the sum of (i) the

Aggregate Invested Amount (less the amount of funds on deposit in the Reserve Account) on such Distribution Date, plus (ii) the amount of accrued and unpaid interest on the Aggregate Invested Amount as of such Distribution Date, plus
(iii) the amount of accrued and unpaid Series Servicing Fee and Series Trustee's Fee as of such Distribution Date, plus (iv) all other amounts owing to the Investor Certificateholders hereunder (such purchase price being the "Repurchase Price"). The Transferor shall give the Servicer, the Trustee and the Investor Certificateholders at least ten days prior written notice of the date on which the Transferor intends to exercise such option to purchase. The funds deposited to the Trustee's Account as payment of the Repurchase Price shall be allocated and distributed pursuant to Article V with the other Investor Collections received during the Collection Period preceding such Distribution Date.

                                  ARTICLE VIII

                            Miscellaneous Provisions

                 SECTION 8.01. Ratification of Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

                 SECTION 8.02. Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 SECTION 8.03. GOVERNING LAW. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 SECTION 8.04. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Series Supplement, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Transferor and the Servicer.

                 IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

                                          CAROLINA FREIGHT FUNDING CORPORATION,
                                            Transferor


                                          By:
                                             --------------------------------
                                             Name:
                                             Title:


                                          CAROLINA FREIGHT CORPORATION,
                                            Servicer


                                          By:
                                             --------------------------------
                                             Name:
                                             Title:



                                          THE FIRST NATIONAL BANK OF CHICAGO,
                                            Trustee


                                          By:
                                             --------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT A

                   FORM OF SERIES 1993-1 INVESTOR CERTIFICATE


REGISTERED                                                 U.S. $_____________*

                 THIS OBLIGATION HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT

                                                         CUSIP No.__________


                                 SERIES 1993-1

                6.18% TRADE RECEIVABLES ASSET BACKED CERTIFICATE
                         THIS CERTIFICATE REPRESENTS AN
                  UNDIVIDED INTEREST IN CERTAIN ASSETS OF THE

                CAROLINA FREIGHT TRADE RECEIVABLES MASTER TRUST


the corpus of which consists primarily of certain receivables generated from time to time by Carolina Freight Carriers Corporation, G.I. Trucking Company and Red Arrow Freight Lines, Inc. (the "Originating Subsidiaries"), transferred from the Originating Subsidiaries to Carolina Freight Corporation ("Carolina Freight") and purchased by Carolina Freight Funding Corporation, a North Carolina special purpose corporation (the "Transferor") from Carolina Freight, which in turn transfers and assigns such receivables to the Carolina Freight Trade Receivables Master Trust. This certificate (the "Investor Certificate") does not represent any recourse obligation of, and is not guaranteed by, the Transferor, Carolina Freight or any Affiliate thereof

          This certifies that
                                        (the "Investor Certificateholder"), is
the registered owner of a fractional undivided interest in the assets of the Carolina Freight Trade Receivables Master Trust (the "Trust"), created pursuant to the Pooling and Servicing Agreement, dated as of


__________________________________

* Denominations of $250,000 and multiples of ($1,000) in excess thereof

December 1, 1993 (as supplemented or modified, the "Agreement"), by and among the Transferor, Carolina Freight, as Servicer (the "Servicer"), and The First National Bank of Chicago (the "Trustee"). Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual or facsimile signature, this Investor Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 Reference is hereby made to the further provisions of this Investor Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 This Investor Certificate, together with all other Investor Certificates, in each case, issued pursuant to the Agreement, represent the entire aggregate principal amount of the 6.18% Trade Receivables Asset Backed Certificates (the "Investor Certificates") issued on the Closing Date.

                 Each purchaser, by its purchase of this security, represents, acknowledges and agrees that: (1) it is purchasing "restricted" securities which have not been and will not be registered under the Securities Act; and
(2) if it should decide to dispose of any of such Securities, it will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of any of such Securities except, (A) pursuant to Rule 144A under the Securities Act, (B) to a sophisticated institutional investor that is an "accredited investor" (within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act) in a transaction not involving any general solicitation or advertising as evidenced by a certificate of the proposed transferor thereof delivered to the Trustee or
(C) pursuant to any other exemption from the registration requirements of the Securities Act in each case in accordance with any applicable state laws governing the offer or sale of securities.

                 The corpus of the Trust consists of (i) a portfolio of receivables meeting certain eligibility requirements (the "Receivables") identified under the Agreement from time to time, (ii) funds collected or to be collected from Obligors in respect of the Receivables, (iii) all funds which are from time to time on deposit in the Concentration Account and any other account or accounts held for the benefit of the Certificateholders, and (iv) all other assets and interests constituting the Trust Assets. Although a summary of certain provisions of the Agreement is set forth below, this Investor Certificate does not purport to summarize the Agreement and the applicable Supplement and is qualified in its entirety by the terms and provisions of the Agreement. Reference is made to the Agreement and the applicable

Supplement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee, the Servicer and the other parties bound by the Agreement. A copy of the Agreement may be requested by writing to the Trustee at The First National Bank of Chicago, Attention: Corporate Trust Department, at the expense of the Transferor. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

                 This Investor Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Investor Certificateholder by virtue of the acceptance hereof assents and is bound.

                 The Trust's assets are allocated in part to the Investor Certificateholders, with the remainder allocated to the Transferor, which interest is represented by the Transferor Certificate. The Investor Certificates collectively represent an undivided fractional beneficial interest in the Trust and the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates, at the times and in the amounts specified in the Agreement, of Series 1993-1 Investor Collections from time to time. The Transferor Certificate represents the interest in the Trust Assets not represented by the Investor Certificates.

                 The initial Aggregate Invested Amount on the Closing Date is $60,000,000. The Aggregate Invested Amount with respect to any date will be an amount equal to (a) the initial Invested Amount, minus (b) the amount of any distributions to the Investor Certificateholders as principal payments in respect of the Invested Amount on or prior to such date pursuant to the terms of the Agreement.

                 Interest with respect to the Investor Certificates shall be distributed to the Investor Certificateholders on each Distribution Date. Payment of any installment of interest on Investor Certificates will be made or caused to be made by the Trustee to the person in whose name such Investor Certificate is registered at the close of business on the Record Date. Payment of such interest will be made by wire transfer to a designated account maintained by the Holder, provided that such Holder has provided the Paying Agent with the wire transfer designation, in writing, received by the Paying Agent on or prior to the relevant Record Date. In the absence of such timely wire transfer instructions, payment will be made by check to the address of record of the Holder.

                 The Revolving Period under the Agreement shall terminate on the earliest to occur of the close of business on (a) the Amortization Date,
(b) the Business Day immediately preceding the day on which any Early Amortization Event shall occur, and (c) the Business Day specified for such termination by the Transferor on at least fifteen Business Days' notice, as described in the next paragraph.

                 On any Distribution Date on which the Invested Amount is $6,000,000 or less, the Transferor, upon prior written notice, may repurchase the Investor Certificateholders' entire interest in the Trust. The aggregate Purchase Price payable to the Investor Certificateholders will be equal to the Invested Amount plus accrued and unpaid interest through the date of such repurchase.

                 Payment of principal in respect of Investor Certificates will be made by transfer to an account maintained by the Holder. The final distribution on an Investor Certificate will be made after due notice by the Trustee of the pendency of such distribution and, if such Investor Certificateholder is not an insurance company or an institutional investor, only upon presentation and surrender of an Investor Certificate at the Corporate Trust Office of the Trustee.

                 The Investor Certificates do not represent an obligation of, or an interest in, the Transferor, the Servicer or any Affiliate of either of them. This Investor Certificate is limited in right of payment to certain Collections of the Receivables (and certain other amounts), all as more specifically set forth hereinabove and in the Agreement.

                 The Agreement may be amended by the Transferor, the Servicer and the Trustee, without the consent of any Investor Certificateholder, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, or (iii) to add any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement; provided, (A) that any amendment pursuant to clause (iii) above shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Investor Certificateholders and provided, further, that such action shall not cause any adverse tax effect or otherwise adversely affect the interests of such Investor Certificateholders.

                 The Agreement also may be amended by the Servicer, the Transferor and the Trustee, with the consent of the Investor Certificateholders owning a Majority in Interest of the Investor Certificates, for the purpose of adding any provisions to, chang-ing in any manner or eliminating any of the provisions of, the Agreement, or modifying in any manner the rights of the Investor Certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made to any Certificateholder without the consent of such Certificateholder, (b) change the definition of or the manner of calculating the Certificateholders' Interest or the Aggregate Certificateholders' Interest or any Investor Certificateholder's interest therein without the consent of each affected Investor Certificateholder, (c) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder or (d) cause any adverse tax effect for any Investor Certificateholder without the consent of each affected Investor Certificateholder. Any such amendment and any such consent by the holder of this Investor Certificate shall be conclusive and binding on such Investor Certificateholder and upon all future holders of this Investor Certificate and of any Investor Certificate issued in exchange hereof or in lieu hereof whether or not notation thereof is made upon this Investor Certificate.

                 The Investor Certificates are only issuable in registered form without coupons in denominations of $250,000 and integral multiples of $1,000 in excess thereof. Investor Certificates are transferable upon surrender of the Investor Certificate, and any other required documents, to an office of the Trustee, where newly executed and authenticated Investor Certificates in the name of the designated transferee will be delivered.

                 As provided in the Agreement and subject to certain limitations therein set forth, this Investor Certificate is exchangeable for new Investor Certificates evidencing a like aggregate fractional undivided interest in the Trust, as requested by the Investor Certificateholder surrendering this Investor Certificate. No service charge will be imposed for any such transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                 This Investor Certificate shall be construed in accordance with and governed by the laws of the State of New York.

                 IN WITNESS WHEREOF, the Transferor has caused this Investor Certificate to be duly executed.


                                         CAROLINA FREIGHT FUNDING
                                         CORPORATION


                                         BY:
                                             ----------------------------

                                         By:
                                             ----------------------------
                                             Name:
                                             Title:

          TRUSTEE'S CERTIFICATE OF AUTHENTICATION



  This is one of the Investor Certificates described in the within-mentioned
                                  Agreement.


                                        Dated:
                                              ------------------------------


THE FIRST NATIONAL BANK OF CHICAGO,
not in its individual capacity but
solely as Trustee



By:                        OR
   ----------------------          ---------------------------
   Authorized Signatory
                                   ---------------------------
                                   as Authenticating Agent for
                                   the Trustee


                                   By:
                                      ------------------------
                                      Authorized Officer

                                   ASSIGNMENT

                 FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto __________________________ ______________ whose taxpayer identification number is ______________________________ and whose address including postal zip code is _________________ the within Security and all rights thereunder, hereby irrevocable constituting and appointing ______________________ attorney-in-fact to transfer said Security on the books of the Trustee with full power of substitution in the premises.

                 In connection with the transfer of this Security, the undersigned holder certifies that:

                                  [CHECK ONE]

/ /  (A)                  This Security is being transferred to a "qualified
                          institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A.

/ /  (B)                  This Security is being transferred to a sophisticated
                          institutional investor which is an "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) in a transaction not involving any general solicitation or advertising.

/ /  (C)                  This Security is being transferred in compliance
                          with another exemption from registration under the Securities Act of 1933.


Dated:                                             Name:
      -------------------                                 ---------------
                                                   By:
                                                          ---------------
                                                   Title:
                                                          ---------------

                                        NOTICE: The signature of the holder of
                                        this assignment must correspond with
                                        the name as written upon the face of
                                        the within instrument in every
                                        particular, without any change
                                        whatsoever.

* If Box C is checked, the Trustee shall receive from the proposed transferee, prior to the Trustee being required to effect the transfer of this Security, a written opinion of counsel stating that such transfer is exempt from the registration requirements of the Securities Act of 1933.

                              SIGNATURE GUARANTEED


                     _____________________________________

IF NONE OF THE FOREGOING BOXES IS CHECKED, THE TRUSTEE SHALL NOT BE OBLIGATED TO REGISTER THIS SECURITY IN THE NAME OF ANY PERSON OTHER THAN THE HOLDER HEREOF UNLESS AND UNTIL THE CONDITIONS TO ANY SUCH TRANSFER OF REGISTRATION SET FORTH HEREIN, ON THE FACE HEREOF AND IN THE AGREEMENT, SHALL HAVE BEEN SATISFIED.

                                                                       EXHIBIT B



                     FORM OF DETERMINATION DATE CERTIFICATE

                                                                  Execution Copy





________________________________________________________________________________


                         RECEIVABLES PURCHASE AGREEMENT



                                    BETWEEN


                          CAROLINA FREIGHT CORPORATION

                                      AND

                      CAROLINA FREIGHT FUNDING CORPORATION




                          DATED AS OF DECEMBER 1, 1993





________________________________________________________________________________

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                                   ARTICLE I

                                  DEFINITIONS

1.1      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

1.2      Other Definitional Provisions  . . . . . . . . . . . . . . . . . .   2

1.3      Computation of Time Periods  . . . . . . . . . . . . . . . . . . .   3

                                  ARTICLE II

                       PURCHASE AND SALE OF RECEIVABLES

2.1      Purchase and Sale of Receivables . . . . . . . . . . . . . . . . .   4

2.2      Payment of Purchase Price  . . . . . . . . . . . . . . . . . . . .   4

                                  ARTICLE III

                                 THE SERVICER

3.1      Appointment of Servicer  . . . . . . . . . . . . . . . . . . . . .   5

3.2      Servicing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                  ARTICLE IV

                   COVENANTS, REPRESENTATIONS AND WARRANTIES

4.1      Representations and Warranties of the Seller . . . . . . . . . . .   5

4.2      Affirmative Covenants of the Seller  . . . . . . . . . . . . . . .   8

4.3      Negative Covenants of the Seller . . . . . . . . . . . . . . . . .   9

4.4      Obligations Unaffected . . . . . . . . . . . . . . . . . . . . . .  10

                                   ARTICLE V

                   CONDITIONS TO EFFECTIVENESS AND PURCHASES

5.1      Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

5.2      Conditions to All Purchases  . . . . . . . . . . . . . . . . . . .  12

                                                                           Page
                                                                           ----
                                  ARTICLE VI

                            EVENTS OF TERMINATION   . . . . . . . . . . . .  12


                                  ARTICLE VII

                                 MISCELLANEOUS

7.1     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . .  14

7.2      Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

7.3      Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . .  14

7.4      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .  15

7.5      Governing Law, Jurisdiction, Consent to Service of Process . . . .  16

7.6      No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . .  16

7.7      Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . .  16

7.8      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

7.9      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

7.10     Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . .  17

7.11     Construction of Agreement as Security Agreement  . . . . . . . . .  17

7.12     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SCHEDULES
- ---------

SCHEDULE 4.1(h) - Location of Chief Executive Office;
                  Location of Books and Records
EXHIBITS
- --------

EXHIBIT A - Form of Subordinated Note

         RECEIVABLES PURCHASE AGREEMENT, dated as of December 1, 1993, by and between Carolina Freight Corporation, a North Carolina corporation (in its capacity as originator of the Receivables and as seller hereunder, the "Seller"; in its capacity as servicer hereunder and under the Pooling and Servicing Agreement (as hereinafter defined) the "Servicer") and Carolina Freight Funding Corporation, a North Carolina special purpose corporation (the "Purchaser").

         WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to buy from the Seller, on the Closing Date and from time to time thereafter, all of the Seller's right, title and interest in, to and under the Receivables (as defined in the Pooling and Servicing Agreement) existing on the date hereof or thereafter created; and

         WHEREAS, Purchaser is a subsidiary of Seller and a portion of the Receivables will be transferred to the Purchaser by the Seller as a capital contribution to the Purchaser; and

         WHEREAS, pursuant to that certain Pooling and Servicing Agreement, dated of even date herewith (the "Pooling and Servicing Agreement"), among the Purchaser, the Servicer and The First National Bank of Chicago, as Trustee, the Purchaser has agreed to sell to the Trust created pursuant to the Pooling and Servicing Agreement, for the benefit of the Certificateholders referred to in the Pooling and Servicing Agreement, all of its right, title and interest in, to and under the Receivables;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         1.1 Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. In addition, the term "Agreement" means this Receivables Purchase Agreement, as the same may from time to time be amended, supplemented or otherwise modified. The following capitalized terms shall have the following meanings:


         "Early Termination" shall have the meaning specified in Article VI.

         "Effective Period" shall mean the period beginning on the Closing Date and terminating on the earliest of (a) the close of business on the Business Day on which a Termination Event occurs, (b) the close of business on the Business Day immediately preceding the day on which any Early Amortization Event shall occur and (c) the close of business on the Business Day immediately preceding the day on which the Amortization Period for the last outstanding Series begins.

         "Purchase Percentage" shall mean initially 98.5%; provided, however, that the Purchase Percentage may change from time to time, on a basis consistent with that used to establish the initial Purchase Percentage, to reflect historic loss experience of the Seller's accounts receivable portfolio and prevailing interest rates, as agreed upon by the Seller and the Purchaser.

         "Receivables" shall have the meaning specified in the Pooling and Servicing Agreement.

         "Termination Event" shall have the meaning specified in Article VI.

         1.2 Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein;

         (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control;

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" mean "from and including" and the words "to" and "until" mean "to but excluding."

                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

         2.1 Purchase and Sale of Receivables. Subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, during the Effective Period, all right, title and interest of the Seller in, to and under all Receivables now existing or hereafter created, including, without limitation, all monies-due and to become due thereunder, and all amounts received with respect thereto and all proceeds thereof.

         2.2  Payment of Purchase Price.  (a)  On the Closing Date, the
Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Seller's right, title and interest in, to and under all Receivables existing at the close of business on the Cut-Off Date for a payment consisting of (i) $60,000,000 multiplied by the Purchase Percentage plus (ii) 1000 shares of the capital stock of the Purchaser, which shall represent 100% of the outstanding capital stock of the Purchaser.

         (b) At the close of business on each Business Day during the Effective Period, the Servicer shall determine the Receivables arising since the close of business on the preceding Business Day, which Receivables shall be deemed available for purchase by the Purchaser on such day (the "Purchase Date").

         (c) The purchase price payable to the Seller for the Receivables to be purchased on any Purchase Date shall be an amount equal to the product of
(i) the Outstanding Balance of all Receivables determined pursuant to paragraph
(b) and (ii) the Purchase Percentage (such amount, the "Purchase Price").

         (d) The Purchase Price shall be paid to Seller in immediately available funds to the extent of funds available to the Purchaser after payment of all other obligations then due under the Pooling and Servicing Agreement. The excess of the Purchase Price for the Receivables transferred to the Purchaser on the Closing Date over the payment therefore set forth in clause
(a) above shall either be (i) a deemed capital contribution from the Seller to the Purchaser or (ii) a loan by the Seller to the Purchaser (a "Subordinated Loan"), evidenced by the Subordinated Note of the Purchaser substantially in the form attached hereto as Exhibit A. To the extent that funds are not sufficient to pay in full the Purchase Price payable on any Purchase Date following the Closing Date, the amount of the difference between the Purchase Price and such available funds shall be deemed to be either (x) a Subordinated Loan by the Seller to the Purchaser or

(y) a capital contribution by the Seller to the Purchaser. Any Subordinated Loan pursuant to clause (ii) or clause (x) above shall be fully subordinated to every other obligation of the Purchaser.

                                  ARTICLE III

                                  THE SERVICER

         3.1 Appointment of Servicer. (a) The Purchaser hereby appoints the Seller as its agent to service and administer the Receivables. The Seller hereby consents to such appointment and agrees to service and administer the Receivables in accordance with the terms and conditions contained herein.

         (b) The Seller agrees to perform all obligations to be performed by it as Servicer under the Pooling and Servicing Agreement and any amendment or supplement thereto and to comply with all terms, covenants and conditions applicable to the Servicer thereunder.


         3.2 Servicing Fee. In consideration for performing its function as Servicer hereunder and under the Pooling and Servicing Agreement, the Seller shall receive the Servicing Fee referred to in the Pooling and Servicing Agreement.

                                   ARTICLE IV

                   COVENANTS, REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as of the Closing Date and each Purchase Date that:

         (a) Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

         (b) Due Qualification. The Seller is duly qualified to do business and is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the Seller's ability to perform its obligations hereunder.

         (c) Due Authorization. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions provided for in this Agreement, have been duly authorized by all necessary corporate action on the part of the Seller and this Agreement and the other documents and agreements executed in connection herewith have been duly executed and delivered on behalf of the Seller.

         (d) No Conflict. The Seller's execution and delivery of this Agreement, performance of the transactions contemplated hereby, and fulfillment of the terms hereof applicable to the Seller, do not conflict with or violate any Requirements of Law applicable to the Seller or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which its properties are bound, which conflict, violation or breach would have a material adverse effect on Seller's ability to perform its obligations hereunder or on the ownership by the Trust of the Receivables.

         (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller before any Governmental Authority (i) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability, of this Agreement, the Pooling and Servicing Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Certificates, (iii) seeking any determination or ruling that is reasonably likely to materially and adversely affect the financial condition or operations of the Seller or the performance by the Seller of its obligations under this Agreement or (iv) seeking to affect adversely the income or franchise tax attributes of the Trust under the United States federal or North Carolina income or franchise tax systems.

         (f) Consents. No authorization, consent, license, order or approval of or registration or declaration with any Governmental Authority is required to be obtained, effected or given by the Seller in connection with the execution and delivery of this Agreement by the Seller or its performance of its obligations under this Agreement or the transactions contemplated hereby, except for (i) the filings of the financing statements or other documents required to have been filed on or prior to the Closing Date pursuant to Section
2.01 of the Pooling and Servicing Agreement, all of which were so filed and are in full force and effect, and (ii) the filing of any amendments, assignments or continuation statements which may become applicable pursuant to Section 2.01 of the Pooling and Servicing Agreement.

         (g) Liens. Each Receivable is owned by the Seller free and clear of any Lien except as provided for herein; and no effective financing statement or other instrument similar in effect covering any Receivable or Collections with respect thereto is on file in any recording office except such as may be filed in favor of the Purchaser and the Trustee and as otherwise provided in this Agreement and the Pooling and Servicing Agreement.

         (h) Locations. The chief place of business and chief executive office of the Seller, and the offices where the Seller keeps all its books, records and documents evidencing Receivables are located at the addresses specified in Schedule 4.1 hereto (or at such other locations, identified to the Purchaser in accordance with Sections 4.2(e) and 7.9, in jurisdictions with respect to which all applicable action required by the last two paragraphs of
Section 2.01 of the Pooling and Servicing Agreement has been taken and completed).

         (i) Information. Each certificate, report, information, exhibit, financial statement, document, book, record or report furnished by the Seller to Purchaser in connection with this Agreement is accurate in all material respects as of its date, when considered as a whole with all other such documents, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

         (j) Enforceability. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         (k) Valid Transfers. This Agreement constitutes a valid sale, transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the Receivables, whether now existing or hereafter created during the Effective Period, and the proceeds thereof.

         (l) Outstanding Balance. As of the Closing Date, the aggregate Outstanding Balance of the Receivables is at least $112,549,000.

         (m) Carolina Freight Collection Accounts. Schedule I to the Pooling and Servicing Agreement is a complete and accurate list of each Carolina Freight Collection Account as of the Closing Date.

         (n) Solvency. The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; the Seller is currently repaying all of its indebtedness as such indebtedness becomes due; and, after giving effect to the transactions contemplated by this Agreement, the Seller will have adequate capital to conduct its business.

         (o) Compliance. The Seller has complied in all material respects with all applicable Requirements of Law with respect to it, its business and properties and all Receivables sold hereunder and the Contracts related thereto.

         (p) No Rescission. Neither any Receivable sold hereunder nor the related Contract has been satisfied, subordinated or rescinded or except as disclosed in writing to the Purchaser, amended in any manner and the amounts billed under such Receivables have not, except as permitted under the Pooling and Servicing Agreement, been compromised, adjusted, extended, satisfied, subordinated, rescinded or modified.

         (q) No Payment. The Seller has no knowledge of any fact which would lead it to expect that the amount billed under any Receivable sold hereunder would not be paid in full when due.

         (r) The Seller shall not transfer or pledge the Subordinated Note to any Person.

         4.2 Affirmative Covenants of the Seller. The Seller hereby covenants that, until the termination of the Effective Period:

         (a) Compliance with Law. The Seller will comply in all material respects with all Requirements of Law applicable to it, its business and properties and the Receivables.

         (b) Preservation of Corporate Existence. Except as otherwise permitted by Section 8.02 of the Pooling and Servicing Agreement, the Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to maintain such qualification would materially adversely affect
(i) the interests of the Purchaser hereunder or in the Receivables, (ii) the collectability of any Receivable or (iii) the ability of the Seller to perform its obligations hereunder.

         (c) Keeping of Records and Books of Account. The Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

         (d) Performance and Compliance with Receivables. The Seller will at its expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it hereunder, except where the failure to so perform or comply would not have a material adverse effect on the collectability of the Receivables or Seller's ability to perform its obligations hereunder.

         (e) Location of Records. The Seller will keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Receivables related thereto (and all original documents relating thereto), at the addresses of the Seller referred to in Schedule 4.1(h) or, upon 30 days' prior written notice to the Purchaser and the Trustee, at such other locations in a jurisdiction with respect to which all action required by
Section 2.01 of the Pooling and Servicing Agreement shall have been taken and completed.

         (f) Credit Policy Manual. The Seller will comply in all material respects with the Credit Policy Manual in regard to the Receivables.

         4.3     Negative Covenants of the Seller.  The Seller will not:

         (a) Sales, Liens, Etc. Except as otherwise contemplated herein, or pursuant to or as contemplated by the Pooling and Servicing Agreement, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien, upon or with respect to, any Receivable or upon or with respect to any Carolina Freight Collection Account to which any Collections of any such Receivables are sent, or assign any right to receive income in respect thereof.

         (b) Extension or Amendment of Receivables. Except as consistent with the Credit Policy Manual or as otherwise permitted under the Pooling and Servicing Agreement, (i) extend, amend or otherwise modify the terms of any Receivable, (ii) amend, modify or waive any payment term or condition of any invoice related thereto, which extension, amendment, modification or waiver would impair the collectability or delay the payment of any then existing Receivable in a manner inconsistent with the Credit Policy Manual, or (iii) rescind or cancel any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority.

         (c) Change in Credit Policy Manual. Make any change in the Credit Policy Manual, which change would materially impair the collectability of the Receivables.

         (d) Change in Carolina Freight Collection Account Banks. Except as permitted under the Pooling and Servicing Agreement, add or terminate any bank as a Carolina Freight Collection Account Bank from those listed in Schedule I, unless the Purchaser and the Trustee shall have received notice of such addition or termination and undated executed copies of Carolina Freight Collection Account Letters to each new Carolina Freight Collection Account
Bank.

         (e) Deposits to Carolina Freight Collection Accounts. Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Carolina Freight Collection Account cash or cash proceeds other than collections of accounts receivable.

         (f) No Actions Against Obligors. Except in accordance with the Credit Policy Manual, commence or settle any legal action to enforce collection of any Receivable.

         (g) No Bankruptcy Filing Against the Purchaser or the Trust. Commence, or cause to be commenced, any case, proceeding or other action of the type described in Section VI(d) below against the Purchaser or the Trust.

         (h) Limitation on Use of Proceeds. Use any of the proceeds of any purchase hereunder to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

         (i) No Claims Against the Assets. Claim any credit on, or make any deduction from, the principal or interest payable in respect of the Certificates by reason of the payment of any taxes levied or assessed upon any part of the Trust Assets.

         4.4 Obligations Unaffected. The obligations of the Seller to the Purchaser under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable or any sale of a Receivable.

                                   ARTICLE V

                   CONDITIONS TO EFFECTIVENESS AND PURCHASES

         5.1 Closing Date. This Agreement shall become effective on December 28, 1993 or such other date agreed upon by the parties in writing (the "Closing Date") on which:

         (a) There shall have been delivered to the Purchaser a file-stamped copy of the financing statement relating to the Receivables, naming the Seller as seller/debtor, the Purchaser as purchaser/secured party that was filed on or prior to the Closing Date with the North Carolina Secretary of State.

         (b) There shall have been delivered to the Purchaser a copy of the Certificate of Incorporation of the Seller, certified as of a recent date by the Secretary of State of North Carolina.

         (c) There shall have been delivered to the Purchaser a certificate of the Secretary of State of North Carolina as to the good standing of the Seller and as to the documents on file in the office of such Secretary of State.

         (d) There shall have been delivered to the Purchaser a certificate of the Secretary or Assistant Secretary of the Seller, dated as of the Closing Date, and certifying (i) that attached thereto is a true and complete copy of the bylaws of the Seller as in effect on the date of such certification, (ii) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Seller authorizing the transactions provided for herein and the execution, delivery and performance of this Agreement and any other documents required or contemplated hereunder, (iii) that the Certificate of Incorporation of the Seller has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (c) above and (iv) as to the incumbency of the officers of the Seller executing this Agreement, and any other documents contemplated hereunder and appropriate evidence of the incumbency of such Secretary or Assistant Secretary.

         (e) There shall have been delivered to the Seller a certificate of the Secretary or Assistant Secretary of the Purchaser, dated the Closing Date, and certifying (i) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Purchaser authorizing the transactions provided for herein and the execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement and any other documents required or contemplated hereunder and (ii) as to the incumbency of the officers of the Purchaser executing this

Agreement, the Pooling and Servicing Agreement and any other documents contemplated hereunder and appropriate evidence of the incumbency of such Secretary or Assistant Secretary.

         (f) The Pooling and Servicing Agreement and all documentation to be delivered in connection therewith shall have been executed and delivered and all conditions thereto shall have been satisfied.

         (g) All legal matters incident to the execution and delivery of this Agreement and to the purchases by the Purchaser of the Receivables from the Seller shall be satisfactory to counsel for the Purchaser.

         5.2 Conditions to All Purchases. The obligation of the Purchaser to pay the Purchase Price with respect to any Receivables on any Purchase Date is subject to the following conditions precedent:

         (a) On such Purchase Date the Seller shall have complied with all of its covenants hereunder and shall have fulfilled all of its obligations hereunder; and

         (b) No Termination Event shall have occurred and then be continuing.

         The acceptance by the Seller of any payment for any Receivables shall be deemed to be a representation and warranty by the Seller as of such acceptance date as to the matters in this Section 5.2.

                                   ARTICLE VI

                             EVENTS OF TERMINATION


         If any of the following events (each herein called a "Termination Event") shall have occurred:

         (a) The Seller shall fail to pay any amount required to be paid by the Seller hereunder within three (3) Business Days after the date when due;

         (b) Any representation, warranty, certification or statement made or deemed made by the Seller in this Agreement or in any statement, record, certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made and has a material adverse effect on the Certificateholders and continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser;

         (c) The Seller shall fail to observe or perform in any material respect any covenant or agreement applicable to it contained herein (other than as specified in Section (a) or (b) of this Article VI), provided that no such failure shall constitute a Termination Event under this Section (c) unless such failure shall (i) have a material adverse effect on the Certificateholders and
(ii) continue for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser or the Trustee;

         (d) (i) The filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Seller or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Seller or for any substantial part of its property, or ordering the winding-up or liquidation of the Seller's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (ii) the commencement by the Seller of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Seller to the entry of an order for relief in an involuntary case under any such law, or the consent by the Seller to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Seller or for any substantial part of its property, or the making by the Seller of any general assignment for the benefit of creditors, or the failure by the Seller generally to pay its debts as such debts become due or the admission by the Seller in writing (as to which the Trustee shall have notice) of its inability to pay its debts generally, or the adoption by the Board of Directors of the Seller of a resolution which authorizes action by the Seller in furtherance of any of the foregoing; or

         (e) There shall have occurred an Early Amortization Event under the Pooling and Servicing Agreement;

then, so long as any of the foregoing events shall have occurred, the Effective Period shall automatically terminate without any notice, demand, protest or other requirement of any kind (any termination of the Effective Period pursuant to this Article VI is herein called an "Early Termination").

         If the Seller becomes party to (i) any voluntary bankruptcy or similar proceeding (other than as claimant) or (ii), if such proceeding is not voluntary and is not dismissed within 60 days of its institution, the Seller will cease to sell or transfer Receivables to the Purchaser and will give notice of its cessation to the Trustee.

                                  ARTICLE VII

                                 MISCELLANEOUS

         7.1 Further Assurances. The Seller agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably required or requested by the Purchaser more fully to effect the purposes of this Agreement and the sales of the Receivables hereunder, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC, or any similar law, of any applicable jurisdiction. The Seller will indicate in its computer files that the Receivables have been sold to the Purchaser.

         7.2 Payments. Each payment to be made by either of the Purchaser or the Seller hereunder shall be made on the required payment date, or on the next succeeding Business Day if the required payment date is not a Business Day, in lawful money of the United States and in immediately available funds at the office of the payee set forth below its signature hereto or to such other office as may be specified by either party in a notice to the other party hereto.

         7.3 Costs and Expenses. The Seller agrees to pay or reimburse the Purchaser for all its reasonable out-of-pocket costs and expenses incurred including, without limitation, all fees and disbursements of counsel, in connection with (a) the development, preparation, execution, delivery and administration of this Agreement or of any amendment or restatement hereof or of any waiver relating hereto, (b) the sale of the Receivables hereunder and
(c) the perfection as against all third parties whatsoever of the right, title and interest of the Purchaser and any transferee of the Purchaser in, to and under the Receivables. In addition, without limiting any other rights which the Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Purchaser from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts"), which (i) may at any time be imposed on, incurred by or asserted against the Purchaser in any way relating to or arising out of this Agreement (including any breach of the representations contained in Section 4.1(g) hereof or the transactions contemplated hereby or any action taken or omitted by the Purchaser under or in connection with any of the foregoing, (ii) would not have been imposed on, incurred by or asserted against the Purchaser but for its having purchased the Receivables hereunder or (iii) relate to the services underlying the Receivables or any act or omission to act by the Seller in respect of any Receivable, excluding, however, (a) recourse for uncollectible Receivables or
(b) any income or franchise taxes (or interest or penalties with respect thereto) incurred by the Purchaser arising out of or as a result of this Agreement or the interest conveyed hereunder in respect of any Receivable. Without in any way limiting the foregoing, except as otherwise provided in this
Section 7.3, the Seller shall pay to the Purchaser, on demand, any and all amounts necessary to indemnify the Purchaser from and against any and all Indemnified Amounts relating to or resulting from: (x) any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, any sales, gross receipts, intangible personal property, privilege or license taxes, but not including taxes imposed upon the Purchaser under the laws of the United States or any jurisdiction within the United States in which the Purchaser is organized or maintains its principal office or in which the Purchaser books this transaction; (y) any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, any taxes which may arise at any time and from time to time in the future in respect of this Agreement, the transactions contemplated hereby and the subject matter hereof and thereof; and (z) costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Seller hereunder or imposed against the Purchaser or the Seller, the property involved or otherwise. The agreements in this Section 7.3 shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder. For purposes of this Section 7.3, any reference to the Purchaser shall include any officer, director, employee, agent or affiliate thereof.

         7.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Seller and the Purchaser and their respective successors (whether by merger, consolidation or otherwise) and assigns. Except as otherwise permitted by the Pooling and Servicing Agreement, the Seller agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder without the prior written consent of the Purchaser. The Seller acknowledges that the Purchaser shall assign to the Trust, as collateral security for the Purchaser's obligations under the Pooling and Servicing Agreement, all of the Purchaser's rights, remedies, powers and privileges hereunder (including, without limitation, the right to give any notice which the Purchaser may provide to the Seller hereunder), provided that the Purchaser shall not assign or delegate any of its duties or obligations hereunder to the Trust.

         7.5     GOVERNING LAW, JURISDICTION, CONSENT TO SERVICE OF PROCESS.
(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         (b) Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (c) Consent to Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         7.6 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         7.7 Amendments and Waivers. Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in writing signed by the Purchaser and the Seller.

         7.8 Severability. If any provision hereof is void or unenforceable in any jurisdiction, such voiding or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or (ii) any other provision hereof in such or any other jurisdiction.

         7.9 Notices. Unless otherwise expressly permitted hereby, all notices, requests and demands to or upon any party hereto to be effective shall be in writing delivered by hand or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand to the address set forth below its signature hereto or such address as may be hereafter notified by it to the other party hereto, or, in the case of notice by facsimile, when telecopied to the number set forth below its signature hereto.

         7.10 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

         7.11 Construction of Agreement as Security Agreement. It is the intent of the parties that the transactions contemplated herein constitute sales of the Receivables to the Purchaser. If, however, such transactions are deemed to be loans, (i) the Seller hereby grants to the Purchaser a first priority security interest in all of the Seller's right, title and interest in and to the Receivables now existing and hereafter created, all monies due or to become due and all amounts and other proceeds received with respect thereto, to secure all the Seller's obligations hereunder, and (ii) this Agreement shall constitute a security agreement under applicable law.

         7.12 Termination. This Agreement will terminate after the Trust terminates; provided, however, that the indemnities of the Seller to the Purchaser set forth in this Agreement shall survive such termination and provided, further, that the Purchaser shall remain entitled to receive any collections on Receivables sold hereunder which have become Defaulted Receivables after it shall have completed its collection efforts in respect thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Receivables Purchase Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                        CAROLINA FREIGHT CORPORATION,
                                          as Seller


                                        By:
                                           --------------------------
                                           Name: John B. Yorke
                                           Title: Vice President



                                        CAROLINA FREIGHT FUNDING
                                           CORPORATION,
                                           as Purchaser


                                        By:
                                           --------------------------
                                           Name: Shawn W. Poole
                                           Title: President

                                                                       EXHIBIT A
                                                                          TO RPA




                      CAROLINA FREIGHT FUNDING CORPORATION


                               SUBORDINATED NOTE




DUE:  December 31, 2013
                                                                        No. 1


         CAROLINA FREIGHT FUNDING CORPORATION (the "Issuer"), for value received, hereby promises to pay to CAROLINA FREIGHT CORPORATION (the "Holder"), or its registered assigns, at its address for payments set forth in the Receivables Purchase Agreement hereinafter referred to, all principal sums which shall have been advanced from time to time under the Receivables Purchase Agreement, upon the earlier to occur of (i) December 31, 2013 or (ii) the date upon which the Aggregate Invested Amount for each series is zero (the "Stated Maturity" of said principal sum), unless earlier prepaid pursuant to the provisions for repayment referred to herein, and to pay interest (computed on the basis of a 360-day year and the actual number of days in each calendar year) on the unpaid principal sum from the date such principal sum is advanced, such interest being payable on (i) December 30, 1993 and the thirtieth day of each month thereafter and (ii) on the earlier of (1) the date of prepayment and
(2) Stated Maturity at a rate per annum equal to the Certificate Rate until the principal hereof is paid in full. The Holder shall enter on the grid attached hereto, as Attachment A, information reflecting the date and amount of each advance, the interest rate applicable thereto and the amount of any payments made hereon. Notwithstanding anything contained herein to the contrary, the principal sum hereof and all accrued interest thereon shall not exceed forty percent (40%) of the excess of the Net Receivables Balance over the Aggregate Invested Amount at any given time.

         Payments of the principal of and interest on this Subordinated Note (the "Note") will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts by check mailed to, or wire transfer in federal funds to the account of, the Holder as directed by the Holder. If any payment on this Note shall remain unpaid on the due date thereof, the same shall thereafter be payable with interest thereon (to the extent permitted by law) at the Certificate Rate, from such due date to the date of payment thereof.

         This Note is issued under the Receivables Purchase Agreement, dated as of December 1, 1993, between Issuer and Holder (the "Receivables Purchase Agreement"). This Note represents all or a portion of the Purchase Price for Receivables purchased by the Issuer pursuant to the terms of the Receivables Purchase Agreement. Each capitalized term utilized herein which is defined in the Receivables Purchase Agreement or the Pooling and Servicing Agreement, dated as of December 1, 1993, among the Issuer, as transferor, the Holder, as Servicer and The First National Bank of Chicago, as Trustee (the "Pooling and Servicing Agreement") shall have the meaning ascribed to it in the Receivables Purchase Agreement or the Pooling and Servicing Agreement, as the case may be.

         This Note is subject to prepayment in full at the option of the Issuer at any time upon three business days' prior notice to the Holder, without a premium.

         This Note is subordinate and junior in right and time of payment to all "Senior Debt" of the Issuer, which is any Indebtedness (as defined below) of the Issuer (including the 6.18% Trade Receivables Asset Backed Certificates, Series 1993-1 and any other Series of Certificates issued by the Carolina Freight Trade Receivables Master Trust), and all renewals, extensions, refinancing are refundings thereof, except any such Indebtedness that expressly provides that it is not senior or superior in right of payment hereto. "Indebtedness" is any indebtedness in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereto) and any obligations of the Issuer under the Pooling and Service Agreement, the Receivables Purchase Agreement and the Supplement.

         All scheduled payments of principal and interest in respect of Senior Debt must be paid before this Note may be paid, and all scheduled payments of principal and interest on this Note shall be payable only to the extent that the Issuer, after paying all of its accounts payable and other current expenses, has the funds to make such payments. The Issuer agrees, and the Holder by accepting this Note agrees, to the subordination provisions herein contained.

         The Holder of this Note, by its acceptance hereof, hereby covenants and agrees that it will not at any time institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

         This Note shall for purposes be governed by, and construed in accordance with, the laws of the State of North Carolina.

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually by its undersigned officer duly authorized thereunto.

Dated:  December __, 1993




                                        CAROLINA FREIGHT FUNDING
                                          CORPORATION


                                        By:
                                             -------------------
                                             Name:
                                             Title:

                                  Attachment A


             Principal         Interest          Principal            Interest
Date         Advanced            Paid              Paid                  Rate
- ----         ---------         --------          ---------            --------